Exhibit 10.1

EXECUTION VERSION

January 25, 2018

TPVG Variable Funding Company LLC

TriplePoint Venture Growth BDC Corp.

2755 Sand Hill Road, Suite 150

Menlo Park, California 94025

Attention: Sajal Srivastava

Re:	Receivables Financing Agreement dated as of February 21, 2014 (as amended, waived or otherwise modified from time to time prior to the date hereof, the “Agreement”) by and among TPVG Variable Funding Company LLC, as borrower (“Borrower”), TriplePoint Venture Growth BDC Corp., as collateral manager (“Collateral Manager”) and as sole equityholder, Portfolio Financial Servicing Company, as backup collateral manager, U.S. Bank National Association, as custodian, the Agents from time to time party thereto, the Lenders from time to time party thereto, and Deutsche Bank AG, New York Branch, as administrative agent (“Administrative Agent”).

Dear Mr. Srivastava:

Reference is made to the Agreement. Capitalized terms used but not specifically defined in this letter agreement shall have the meanings provided for such terms in the Agreement.

The Borrower and the Collateral Manager have requested that the Required Lenders, the Agents and the Administrative Agent agree to make certain amendments as set forth in this letter agreement and such parties have reviewed this request and wish to amend the Agreement as set forth herein. In consideration of the covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1.    Amendments.

(a)    As of the date of this letter agreement, the Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Agreement attached as Appendix A hereto.

(b)    As of the date of this letter agreement, the Schedules and Exhibits to the Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Schedules and Exhibits to the Agreement attached as Appendix B hereto.

2.    Conditions Precedent. This letter agreement shall become effective upon the satisfaction of the following conditions (or until such conditions are waived in writing by the Administrative Agent in its sole discretion):

(a)    the execution and delivery of this letter agreement by each party hereto;

(b)    the Administrative Agent shall have received satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this letter agreement and the consummation of the transactions contemplated hereby;

(c)    the Administrative Agent shall have received the executed legal opinion or opinions of Otterbourg P.C., counsel to the Borrower, covering authorization and enforceability of this letter agreement in form and substance acceptable to the Administrative Agent in its reasonable discretion; and

(c)    the Administrative Agent shall have received (i) a good standing certificate of the Borrower, dated on or about the date of this Amendment and (ii) a certified copy of the resolutions of the board of managers or directors for the Borrower .

3.    Agreement in Full Force and Effect. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

4.    Representations. Each of the Borrower and the Collateral Manager severally represents and warrants that all acts, filings and conditions required to be done and performed and to have happened (including, without limitation, the obtaining of necessary governmental approvals) precedent to the entering into of this letter agreement and making it the duly authorized, legal, valid and binding obligation of such party, enforceable in accordance with its terms, have been done, performed and have happened in due and strict compliance with all applicable laws.

5.    Miscellaneous.

(a)    This letter agreement may be executed in any number of counterparts, each of which, taken together, shall constitute one and the same agreement.

(b)    No amendment, modification or waiver of any provision of this letter agreement shall be effective without the written agreement of each of the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)    This letter agreement shall become effective upon the Administrative Agent’s receipt of executed counterparts from each of the other parties hereto.

(d)    THIS LETTER AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[Signature pages follow]

Very truly yours,

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent and Syndication Agent

By:	/s/ Amit Patel
Name: Amit Patel Title: Director

By:	/s/ Steven Flowers
Name: Steven Flowers
Title: Vice President

[Signature Page to Eighth Amendment to RFA]

Accepted and Agreed:

TPVG VARIABLE FUNDING COMPANY LLC,
as Borrower

By:	/s/ Andrew Olson
Name:	Andrew Olson
Title:	Chief Financial Officer

TRIPLEPOINT VENTURE GROWTH BDC CORP.,
individually, as Collateral Manager and as Equityholder

By:	/s/ Andrew Olson
Name:	Andrew Olson
Title:	Chief Financial Officer

[Signature Page to Eighth Amendment to RFA]

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Committed Lender and Agent

By:	/s/ Amit Patel
Name:	Amit Patel
Title:	Director

By:	/s/ Steven Flowers
Name:	Steven Flowers
Title:	Vice President

[Signature Page to Eighth Amendment to RFA]

KEYBANK NATIONAL ASSOCIATION,
as Committed Lender and Agent

By:	/s/ Michael J. O’Hern
Name:	Michael J. O’Hern
Title:	Senior Vice President

[Signature Page to Eighth Amendment to RFA]

EVERBANK COMMERCIAL FINANCE, INC.,
as Committed Lender and Agent

By:	/s/ Ed McGugan
Name:	Ed McGugan
Title:	Managing Director

[Signature Page to Eighth Amendment to RFA]

MUFG UNION BANK, N.A.,
as Committed Lender and Agent

By:	/s/ David Schlager
Name:	David Schlager
Title:	Director

[Signature Page to Eighth Amendment to RFA]

APPENDIX A

(See Attached)

EXECUTION VERSION

Conformed through Amendment ~~7,~~8, dated January ~~24, 2017~~25, 2018

RECEIVABLES FINANCING AGREEMENT

dated as of February 21, 2014

TPVG VARIABLE FUNDING COMPANY LLC,

as Borrower,

TRIPLEPOINT VENTURE GROWTH BDC CORP.,

individually and as Collateral Manager and as Equityholder,

PORTFOLIO FINANCIAL SERVICING COMPANY,

as Backup Collateral Manager

THE LENDERS PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Administrative Agent,

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Paying Agent,

THE OTHER AGENTS PARTIES HERETO,

and

U.S. BANK NATIONAL ASSOCIATION

as Custodian

TABLE OF CONTENTS

Page
ARTICLE I	DEFINITIONS	1

Section 1.1	Defined Terms	1

Section 1.2	Other Definitional Provisions	~~39~~42

ARTICLE II	THE FACILITY, ADVANCE PROCEDURES AND NOTES	~~40~~43

Section 2.1	Advances	~~40~~43

Section 2.2	Funding of Advances	~~40~~43

Section 2.3	Notes	~~41~~44

Section 2.4	Repayment and Prepayments	~~41~~45

Section 2.5	Defaulting Lenders	~~42~~45

Section 2.6	Replacement of Lenders	~~43~~46

Section 2.7	Extension of Revolving Period	47

ARTICLE III	YIELD, FEES, ETC.	~~44~~48

Section 3.1	Yield	~~44~~48

Section 3.2	Yield Payment Dates	~~44~~48

Section 3.3	Yield Calculation	~~44~~48

Section 3.4	Computation of Yield	~~44~~48

ARTICLE IV	PAYMENTS; TAXES	~~44~~49

Section 4.1	Making of Payments to and by the Agents	~~44~~49

Section 4.2	Due Date Extension	~~45~~49

Section 4.3	Taxes	~~45~~49

ARTICLE V	INCREASED COSTS, ETC.	~~49~~53

Section 5.1	Increased Costs	~~49~~53

i

Section 5.2	Funding Losses	~~50~~54

ARTICLE VI	EFFECTIVENESS; CONDITIONS TO ADVANCES	~~50~~54

Section 6.1	Effectiveness	~~50~~54

Section 6.2	Advances	~~52~~56

ARTICLE VII	ADMINISTRATION AND MANAGEMENT OF TRANSFERRED CONTRACTS	~~53~~57

Section 7.1	Retention and Termination of the Collateral Manager	~~53~~57

Section 7.2	Duties of the Collateral Manager	~~55~~60

Section 7.3	Representations and Warranties of the Collateral Manager	~~57~~61

Section 7.4	Covenants of the Collateral Manager	~~59~~64

Section 7.5	Collateral Manager Fee; Payment of Certain Expenses by Collateral Manager; Backup Collateral Manager Fees and Expenses	~~63~~68

Section 7.6	Compliance Certificate	~~63~~68

Section 7.7	Annual Statement as to Compliance; Notice of Collateral Manager Default	~~63~~68

Section 7.8	Audit of Transferred Contracts	~~63~~68

Section 7.9	Access to Certain Documentation and Information Regarding Contracts	~~64~~69

Section 7.10	Certain Duties and Representations of Backup Collateral Manager	~~65~~70

Section 7.11	Consequences of a Collateral Manager Default	~~66~~71

Section 7.12	Appointment of Backup Collateral Manager as Successor Collateral Manager	~~66~~71

Section 7.13	Lockbox Accounts	~~67~~72

Section 7.14	Payments in Respect of Ineligible Contracts	~~67~~72

Section 7.15	Substitution of Contracts Pursuant to Technology Exchange Option	~~68~~73

Section 7.16	Repurchase	~~68~~73

Section 7.17	Contracts Subject to Retained Interest Provisions	~~68~~73

ARTICLE VIII	ACCOUNTS; PAYMENTS	~~69~~74

Section 8.1	Borrower Accounts	~~69~~74

Section 8.2	Collateral Manager Reimbursements	~~70~~75

Section 8.3	Application of Collections	~~70~~75

Section 8.4	Additional Deposits	~~70~~75

Section 8.5	Distributions	~~71~~76

Section 8.6	Fees	~~72~~77

Section 8.7	Net Deposits	~~73~~77

ARTICLE IX	REPRESENTATIONS AND WARRANTIES	~~73~~78

Section 9.1	Organization and Good Standing	~~73~~78

Section 9.2	Due Qualification	~~73~~78

Section 9.3	Power and Authority	~~73~~78

Section 9.4	Security Interest; Binding Obligations	~~73~~78

Section 9.5	[Reserved]	~~74~~79

Section 9.6	No Violation	~~74~~79

Section 9.7	No Proceedings	~~74~~79

Section 9.8	No Consents	~~74~~79

Section 9.9	Solvency	~~75~~80

Section 9.10	Tax Treatment	~~75~~80

Section 9.11	Compliance With Laws	~~75~~80

Section 9.12	Taxes	~~75~~80

Section 9.13	Certificates	~~75~~80

Section 9.14	No Liens, Etc.	~~76~~80

Section 9.15	Purchase and Sale	~~76~~81

Section 9.16	Information True and Correct	~~76~~81

Section 9.17	ERISA Compliance	~~76~~81

Section 9.18	Financial or Other Condition	~~76~~81

Section 9.19	Investment Company Status	~~76~~81

Section 9.20	Eligible Contract Payments	~~76~~81

Section 9.21	Use of Proceeds	~~76~~81

Section 9.22	Separate Existence	~~77~~82

Section 9.23	Investments	~~77~~82

Section 9.24	Transaction Documents	~~77~~82

Section 9.25	Ownership of the Borrower	~~77~~82

Section 9.26	Anti-Terrorism, Anti-Money Laundering	~~77~~82

Section 9.27	Anti-Corruption Laws and Sanctions	83

ARTICLE X	COVENANTS	~~78~~83

Section 10.1	Protection of Security Interest of the Secured Parties	~~78~~83

Section 10.2	Other Liens or Interests	~~79~~84

Section 10.3	Costs and Expenses	~~79~~84

Section 10.4	Reporting Requirements	~~79~~84

Section 10.5	Separate Existence	~~79~~85

Section 10.6	Hedging Agreements	~~82~~88

Section 10.7	Tangible Net Worth	~~85~~90

Section 10.8	Minimum Equity	~~85~~90

Section 10.9	Stock, Merger, Consolidation, Etc.	~~85~~90

Section 10.10	Change in Name	~~85~~90

Section 10.11	Indebtedness; Guarantees	~~85~~90

Section 10.12	Limitation on Acquisitions	~~85~~90

Section 10.13	Documents	~~85~~90

Section 10.14	Preservation of Existence	~~85~~91

Section 10.15	Keeping of Records and Books of Account	~~86~~91

Section 10.16	Accounting Treatment	~~86~~91

Section 10.17	Limitation on Investments	~~86~~91

Section 10.18	Distributions	~~86~~91

Section 10.19	Performance of Borrower Assigned Agreements	~~86~~92

Section 10.20	Notice of Material Adverse Claim	~~87~~92

Section 10.21	Delivery of Original Promissory Notes	~~87~~92

Section 10.22	Further Assurances; Financing Statements	~~87~~92

Section 10.23	Risk Retention Requirements	~~88~~93

Section 10.24	Taxes	~~88~~93

Section 10.25	Future Funding Obligations	~~88~~93

Section 10.26	Compliance with Subject Laws	93

ARTICLE XI	THE BACKUP COLLATERAL MANAGER	~~88~~93

Section 11.1	Limitation on Liability of Backup Collateral Manager	~~88~~93

Section 11.2	Covenants and Representations and Warranties of the Backup Collateral Manager	~~91~~96

Section 11.3	Additional Provisions Applicable to Backup Collateral Manager	~~91~~97

ARTICLE XII	THE CUSTODIAN	~~92~~98

Section 12.1	Delivery of Contract Files; Custodian to Act as Agent	~~92~~98

Section 12.2	Contract File Certification	~~94~~100

Section 12.3	Obligations of the Custodian	~~96~~101

Section 12.4	Release of Contract Files	~~97~~102

Section 12.5	Removal or Resignation of the Custodian	~~99~~104

Section 12.6	Examination of Contract Files	~~100~~105

Section 12.7	Insurance of the Custodian	~~100~~105

Section 12.8	Representations and Warranties	~~100~~106

Section 12.9	Statements	~~101~~106

Section 12.10	No Adverse Interest of the Custodian	~~101~~106

Section 12.11	Lost Note Affidavit	~~101~~106

v

Section 12.12	Reliance of the Custodian	~~101~~107

Section 12.13	Term of Custody	~~102~~107

Section 12.14	Tax Reports	~~102~~107

Section 12.15	Transmission of Contract Files	~~102~~107

Section 12.16	Further Rights of the Custodian	~~102~~107

Section 12.17	Custodian Compensation	~~104~~110

ARTICLE XIII	GRANT OF SECURITY INTEREST	~~105~~110

Section 13.1	Borrower’s Grant of Security Interest	~~105~~110

Section 13.2	Borrower Remains Liable	~~106~~111

Section 13.3	Release of Collateral	~~106~~112

Section 13.4	Certain Remedies	~~107~~112

Section 13.5	Limitation on Duty of Administrative Agent in Respect of Collateral	~~108~~113

ARTICLE XIV	EVENTS OF DEFAULT	~~109~~114

Section 14.1	Events of Default	~~109~~114

Section 14.2	Effect of Event of Default	~~111~~116

Section 14.3	Rights Upon Event of Default	~~111~~116

ARTICLE XV	THE AGENTS	~~112~~117

Section 15.1	Appointment	~~112~~117

Section 15.2	Delegation of Duties	~~113~~118

Section 15.3	Exculpatory Provisions	~~113~~118

Section 15.4	Reliance by Agents	~~113~~118

Section 15.5	Notices	~~114~~119

Section 15.6	Non-Reliance on Agents	~~114~~119

Section 15.7	Indemnification	~~115~~120

Section 15.8	Successor Agent	~~115~~120

Section 15.9	Agents in their Individual Capacity	~~116~~121

Section 15.10	The Paying Agent	~~116~~121

ARTICLE XVI	ASSIGNMENTS	~~118~~124

Section 16.1	Restrictions on Assignments	~~118~~124

Section 16.2	Documentation	~~119~~124

Section 16.3	Rights of Assignee	~~119~~124

Section 16.4	Notice of Assignment by Lenders	~~119~~124

Section 16.5	Registration; Registration of Transfer and Exchange	~~119~~125

Section 16.6	Mutilated, Destroyed, Lost and Stolen Notes	~~120~~126

Section 16.7	Persons Deemed Owners	~~121~~126

Section 16.8	Cancellation	~~121~~126

Section 16.9	Participations; Pledge	~~121~~127

ARTICLE XVII	INDEMNIFICATION	~~122~~127

Section 17.1	Borrower Indemnity	~~122~~127

Section 17.2	Collateral Manager Indemnity	~~124~~129

Section 17.3	Contribution	~~124~~130

ARTICLE XVIII	MISCELLANEOUS	~~125~~130

Section 18.1	No Waiver; Remedies	~~125~~130

Section 18.2	Amendments, Waivers	~~125~~131

Section 18.3	Notices, Etc.	~~126~~131

Section 18.4	Costs, Expenses and Taxes	~~126~~132

Section 18.5	Binding Effect; Survival	~~127~~132

Section 18.6	Captions and Cross References	~~127~~132

Section 18.7	Severability	~~127~~132

Section 18.8	GOVERNING LAW	~~127~~133

Section 18.9	Counterparts	~~127~~133

Section 18.10	WAIVER OF JURY TRIAL	~~127~~133

Section 18.11	No Proceedings	~~128~~133

Section 18.12	Limited Recourse to the Lenders	~~128~~134

Section 18.13	ENTIRE AGREEMENT	~~128~~134

Section 18.14	Confidentiality	~~129~~134

Section 18.15	Replacement of Lenders	~~129~~135

Section 18.16	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	135

Section 18.17		136

EXHIBIT A	Form of Note
EXHIBIT B	Audit Standards
EXHIBIT C	Form of Advance Request
EXHIBIT D	Form of Compliance Certificate
EXHIBIT E	Form of Custodian Certification
EXHIBIT F-1	Request for Release
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G	Executive Officers of Custodian
EXHIBIT H	Form of Collateral Manager’s Acknowledgement
EXHIBIT I	Section 4.3 Certificate
EXHIBIT J	Required Contract Files
EXHIBIT K	Credit and Collection Policy
EXHIBIT L	Form of Borrowing Base Certificate
EXHIBIT M	Form of Joinder Agreement
EXHIBIT N	~~DowJones VentureSource Industries~~PitchBook Industry Codes

SCHEDULE 7.13	Lockbox Accounts
SCHEDULE 8.1	Borrower Accounts

ANNEX I	Notice Information
ANNEX II	Commitments

RECEIVABLES FINANCING AGREEMENT

THIS RECEIVABLES FINANCING AGREEMENT (this “Agreement”) is made and entered into as of February 21, 2014, among TPVG VARIABLE FUNDING COMPANY LLC, a Delaware limited liability company (the “Borrower”), TRIPLEPOINT VENTURE GROWTH BDC CORP., a Maryland corporation, in its individual capacity (“TPVG”) and as collateral manager (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Manager”) and as sole equityholder of the Borrower (in such capacity, the “Equityholder”), PORTFOLIO FINANCIAL SERVICING COMPANY, as Backup Collateral Manager (as hereinafter defined), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the AGENTS for the Lender Groups (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, an “Agent”), U.S. BANK NATIONAL ASSOCIATION, as Custodian (as hereinafter defined), DEUTSCHE BANK TRUST COMPANY AMERICAS, as paying agent (the “Paying Agent”) and DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein and also desires to retain the Collateral Manager, the Backup Collateral Manager and the Custodian to perform certain collateral management functions related to the Transferred Contracts (as defined herein) and the Borrower Collateral (as defined herein) on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein and the Collateral Manager, the Backup Collateral Manager and the Custodian each desire to perform certain functions related to the Transferred Contracts and the Borrower Collateral on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Account Collateral” has the meaning set forth in Section 13.1(d).

“Accrual Period” means, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Effective Date) through and including the day preceding such Distribution Date.

“Administrative Agent” has the meaning set forth in the Preamble.

“Administrative Agent Fee” means the “Administrative Agent Fee” set forth in the Administrative Agent Fee Letter.

“Administrative Agent Fee Letter” means that certain Administrative Agent Fee Letter among the Administrative Agent, the Borrower and TPVG.

“Administrative Agreement” means the Administrative Services and Premises Agreement, dated as of February 21, 2014, by and between TPVG and the Borrower (or any other agreement containing substantially similar terms and acceptable to the Lenders).

“Advance” has the meaning set forth in Section 2.1.

“Advance Date” has the meaning set forth in Section 2.1.

“Advance Rate” means 55.0%; provided that after the Maturity Date, the Advance Rate shall be 0%.

“Advance Request” has the meaning set forth in Section 2.2.

“Adverse Claim” means any claim of ownership or any Lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien or security interest, other than Permitted Liens.

“Affected Person” has the meaning set forth in Section 5.1(a).

“Affiliate” of any Person means any other Person that directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan); provided, however, for the avoidance of doubt, at no time shall TPC or any of its Affiliates be deemed to be an Affiliate of the Borrower or TPVG; provided, further, that for purposes of Section 10.12, “Affiliate” of the Borrower or TPVG shall not include any Person controlled by, or under common control with, the Borrower or TPVG as a result of any Portfolio Investment. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power:

(a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners; or

(b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” means, as to any Lender Group, the Person listed on Annex I as the “Agent” for such Lender Group, together with its respective successors and permitted assigns.

“Agented Contract” means one or more Contracts entered into by an Obligor as part of a syndicated transaction wherein (i) the Contract is originated in accordance with the Credit and Collection Policy (without regard to any contemporaneous or subsequent syndication of such Contract), (ii) if TPVG or any of its Affiliates is the agent, the Contract Files with respect thereto are delivered to the Custodian in accordance with this Agreement and, otherwise, the Contract Files are held by the related agent and (iii) the Borrower has all of the rights of a lender or lessor with respect to such Contract and the Related Security, which have been transferred to the Borrower with respect to such Contract, but none of the obligations as such obligations relate to the Retained Interest.

“Aggregate Notional Amount” means, with respect to any date of determination, an amount equal to the sum of the notional amounts or equivalent amounts of all outstanding Hedging Agreements, Replacement Hedging Agreements and Qualified Substitute Arrangements, each as of such date of determination.

“Aggregate Outstanding Principal Balance” means, with respect to any designated group of Contracts as of any date, the sum of the outstanding Principal Balances of all Contract Payments due under such Contracts as at 11:59 p.m. (New York City time) on the immediately preceding day.

“Agreement” has the meaning set forth in the Recitals.

“Alternate Base Rate” means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(a) the rate of interest announced publicly by DBNY in New York, New York, from time to time as DBNY’s base commercial lending rate; and

(b)  1⁄2 of one percent above the Federal Funds Rate.

“Alternative Rate” for any Advance means a rate per annum equal to the LIBOR Rate for such Advance or portion thereof; provided, however, that in the case of:

(a) any day on or after the first day on which a Committed Lender shall have notified the related Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Official Body asserts that it is unlawful, for such Committed Lender to fund such Advance at the Alternative Rate set forth above (and such Committed Lender shall not have subsequently notified such Agent that such circumstances no longer exist), or

(b) any period in the event the LIBOR Rate is not reasonably available to any Agent for such period,

the “Alternative Rate” shall be a floating rate per annum equal to the Alternate Base Rate in effect on each day of such Fixed Period.

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Collection Period and any amounts paid into the Collection Account under any Hedging Agreement with respect to the Accrual Period ending on the day preceding such Distribution Date, plus (b) any investment income earned on amounts on deposit in the Collection Account and the Lockbox Accounts since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date), plus (c) any Repurchase Amounts deposited in the Collection Account since the last day of the related Collection Period.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower, the Collateral Manager or any of their respective Subsidiaries are located or doing business.

“Applicable Conversion Rate” means, with respect to Euros or GBPs (x) for an actual currency exchange, the applicable currency Dollar spot rate obtained by the Collateral Manager through customary banking channels, including the Administrative Agent’s own banking facilities or (y) for all other purposes, the applicable currency Dollar spot rate that appeared in the Wall Street Journal for such currency (i) if such date is a Distribution Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Applicable Exchange Rate” means, with respect to any Contract denominated and payable in Euros or GBPs on any day, the lesser of (a) the applicable currency Dollar spot rate used by the Borrower (as determined by the Collateral Manager) to acquire such currency on the date such Contract is included in the Borrower Collateral and (b) the Applicable Conversion Rate for such currency.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person (including, without limitation, predatory and abusive lending laws, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (i) prior to the earlier to occur of (A) the Scheduled Revolving Period Termination Date and (B) the Maturity Date and, in each case, (x) the aggregate principal amount of outstanding Advances equals or exceeds 75% of the Facility Amount, 2.80% per annum for Advances (or any portion thereof), (y) the aggregate principal amount of outstanding Advances equals or exceeds 50% of the Facility Amount, 2.90% per annum for Advances (or any portion thereof) and (z) otherwise, 3.00% per annum for Advances (or any portion thereof) and (ii) on and after the end of the Revolving Period, 4.50% per annum for all Advances (or any portion thereof); provided that, during the continuation of an Unmatured Event of Default or an Event of Default, the Applicable Margin shall be increased by 2.00% over the otherwise applicable margin.

“APR” of a Contract means, in the case of a Loan, the interest rate or annual rate of finance charges used to determine periodic payments with respect to the related Contract Payment or, in the case of a Lease, the Imputed Lease Rate.

“Asset Coverage Ratio” means the ratio, determined on a consolidated basis based on the quarterly financial statements or annual financial statements, as applicable, of TPVG, without duplication, of (a) the fair market value of the total assets of TPVG and its consolidated Subsidiaries as required by, and in accordance with, GAAP and Applicable Law and any orders of the Securities and Exchange Commission issued to TPVG, to be determined by the Board of Directors of TPVG and reviewed by its auditors on a quarterly basis, less all liabilities (other than Indebtedness, including Indebtedness hereunder) of TPVG and its consolidated Subsidiaries, to (b) the aggregate amount of Indebtedness of TPVG and its consolidated Subsidiaries, in each case as determined pursuant to the Investment Company Act and any orders of the Securities and Exchange Commission issued to or with respect to TPVG thereunder, including any exemptive relief granted by the Securities and Exchange Commission with respect to the indebtedness of any SBIC Subsidiary; provided that unfunded commitments of TPVG and/or Borrower shall not be considered Indebtedness for purposes of this definition.

“Asset Quality Tests” means, collectively or individually as the case may be, the Minimum Weighted Average Spread Test, the Maximum Weighted Average Remaining Maturity Test, Maximum Weighted Average Debt-to-Valuation Test and the Minimum Weighted Average IRR Test.

“Backup Collateral Manager” means Portfolio Financial Servicing Company solely in its capacity as Backup Collateral Manager, together with its successors and permitted assigns in such capacity.

“Backup Collateral Manager Fee” has the meaning set forth in the Backup Collateral Manager Fee Letter.

“Backup Collateral Manager Fee and Expenses” has the meaning set forth in the Section 11.1(l).

“Backup Collateral Manager Fee Letter” means (a) that certain fee letter, dated as of the date hereof, among Portfolio Financial Servicing Company, as Backup Collateral Manager, the Borrower and the Collateral Manager setting forth the fees and expenses payable by the Borrower and the Collateral Manager and acknowledged by the Administrative Agent, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Administrative Agent and (b) any letter agreement(s) or schedule of fees entered into by TPVG, the Equityholder and the Borrower, with the consent of the Administrative Agent, with a substitute Backup Collateral Manager in replacement of the schedule of fees referred to in clause (a) above relating to fees payable to such substitute Backup Collateral Manager.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

“Basel III Regulation” shall mean, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any governmental authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III Regulation” shall include Part 6 of the European Union regulation on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

“Borrower” has the meaning set forth in the Preamble.

“Borrower Accounts” has the meaning set forth in Section 8.1(c).

“Borrower Assigned Agreements” has the meaning set forth in Section 13.1(c).

“Borrower Collateral” has the meaning set forth in Section 13.1.

“Borrowing Base” means, on any day, (i) the product of the Advance Rate and the lesser of (x) the Net Contracts Balance on such date and (y) the Fair Market Value on such date of all Transferred Contracts to the extent of Eligible Contract Payments minus (ii) the Excess Concentration Amount plus (iii) ~~all~~the equivalent in Dollars of the amount of principal collections on deposit in the Borrower Accounts (as determined by the Collateral Manager using the Applicable Conversion Rate).

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or Menlo Park, California are authorized or obligated by law, executive order or government decree to remain closed.

“Capped Fees/Expenses - Backup Collateral Manager” means, at any time, fees, costs and expenses due at such time (if any) to the Backup Collateral Manager under the Transaction Documents such that the aggregate amount of such fees, costs and expenses paid to the Backup Collateral Manager under the Transaction Documents in any calendar year do not exceed $25,000; provided that amounts in excess of such cap and not otherwise paid pursuant to Section 8.5 may be allocated to and charged during the following calendar year (to the extent they do not exceed the $25,000 cap for such following calendar year); provided further, that such Capped Fees/Expenses – Backup Collateral Manager shall not apply if the Backup Collateral Manager is appointed the successor Collateral Manager.

“Capped Fees/Expenses - Custodian” means, at any time, fees, costs and expenses due at such time (if any) to the Custodian under the Transaction Documents such that the aggregate amount of such fees, costs and expenses paid to the Custodian under the Transaction Documents in any calendar year do not exceed $40,000; provided that amounts in excess of such cap and not otherwise paid pursuant to Section 8.5 may be allocated to and charged during the following calendar year (to the extent they do not exceed the $40,000 cap for such following calendar year).

“Capped Fees/Expenses – Paying Agent” means, at any time, fees, costs and expenses due at such time (if any) to the Paying Agent under the Transaction Documents such that the aggregate amount of such fees, costs and expenses paid to the Paying Agent under the Transaction Documents in any calendar year do not exceed $40,000; provided that amounts in excess of such cap may be allocated to and charged during the following calendar year (to the extent they do not exceed the $40,000 cap for such following calendar year).

“Carrying Costs” means, as of any date of determination, the sum of (a) Yield on the unpaid principal amount of each Advance (or each portion thereof) outstanding as of the related Collateral Manager Report Date (as a percentage of the Facility Amount) plus (b) all unpaid amounts due and payable to each Hedge Counterparty as of the related Collateral Manager Report Date (as a percentage of the Facility Amount) plus (c) 2.00%.

“Casualty Loss” means, with respect to any item of Contract Collateral, the loss, theft, damage beyond repair or governmental condemnation or seizure of such item of Contract Collateral.

“Certification” means a certification as to each Contract, which is delivered to the Collateral Manager and the Administrative Agent by the Custodian in the form of Exhibit E.

“Change of Control” means any of the following: (a) TPVG ceases to directly own and control 100% of the outstanding equity interests of Borrower; (b) TPVG or parties designated or appointed by TPVG hereunder cease to be 100% of the managers of Borrower.

“Charged-Off Contract” means a Contract:

(a) as to which any Scheduled Contract Payment or part thereof is unpaid more than 90 days from its original due date;

(b) as to which an Insolvency Event has occurred with respect to the Obligor thereof; or

(c) any Contract not described in clauses (a) or (b) above, which, consistent with the Credit and Collection Policy, has been or should be written off the Borrower’s books as uncollectible.

“Charged-Off Ratio” means, for any Collection Period, the ratio, expressed as a percentage, of (i) the Aggregate Outstanding Principal Balance of all Contracts which first became Charged-Off Contracts during such Collection Period which are (as of the end of business on the Business Day prior to such time), or immediately prior to so becoming defaulted had been, included in the Net Contracts Balance, divided by (ii) the Aggregate Outstanding Principal Balance of all Contracts as of the last day of the prior Collection Period; provided that, the outstanding Principal Balance of a Charged-Off Contract that has been repurchased during such Collection Period in accordance with and subject to the terms of Section 6.3 of the Sale Agreement, shall not be included in the calculation of the ratio set forth in this definition for such Collection Period or for any prior Collection Period.

“Charges” means (i) all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on the Contract Payments or the related Contracts or any other property of the Borrower, the Equityholder or TPVG and (iii) any such taxes, levies, assessment, charges or claims which constitute a lien or encumbrance on any property of the Borrower, the Equityholder or TPVG.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Manager” has the meaning set forth in the Preamble or, as applicable, any successor collateral manager appointed pursuant to this Agreement.

“Collateral Manager Default” means the occurrence of any one or more of the following events:

(a) an Event of Default hereunder;

(b) any failure by the Collateral Manager to deposit or credit, or to deliver for deposit, in the Collection Account any amount required hereunder to be so deposited, credited or delivered or to make any required distributions therefrom, that shall continue unremedied for a period of two Business Days after written notice of such failure is received from the Borrower, the Custodian, the Backup Collateral Manager, an Agent or the Administrative Agent or after discovery of such failure by a Responsible Officer of the Collateral Manager;

(c) Failure on the part of the Collateral Manager duly to observe or to perform in any respect any other covenant or agreement of the Collateral Manager set forth in this Agreement which failure (i) materially and adversely affects the rights of the Borrower or the Lenders, and (ii) continues unremedied for a period of 30 days (if such failure can be remedied) after the date on which written notice of such failure shall have been given to the Collateral Manager by the Borrower or the Administrative Agent;

(d) Any representation, warranty or statement of the Collateral Manager made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made (i) which incorrect representation, warranty or statement materially and adversely affects the rights of the Lenders, and (ii) within 30 days after written notice thereof shall have been given to the Collateral Manager by the Borrower, the Custodian, the Backup Collateral Manager, an Agent or the Administrative Agent, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

(e) The occurrence of an Insolvency Event with respect to the Collateral Manager.

“Collateral Manager Fee” means, with respect to any Distribution Date, the fee payable to the Collateral Manager for services rendered during the related Collection Period, which shall be equal to one-twelfth of the product of (i) the Collateral Manager Fee Percentage multiplied by (ii) the average of (a) Aggregate Outstanding Principal Balance of the Transferred Contracts on the first day of the related Collection Period and (b) Aggregate Outstanding Principal Balance of the Transferred Contracts on the last day of the related Collection Period (provided that with respect to the first Distribution Date, such amount shall equal the product of the number of days in the first Collection Period divided by 30 and one-twelfth of the product of (i) the Collateral Manager Fee Percentage multiplied by (ii) the average of (a) Aggregate Outstanding Principal Balance of the Transferred Contracts on the Effective Date and (b) Aggregate Outstanding Principal Balance of the Transferred Contracts on the last day of the related Collection Period), plus any Collateral Manager Fee due with respect any preceding Distribution Date which was not paid on such date; provided however that, if the Backup Collateral Manager is the successor Collateral Manager, the Collateral Manager Fee shall be subject to a monthly minimum amount of $2,350.

“Collateral Manager Fee Percentage” means 1.00%, or such higher rate as may be payable at such time to a successor Collateral Manager, with the consent of the Required Lenders.

“Collateral Manager Report Date” means, with respect to any Distribution Date, the third Business Day prior to such Distribution Date.

“Collection Account” means the account designated as the Collection Account in, and which is established and maintained pursuant to, Section 8.1(a).

“Collection Account Bank” means any institution acceptable to the Administrative Agent at which the Collection Account, the Funding Account and the Security Deposit Collection Account are kept.

“Collection Period” means each calendar month and, with respect to a Collateral Manager Report Date or a Distribution Date, the corresponding period in the calendar month preceding the month in which such Collateral Manager Report Date or Distribution Date occurs (such calendar month being referred to as the “related” Collection Period with respect to such Collateral Manager Report Date or Distribution Date) or, in the case of the initial Distribution Date and Collateral Manager Report Date, the period commencing at the opening of business on the Effective Date and ending on the last day of the calendar month in which the Effective Date occurs. Any amount stated “as of the close of business of the last day of a Collection Period” shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections on the Transferred Contracts and Repurchase Amounts, and (ii) all distributions made pursuant to Section 8.5.

“Collections” means the sum of (i) all cash collections and other cash proceeds of the Contract Payments and other property constituting Borrower Collateral (including (a) security deposits to the extent withdrawn from the Security Deposit Collection Account by the Collateral Manager pursuant to Section 7.13(b) and applied as a payment on a Contract and (b) any proceeds received by the Borrower as a result of exercising any Warrant Asset at any time), (ii) all payments received by the Borrower pursuant to the Hedging Agreements entered into pursuant to Section 10.6, and (iii) the Repurchase Amount for Repurchased Contracts.

“Commercial Paper Rate” for Advances means, to the extent a Conduit Lender funds such Advances by issuing commercial paper, the sum of (i) the weighted average of the rates at which commercial paper notes of such Conduit Lender issued to fund such Advances may be sold by any placement agent or commercial paper dealer selected by such Conduit Lender, as agreed in good faith between each such agent or dealer and such Conduit Lender; provided if the rate (or rates) as agreed between any such agent or dealer and such Conduit Lender for any Advance is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum plus (ii) 0.05% per annum plus (iii) any and all reasonable costs and expenses of any issuing and paying agent or other Person responsible for the administration of such Conduit Lender’s commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper issued to fund the making or maintenance of any Advance. Each Conduit Lender shall notify the Paying Agent of its Commercial Paper Rate applicable to any Advance promptly after the determination thereof.

“Commitment” means, for each Committed Lender, (a) prior to the end of the Revolving Period, the commitment of such Committed Lender to make Advances to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Committed Lender’s name on Annex II to this Agreement (as such Annex II may be updated from time to time by the Administrative Agent in accordance with Article XVI with notice to the Paying Agent) and (b) after the end of the Revolving Period, such Committed Lender’s pro rata share of all Advances outstanding.

“Commitment Fee” means the commitment fee set forth in the Lender Fee Letter.

“Committed Lenders” means, for any Lender Group, the Persons executing this Agreement in the capacity of a “Committed Lender” for such Lender Group (or an assignment) in accordance with the terms of this Agreement.

“Compliance Certificate” means a certificate in substantially the form of Exhibit D.

“Conduit Advance Termination Date” means, with respect to a Conduit Lender, the date of the delivery by such Conduit Lender to the Borrower of written notice that such Conduit Lender elects, in its sole discretion, to permanently cease funding Advances hereunder.

“Conduit Lender” means any Person that shall become a party to this Agreement in the capacity as a “Conduit Lender” and any assignee of any of the foregoing.

“Continued Errors” has the meaning set forth in Section 11.1(g).

“Contract” means any Lease or Loan.

“Contract Collateral” means any tangible, personal or mixed property that is the subject of a Lease or that is security for a Loan together with the Related Security but excluding any Retained Interest.

“Contract File” means, with respect to each Contract, the documents specified on Exhibit J applicable to such Contract.

“Contract Payment” means, with respect to any Obligor, indebtedness of such Obligor arising under a Contract (whether constituting an account, chattel paper, a document, an instrument, a payment intangible or a general intangible), including the right to payment of any Scheduled Contract Payments, interest or finance charges and other obligations of such Obligor with respect thereto but excluding (i) any purchase option payments due or paid under a Lease upon the expiration of the scheduled term of such Lease as of such Advance Date, (ii) any Excluded Amounts due or paid thereunder, (iii) any fees collected on behalf of third parties and (iv) any related Residual or any realizations of such Residual, including scheduled payments on any Lease which become payable after the expiration of its scheduled term.

“Corporate Trust Office” means the applicable designated corporate trust office of the Custodian, specified on its signature page hereto, or such other address within the United States as it may designate from time to time by notice to the Lenders.

“Cost of Funds Rate” means, for any Accrual Period and any Lender, the rate determined as set forth below:

(a) With respect to each Conduit Lender and each day of such Accrual Period, such Conduit Lender’s Commercial Paper Rate for such day, except as otherwise provided in clauses (b) or (c) below.

(b) Except as otherwise provided in clause (d) below, if and to the extent that, and only for so long as, a Conduit Lender at any time determines in good faith that it is unable to raise or is precluded or prohibited from raising, or that it is not advisable to raise, funds through the issuance of commercial paper notes in the commercial paper market of the United States to finance its making or maintenance of its portion of any Advance or any portion thereof (which determination may be based on any allocation method employed in good faith by such Conduit Lender), including by reason of market conditions or by reason of insufficient availability under any of its Support Facilities or the downgrading of any of its Support Parties, upon notice from such Conduit Lender to the Agent for its Lender Group and the Administrative Agent, such Conduit Lender’s portion of such Advance shall bear interest at a rate per annum equal to the Alternative Rate, rather than as otherwise determined pursuant to clause (a) above.

(c) Except as otherwise provided in clause (d) below, with respect to each Committed Lender, the Alternative Rate.

(d) With respect to all Lenders, on and after the Maturity Date, the Alternate Base Rate.

“CRD” has the meaning set forth in Section 10.23(a).

“Credit and Collection Policy” means (i) with respect to the initial Collateral Manager, the credit and collection policies and practices (including underwriting parameters) relating to Contract Payments and Contracts, to be set forth as Exhibit K once the same have been approved and adopted by TPVG’s Board of Directors, as the same may thereafter be modified, amended or supplemented from time to time in compliance with Section 7.4(m) or (ii) with respect to any successor Collateral Manager, the customary credit and collection policies of such successor Collateral Manager.

“Credit-Watch List” means a list established and revised from time to time by Collateral Manager, and made available to the Lenders, that Collateral Manager uses to monitor the credit risk of certain Obligors.

“Custodial Delivery Failure” has the meaning set forth in Section 12.11.

“Custodian” means U.S. Bank National Association solely in its capacity as Custodian, together with its successors and permitted assigns in such capacity.

“Custodian Fee Letter” means that certain fee letter, dated as of the date hereof, among U.S. Bank National Association, as Custodian, the Borrower and the Collateral Manager setting forth the fees and expenses payable by the Borrower and the Collateral Manager and acknowledged by the Administrative Agent, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Administrative Agent.

“Custodian Fees and Expenses” has the meaning set forth in Section 12.17.

“DBNY” means Deutsche Bank AG, New York Branch, and its successors.

“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent, the Paying Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Servicer, the Administrative Agent, the Paying Agent or any other Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, (iv) has failed, within one Business Day after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund Advances under this Agreement, or (v) has (or has a parent company that has) become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Deferrable Contract” means a Contract (other than a Product 6 Contract) that by its terms permits the deferral or capitalization of payment of accrued, unpaid interest (exclusive of any contractual end-of-term payment).

“Delinquency Ratio” means, for any Collection Period, the ratio, expressed as a percentage, of (i) the Aggregate Outstanding Principal Balance of all Contracts which are Delinquent Contracts during such Collection Period and which are (as of the end of business on the Business Day prior to such time), or immediately prior to so becoming delinquent had been, included in the Net Contracts Balance divided by (ii) the Aggregate Outstanding Principal Balance of all Contracts as of the last day of the prior Collection Period; provided that, the outstanding Principal Balance of a Delinquent Contract that has been repurchased during such Collection Period in accordance with and subject to the terms of Section 6.3 of the Sale Agreement, shall not be included in the calculation of the ratio set forth in this definition for such Collection Period or for any prior Collection Period.

“Delinquent Contract” means a Contract as to which any Scheduled Contract Payment or part thereof is unpaid more than 31 days from its original due date.

“Discounted Present Value” means, as of any date of determination, for all Contracts evidencing Leases, the present value of all Scheduled Contract Payments to become due subsequent to the second day of the current calendar month and on or prior to the end of the original term thereof in accordance with the provisions of such Contract, determined by discounting all such Scheduled Contract Payments from the Distribution Date in the month immediately following the month in which such Scheduled Contract Payments are to become due to the current Distribution Date by using the Imputed Lease Rate.

“Distribution Date” means (i) the 15th day of each calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day, commencing April, 2014 and (ii) the Maturity Date.

“Dollar(s)” and the sign “$” mean lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning set forth in Section 6.1.

“Eligible Account” means (i) a segregated trust account or (ii) a segregated direct deposit account, in each case, maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least “A-1” by Standard & Poor’s and “P-1” by Moody’s. In either case, such depository institution or trust company shall have been approved by the Administrative Agent, acting in its reasonable discretion, by written notice to the Collateral Manager. Notwithstanding the foregoing, DBNY, Deutsche Bank Trust Company Americas and U.S. Bank National Association are deemed to be an acceptable depository institution to the Administrative Agent.

“Eligible Contract” at any time of determination means a Transferred Contract under which all Scheduled Contract Payments are then Eligible Contract Payments (excluding Excluded Contract Payments).

“Eligible Contract Payment” means, as of any date, a Contract Payment:

(a) which is a Scheduled Contract Payment only denominated and payable in ~~Dollars~~an Eligible Currency;

(b) which arises under a Contract which is (or if an Agented Contract, TPVG’s or the Equityholder’s (and, as assignee, the Borrower’s) undivided interest therein is) both legally and beneficially owned by the Borrower free and clear of all Adverse Claims and is not subject to dispute, any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning the Contract therefor or otherwise and which consists of a lien on the related Contract Collateral, subject to Permitted Liens;

(c) which arises under a Contract which was originated by TPVG in the ordinary course of business (or if an Agented Contract, entered into by syndication) or acquired by TPVG and sold to the Borrower under the Sale Agreement and which represents a bona fide indebtedness of the Obligor;

(d) which arises under a Contract (i) which is not a Delinquent Contract, (ii) which is not nor has ever been a Charged-Off Contract and (iii) which, if it was previously a Delinquent Contract, has been current in payment for at least three months since the date such Contract Payment was no longer a Delinquent Contract;

(e) which does not arise from a transaction for which any additional performance by TPVG the Equityholder or the Borrower, or acceptance by or other act of the Obligor thereunder, remains to be performed as a condition to any payments under the related Contract then included as Scheduled Contract Payments;

(f) as to which the representations and warranties set forth in Article IV of the Sale Agreement are true and correct in all respects as of the related Advance Date;

(g) which was, and which arises under a Contract which is, originated in accordance with, and satisfies in all material respects all applicable requirements of, the Credit and Collection Policy, or, if such Contract was acquired by TPVG, such Contract satisfies in all material respects all applicable requirements of the Credit and Collection Policy;

(h) which represents, and which arises under a Contract which represents, the genuine, legal, valid and binding obligation of the Obligor thereunder enforceable by the holder thereof in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally and general equitable principles, whether applied in a proceeding at law or in equity;

(i) which is entitled to be paid pursuant to the terms of the related Contract;

(j) which does not, and which arises under a Contract which does not, contravene in any material respect any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the related Contract is in violation of any such law, rule or regulation that would reasonably be expected to have a material adverse effect on the collectibility, value or payment terms of such Contract Payment or such Contract, and with respect to which the proceeds thereof will not be used to finance activities within the marijuana industry, nor any other industry which is illegal under Federal law at the time of acquisition of such Contract;

(k) with respect to which, and which arises under a Contract with respect to which, no proceedings or investigations are pending or threatened before any Official Body (i) asserting the invalidity of such Contract Payment or the Contract, (ii) seeking payment of such Contract Payment or payment and performance of such Contract or (iii) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Contract Payment or such Contract;

(l) with respect to which the Obligor thereunder is not, to the knowledge of the Borrower, the Collateral Manager, or TPVG unable to make payment of its obligations when due;

(m) if the related Contract constitutes “chattel paper” within the meaning of the UCC (i) as enacted in the jurisdiction in which the Borrower is located and where the Custodian takes possession thereof and (ii) also as enacted in the jurisdiction in which

TPVG is located then, in each such case, there is only one original chattel paper copy of such Contract (including any note or instrument) in existence, which original has been stamped with the notation “original copy” and delivered to the Custodian as contemplated under Section 12.1, and with any counterpart copies marked as such;

(n) with respect to which the Obligor thereunder, or the agent under an Agented Contract, has been instructed to make payment of its obligations thereunder solely and directly to a Lockbox Account (either directly or through the Funds-Transfer system);

(o) with respect to which, and which arises under a Contract with respect to which, all material consents, licenses, approvals or authorizations of, or registrations with, any Official Body required to be obtained, effected or given in connection with the creation of such Contract Payment or the Contract therefor have been duly obtained, effected or given and are in full force and effect;

(p) which, together with the related Contract, is not subject to any provision prohibiting or otherwise restricting the assignment or transfer thereof, or the granting of a security interest therein (except for such consents which have been obtained prior to the related Advance Date and restrictions on assignment or transfer of such Contract Payment or related Contract to competitors of the Obligor thereunder, which in any event do not restrict the transfer to the Borrower or any transfer to the Administrative Agent and the Lenders hereunder);

(q) which, in the case of a Lease Contract Payment, arises under a Contract constituting a lease no portion of which has been rejected or terminated, and is not subject to early termination (other than an early termination in connection with the Technology Exchange Option or an early termination which requires the related Obligor to pay an amount at least equal to the related Aggregate Outstanding Principal Balance with respect to such Lease), rejection or non-assumption;

(r) which arises under a Contract the terms of which prohibit substitution of the related Contract Collateral (other than substitution in connection with the Technology Exchange Option);

(s) which arises under a Contract which is not subject to prepayment (other than prepayment in connection with the Technology Exchange Option or prepayment which requires the related Obligor to pay an amount at least equal to the related Aggregate Outstanding Principal Balance with respect to such Contract);

(t) which arises under a Contract that requires Scheduled Contract Payments to be made on a regular monthly basis once such Scheduled Contract Payments commence;

(u) with respect to which the related Contract File is complete in accordance with the Credit and Collection Policy and has been delivered to the Custodian as contemplated under Section 12.1;

(v) in respect of which such Contract Payment and related Contract and Related Security, the Administrative Agent, for the benefit of the Secured Parties, has a valid and perfected first priority security interest (including, in the case of any Contract other than a Lease, an equipment loan, a revolving inventory loan or a revolving accounts receivable loan, an “all assets” lien), in the Obligor’s assets, free and clear of all Adverse Claims in favor of any other Person, other than Permitted Liens;

(w) the related Contract Collateral is subject to a UCC filing against the applicable Obligor in the appropriate jurisdiction, or, if not located in a UCC jurisdiction, is subject to all relevant liens, charges, pledges and debentures which are required to secure the related Contract Collateral in such jurisdiction;

(x) which any applicable taxes, including transfer taxes, and securities laws in connection with the transfer of such Contract Payment and related Contract have been paid and complied with, respectively;

(y) which arises under a Contract (other than a Contract relating to a facility secured by inventory or receivables) which has an original term to maturity of no more than 60 months;

(z) which, if arising under a Contract in which any Scheduled Contract Payment for such Contract does not include a component allocable to the repayment of principal of such Contract, such Contract does not permit such “interest only” Scheduled Contract Payments for more than 48 months;

(aa) with respect to which any related Contract Collateral or other Related Security is required to be insured by the applicable Obligor, consistent with the Credit and Collection Policy;

(bb) which arises under a Contract which does not by its terms permit any Contract Payment to be converted into or exchanged for equity capital of the related Obligor at the Obligor’s option;

(cc) for which all information on the Schedule of Contracts attached to the Advance Request delivered to the Paying Agent and the Administrative Agent with respect to such Contract Payment and the related Contract is true and correct and does not omit to state any material fact thereon;

(dd) which, if arising under a Lease and if the Contract Collateral leased or financed under such Lease is of the type for which title is represented by a certificate of title (A) such Lease is not a True Lease, or (B) the Borrower has been named as the owner of such Contract Collateral on the certificate of title representing title to such Contract Collateral;

(ee) which, if arising under a Lease and if all or substantially all of the Contract Collateral leased or financed by the Obligor thereunder is software, neither the lessor nor the lessee under such Lease (i) own such software, or (ii) have been granted an exclusive license to use such software;

(ff) which, if arising under a Lease, such Lease constitutes a Finance Lease or a True Lease;

(gg) which, if arising under a Lease, such Lease provides that, upon written confirmation of acceptance of the Contract Collateral leased or financed under such Lease (if such confirmation is required under the terms of the related Contract and, otherwise, upon execution of the Contract by the related Obligor), it is a non-cancelable, “hell or high water” obligation of such Obligor and requires such Obligor to make all payments of Scheduled Contract Payments thereunder regardless of the condition of the related Contract Collateral;

(hh) which arises under a Contract for which the written confirmation of acceptance of the Contract Collateral described in clause (gg) above has been received;

(ii) which, if arising under a Lease, such Lease does not constitute a “consumer lease” within the meaning of Article 2A of the UCC in any jurisdiction where such Article 2A has been adopted and governs the construction thereof;

(jj) which, if arising under a Lease, the related Contract Collateral has not, and, under the terms of the related Contract, may not, be used by the Obligor in any manner or for any purpose which would result in any material risk of liability being imposed upon TPVG, the Borrower, the Lenders or the Agents under any federal, state, local or foreign laws, common laws, statutes, codes, ordinances, rules, regulations, permits, judgments, agreements or orders related to or addressing the environment, health or safety;

(kk) which, if arising under a Lease, in the event of a Casualty Loss, the related Obligor, at such Obligor’s expense, has the option either to (1) replace the related Contract Collateral with property of the same or better model, type, manufacturer and configuration, or (2) pay an amount at least equal to the related Aggregate Outstanding Principal Balance with respect to such Lease;

(ll) which, if arising under a Lease, such Lease does not allow any purchase option under such Lease to be performed unless and until all Scheduled Contract Payments due, or to become due, under such Lease have been paid in full in cash or the related Obligor pays an amount at least equal to the related Aggregate Outstanding Principal Balance with respect to such Lease or the collateral securing such Lease has been exchanged under the Technology Exchange Option offered by the Borrower, the Equityholder and TPC to certain Obligors;

(mm) which is not a Contract that is primarily secured by real property;

(nn) with respect to which the Obligor thereunder has a consolidated debt-to-equity ratio (as determined by the Collateral Manager but taking into account only equity capital actually raised to date plus the undrawn committed capital of such Obligor on such date, and including all debt of such Obligor that is senior to or pari passu to the debt owed to the Borrower) not greater than 1:1;

(oo) which, if arising under a Contract consisting of a master agreement and related schedules, either (i) the Borrower, the Equityholder, TPC or their Affiliates shall have funded against all loans and/or leases identified on all such schedules and all such loans and/or leases shall constitute Borrower Collateral under this Agreement or (ii) (A) no Contract Collateral securing any loans and/or leases funded by the Borrower shall be included as part of the collateral securing any loans and/or leases funded by any other Person or (B) an intercreditor agreement in form and substance satisfactory to the Administrative Agent shall be in effect no later than the later to occur of the date such Contract was acquired by the Borrower, between the Borrower and each other lessor and/or lender with respect to any such loans and/or leases not funded by the Borrower hereunder;

(pp) which arises under a Contract that contains provisions customary to similar financing agreements for the Contract Collateral to enable TPVG (or its assignees, including the Borrower and the Administrative Agent) to realize against the Contract Collateral related thereto (to the extent such Contract Collateral secures or supports the payment of the Contract), including provisions that the lessor or lender party providing the financing thereunder, as applicable, may accelerate all remaining Contract Payments if the Obligor is in default under any of its obligations under such Contract;

(qq) which, if arising under an Agented Contract:

(i) the related Contract (A) shall include a note purchase or similar agreement containing provisions relating to the appointment and duties of an agent and intercreditor provisions consistent with the Credit and Collection Policy and (B) is duly authorized, fully and properly executed and is the valid, binding and unconditional payment obligation of the Obligor thereof;

(ii) an intercreditor agreement shall be in effect with the Borrower and each other lessor and/or lender under such Contract;

(iii) if the entity serving as the agent of the security for all indebtedness of the Obligor issued under the related Contract has changed from the time of the origination of the Contract or from the time it became part of the Borrower Collateral, all appropriate assignments of the agent’s rights in and to the collateral on behalf of the holders of indebtedness of the Obligor under such facility have been executed and filed or recorded as appropriate at such time;

(iv) all required notifications, if any, have been given to the agent and any other parties required by the Contract of, and all required consents, if any, have been obtained with respect to, TPVG’s and the Equityholder’s sale of such Contract and TPVG’s and the Equityholder’s right, title and interest in the Related Security to the Borrower and the Administrative Agent’s security interest therein on behalf of the Secured Parties;

(v) the right to control the actions of, and replace the agent of the Obligor’s indebtedness under, the facility is to be exercised by at least a majority in interest of all holders of such indebtedness; and

(vi) all indebtedness of the Obligor of the same priority within each facility is cross-defaulted, the Related Security securing such indebtedness is held by the agent for the benefit of all holders of such indebtedness and all holders of such indebtedness (i) have an undivided pari passu interest in the collateral securing such indebtedness, (ii) share in the proceeds of the sale or other disposition of such collateral on a pro rata basis, except as permitted under clause (g) of the definition of “Excess Concentration Amount”, and (iii) may transfer or assign their right, title and interest in the Related Security;

(rr) which does not arise under a True Lease where title to the related Contract Collateral is retained by a broker or other third party (other than the agent in the case of an Agented Contract);

(ss) which, if arising under a Lease, such Lease does not contain any ongoing funding or other obligations of TPVG thereunder (other than the obligation to not interfere with the Obligor’s rights of quiet enjoyment);

(tt) which arises under a Contract that, if such Contract was originated by TPVG or any of its Affiliates, then on the day such Eligible Contract was originated it was designated as ‘Clear (1)’ or ‘White (2)’ by TPVG on its Credit-Watch List;

(uu) which does not arise under a Contract that has been designated as ‘Red (5)’ by TPVG on its Credit-Watch List;

(vv) which was documented under TPVG’s standard form loan and security agreement or standard lease agreement and other required agreements (as reviewed and approved by the Administrative Agent) or are substantially in the same form, substance & content of such approved standard documents;

(ww) for which the Obligor thereof is (1) not an Affiliate of TPVG or the Borrower and (2) is not a governmental authority;

(xx) with respect to which, as of the date such Contract is included as an Eligible Contract, (1) there was no default, breach, violation or event of acceleration existing under the Contract and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration and (2) for which the Obligor thereunder was not the subject of any Insolvency Event;

(yy) with respect to which, as of the date such Contract is included as an Eligible Contract, all parties to the Contract and any related security documents had legal capacity to execute the Loan and any other document and each Loan or other document have been duly executed by such parties;

(zz) if arising under a Materially Modified Contract, the Obligor thereon has made at least 3 consecutive timely payments (subject, in each case, to a grace period not to exceed ten (10) calendar days);

(aaa) as to which, the Obligor thereon is a TPC Growth Stage Company;

(bbb) with respect to which, to the extent multiple Contracts shall be originated by the Borrower or the Equityholder (or an Affiliate thereof) to such Obligor, whether funded hereunder, such Contracts shall contain standard cross-collateralization and cross-default provisions;

(ccc) if arising under a Deferrable Contract, such Contract has a required cash pay interest component that is greater than 50% of the total interest rate of such Contract; and

(ddd) is not a Contract pursuant to which any future advances or payments may be required to be made by the Borrower.

“Eligible Currency” means Dollars, GBPs and Euros.

“Eligible Jurisdiction” means the U.S., the United Kingdom, Israel, Germany, Switzerland, Singapore, the Cayman Islands, Cyprus, Canada, France, Hong Kong, Mauritius, the Netherlands, Australia, China and India, or any other country approved by the Administrative Agent in its sole discretion.

“Enterprise Software” means the industry code ~~1400(b)~~6050a as set forth in Exhibit N, as determined, in the reasonable discretion of the Collateral Manager, as of the date of determination.

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Official Bodies, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

“Errors” has the meaning set forth in Section 11.1(g).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro ”, “Euros”, “euro” and “€” mean the lawful currency of the member states of the European Union that have adopted and retain the single currency in accordance with the treaty establishing the European Community, as amended from time to time; provided, that if any member state or states ceases to have such single currency as its lawful currency (such member state(s) being the “Exiting State(s)”), such term shall mean the single currency adopted and retained as the lawful currency of the remaining member states and shall not include any successor currency introduced by the Exiting State(s).

“Event of Default” means any of the events described in Section 14.1.

“Exception Report” has the meaning set forth in Section 12.2.

“Exceptions” has the meaning set forth in Section 12.2.

“Excess Concentration Amount” means, as of the related Advance Date and after giving effect to any Contracts to be sold to or acquired by the Borrower on such day, and on each Distribution Date, the sum of the following amounts:

(a) the excess, if any, of the Aggregate Outstanding Principal Balance of the Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by the five Obligors with the highest Principal Balances at such time over 45% of the Net Contracts Balance of all Transferred Contracts;

(b) the sum of the excesses, for all Transferred Contracts, of the Aggregate Outstanding Principal Balance of the Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by the Obligor with the highest Principal Balances at such time over 10% of the Net Contracts Balance of all Transferred Contracts;

(c) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with (i) Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in the Industry with the highest Aggregate Outstanding Principal Balance over 35% of the Net Contracts Balance of all Transferred Contracts, (ii) Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in the Industry with the second highest Aggregate Outstanding Principal Balance over 20% of the Net Contracts Balance of all Transferred Contracts; provided that if the Software Industry has the second highest Aggregate Outstanding Principal Balance, then the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in the Software Industry may be up to 25% of the Net Contracts Balance of all Transferred Contracts; provided, further, that the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in each of the SaaS and Enterprise Software sub-categories of the Software Industry may not exceed 15% of the Net Contracts Balance of all Transferred Contracts, ~~and (ii~~(iii) Eligible Contract Payments (excluding Excluded Contract Payments) owing by

Obligors in any other Industry over 15% of the Net Contracts Balance of all Transferred Contracts, and (iv) Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in any single Industry measured at the 1000 level over 65% of the Net Contracts Balance of all Transferred Contracts;

(d) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with (i) Eligible Contract Payments (excluding Excluded Contract Payments) related to all Obligors who are domiciled in an Eligible Jurisdiction other than the U.S. or are organized in an Eligible Jurisdiction other than the U.S. over ~~20~~25% of the Net Contracts Balance of all Transferred Contracts and (ii) Eligible Contract Payments (excluding Excluded Contract Payments) related to all Obligors who are domiciled in an Eligible Jurisdiction other than the U.S., the United Kingdom or Germany or are organized in an Eligible Jurisdiction other than the U.S., United Kingdom or Germany over 10% of the Net Contracts Balance of all Transferred Contracts;

(e) the excess, if any, of the Aggregate Outstanding Principal Balance of all Agented Contracts (other than TriplePoint Agented Contracts) with Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors for which TPVG and its Affiliates fail to either (i) individually or collectively hold greater than 50% of the voting interest in such Contract, (ii) hold a minority blocking interest against all material consents, amendments, waivers or approvals thereunder or (iii) hold enforcing lender rights over 10% of the Net Contracts Balance of all Transferred Contracts;

(f) without duplication of clause (c)(i) above, the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in the Healthcare Industry over 35% of the Net Contracts Balance of all Transferred Contracts;

(g) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are Deferrable Contracts (and are not Excluded Deferrable Contracts) over 15% of the Net Contracts Balance of all Transferred Contracts;

(h) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) that permit “interest only” Scheduled Contract Payments more than 24 months from the date of origination thereof over 33% of the Net Contracts Balance of all Transferred Contracts;

(i) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) that are Product 4 Contracts over 25% of the Net Contracts Balance of all Transferred Contracts;

(j) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) that are Product 5 Contracts over ~~6.7~~15% of the Net Contracts Balance of all Transferred Contracts;

(k) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) that are Product 6 Contracts over 33% of the Net Contracts Balance of all Transferred Contracts;

~~(k)~~(l) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) that are denominated in an Eligible Currency other than Dollars over 10% of the Net Contracts Balance of all Transferred Contracts; and

~~(l)~~(m) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors that are Affiliates of TPC, the Borrower or TPVG.

“Excluded Amounts” means any amounts relating to diligence, legal, facility, tax, filing, insurance, maintenance and ancillary products and services.

“Excluded Contract Payments” means all Eligible Contract Payments described in clause (ddd) of the definition thereof, until such time as such Eligible Contract Payments meet the requirements set forth in clauses (a) through (ccc) thereof, as applicable.

“Excluded Deferrable Contract” means a Deferrable Contract that either (a) has a required cash pay interest component that is greater than 60% of the total interest rate of such Contract or (b) has a required cash pay interest component equal to or greater than 9.00%.

“Excluded Taxes” has the meaning set forth in Section 4.3(e)(vii).

“Extending Lender Group” has the meaning set forth in Section 2.7(a).

“Extension Request” has the meaning set forth in Section 2.7(a).

“Executive Officer” means, with respect to the Borrower, the Collateral Manager or TPVG, the Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer of such Person, with respect to the Custodian, the individuals listed on Exhibit G, and, with respect to any other Person, the President, Chief Financial Officer or any Vice President.

“Facility Amount” means (a) prior to the end of the Revolving Period, $~~200,000,000~~210,000,000 and (b) thereafter, the Advances outstanding.

“Fair Market Value” means, with respect to each Contract, the least of (a) the outstanding Principal Balance of such Contract and (b) if such Contract has been reduced in value below the outstanding Principal Balance thereof (other than as a result of the allocation of a portion of the outstanding Principal Balance to Warrant Assets), the value of such Contract as required by, and in accordance with, the 1940 Act, as amended, and any orders of the SEC issued to the Collateral Manager, to be determined by the Board of Directors of the Collateral Manager and reviewed by its auditors.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any period, a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Paying Agent from three federal funds brokers of recognized standing selected by it.

“Fees” has the meaning set forth in Section 8.6.

“Finance Lease” means a Lease whereby TPVG is deemed to have made a loan to the Obligor, which loan is secured by the Obligor’s ownership interest in the related Contract Collateral, and the lease or installment payments thereon represent repayment on such Loan.

“Fitch” means Fitch, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.

“Fixed Rate Contract” means any Contract that bears a fixed rate of interest.

“Funded Equity” means, at any time of determination, (i) the Net Contracts Balance on such date plus (ii) all principal collections on deposit in the Collection Account minus (iii) the sum of the principal of all Advances then outstanding under this Agreement.

“Funding Account” means the account designated as the Funding Account in, and which is established and maintained pursuant to, Section 8.1(a).

“GAAP” means generally accepted accounting principles in the United States, which are applicable to the circumstances as of any date of determination.

“GBP” means the lawful currency for the time being of the United Kingdom.

“Growth Capital Loan” means a Loan duly executed and delivered by an Obligor to the Borrower in order to finance any business operations and general corporate activities, and, in each case, which is secured by a Lien on substantially all assets of such Obligor.

“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. §172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Healthcare Industry” means the aggregate of industry codes ~~2100, 2200, 2300, 2400~~5010, 5020, 5030, 5040 and ~~2500~~5050 as set forth in Exhibit N, as determined, in the reasonable discretion of the Collateral Manager, as of the date of determination.

“Hedge Breakage Costs” means, with respect to each Hedge Counterparty upon the early termination of any Hedge Transaction with such Hedge Counterparty, the net amount, if any, payable by the Borrower to such Hedge Counterparty for the early termination of that Hedge Transaction or any portion thereof.

“Hedge Counterparty” means (a) DBNY, (b) Key Bank National Association and (c) any other entity that (i) on the date of entering into any Hedge Transaction (x) is an interest rate swap dealer that has been approved in writing by the Required Lenders (which approval shall not be unreasonably withheld, delayed or conditioned), and (y) has a long-term unsecured debt rating of not less than “A” by Standard & Poor’s, not less than “A2” by Moody’s and not less than “A” by Fitch (if such entity is rated by Fitch) (the “Long-term Rating Requirement”) and a short-term unsecured debt rating of not less than “A-1” by Standard & Poor’s, not less than “P-1” by Moody’s and not less than “Fl” by Fitch (if such entity is rated by Fitch) (the “Short-term Rating Requirement”), and (ii) in a Hedging Agreement (x) consents to the assignment hereunder of the Borrower’s rights under the Hedging Agreement to the Administrative Agent on behalf of the Secured Parties and (y) agrees that in the event that Moody’s, Standard & Poor’s or Fitch reduces its long-term unsecured debt rating below the Long-term Rating Requirement or reduces it short-term debt rating below the Short-term Rating Requirement, it shall either collateralize its obligations in a manner satisfactory to the Administrative Agent, or transfer its rights and obligations under each Hedging Agreement (excluding, however, any right to net payments or Hedge Breakage Costs under any Hedge Transaction, to the extent accrued to such date or to accrue thereafter and owing to the transferring Hedge Counterparty as of the date of such transfer) to another entity that meets the requirements of clauses (b)(i) and (b)(ii) hereof and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer.

“Hedge Transaction” means each interest rate swap, index rate swap or interest rate cap transaction or comparable derivative arrangement between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 10.6 and is governed by a Hedging Agreement.

“Hedging Agreement” means the agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into by the Borrower and such Hedge Counterparty pursuant to Section 10.6, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction or a “Confirmation” that incorporates the terms of such a “Master Agreement” and “Schedule.”

“Imputed Lease Rate” means, with respect to any Lease, the financing rate used by TPVG to determine periodic payments with respect to the related Contract Payment; which financing rates will be consistent with TPVG’s calculation of such financing rates for purposes of the preparation of its audited financial statements.

“Increased Costs” means collectively, any increased cost, loss or liability owing to any Affected Person under Article V, of this Agreement.

“Indebtedness” means, with respect to any Person at any time, any (a) indebtedness or liabilities of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement or other Hedging Agreement.

“Indemnified Amounts” has the meaning set forth in Section 17.1.

“Indemnified Party” has the meaning set forth in Section 17.1.

“Indemnity Period” has the meaning set forth in Section 5.2(a).

“Independent Accountants” means a firm of nationally recognized independent certified public accountants.

“Industry” means the industry of an Obligor as determined, in the reasonable discretion of the Collateral Manager, as of the date of determination by reference to the industry segments ~~(measured at the 1100, 2100, 3100 and 4100 levels)~~ set forth in Exhibit N.

“Ineligible Contract” has the meaning set forth in Section 7.14.

“Initial Contract Balance” means, with respect to any Contract evidencing a Loan, the excess of (x) the aggregate amount advanced by TPVG or the Borrower under such Contract toward the purchase price of the Contract Collateral, including insurance premiums, service and warranty contracts, federal excise and sales taxes and other items customarily financed as part of a commercial loan evidenced by a note and secured by Contract Collateral and related costs (excluding accrued interest, fees and contractual end-of-term payments), less any Residual, over (y) payments received from the Obligor prior to the related Advance Date that have been allocated in accordance with the terms of such Contract to the reduction of the unpaid principal balance of such Contract.

“Insolvency Event” means, with respect to any Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 30 days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or such Person shall admit in writing its inability to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Interest Rate” means, for any Accrual Period and any Lender, a rate per annum equal to the sum of (a) the Applicable Margin and (b) the Cost of Funds Rate for such Accrual Period and such Lender.

“Interest Spread Measure” means, as of any date of determination with respect to all Eligible Contracts included in the Borrower Collateral, the spread equal to (i) the quotient of (a) the difference of (1) the aggregate amount of Collections constituting interest or finance charges received during such Collection Period minus (2) the Senior Costs divided by (b) the average of (1) outstanding Advances on the first day of the related Collection Period and (2) outstanding Advances on the last day of the related Collection Period multiplied by (ii) twelve.

“Investment Adviser” means TPVG Advisers LLC.

“IRR” means, as of any date of determination with respect to any Contract, the internal rate of return as calculated using the XIRR function in Microsoft Excel with the initial amount being the outstanding Principal Balance followed by the remaining Scheduled Contract Payments for such Contract.

“Lease” means each Contract identified on the Schedule of Contracts attached to an Advance Request as a lease, including all related lease agreements and any related schedules, sub-schedules, supplements and amendments to a master lease pursuant to which TPVG (either directly or as the assignee of TPC or any of its Affiliates) leases specified equipment or other property to an Obligor at a specified periodic rate; provided each such schedule to a master lease shall constitute a separate Lease.

“Lender” means each Conduit Lender, each Committed Lender and each Uncommitted Lender, as the context may require.

“Lender Fee Letter” means the Lender Fee Letter, dated as of the date hereof, among the Agents, the Borrower and TPVG.

“Lender Group” means a group consisting of an Agent and one or more Lenders. As of the Closing Date, the Lender Groups are set forth on Annex I.

“LIBOR Rate” means, with respect to any Accrual Period, the rate per annum shown by the Bloomberg Professional Service as the London interbank offered rate for deposits in U.S. dollars for a period equal to such Accrual Period as of 11:00 a.m., London time, two Business Days prior to the first day of such Accrual Period; provided that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum based on the rates at which Dollar deposits for a period equal to such Accrual Period are displayed on page “LIBOR” of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, two Business Days prior to the first day of such Accrual Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided further that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be a rate per annum at which deposits in Dollars are offered by the principal office of the Paying Agent in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Accrual Period for delivery on such first day and for a period equal to such Accrual Period.

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Loan” means each Contract identified on the Schedule of Contracts attached to an Advance Request that is not a Lease.

“Lockbox Account” means the lockbox account to which the Obligors are directed to remit Contract Payments in accordance with this Agreement.

“Lockbox Agreement” means each agreement among a Lockbox Bank, the Collateral Manager, the Borrower and the Administrative Agent that governs one or more Lockbox Accounts.

“Lockbox Bank” means any institution acceptable to the Administrative Agent at which a Lockbox Account is kept.

“Materially Modified Contract” means any Contract that has undergone one or more of the following modifications (it being understood that each separate occurrence thereof will once again render such Contract a “Materially Modified Contract”): (i) any reduction of the APR thereof, (ii) any reduction of the Principal Balance thereof, (iii) any extension of maturity date thereof or (iv) any extension of any interest-only period thereon that, in the case of this clause (iv) only, is not approved by Lenders holding Advances aggregating at least 50% of all Advances.

“Maturity Date” means the earlier of (i) the date that is ~~one year~~eighteen (18) months after the Scheduled Revolving Period Termination Date~~, (ii) if the initial public offering of the common equity of TPVG to third-party investors does not occur on or before March 31, 2014, then April 1, 2014 and (iii~~ and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 14.2.

“Maximum Weighted Average Debt-to-Valuation Ratio Test” means a test that will be satisfied, on any date of determination, if the Weighted Average Debt-to-Valuation of all Eligible Contracts included in the Contracts on such day is less than or equal to 25%.

“Maximum Weighted Average Remaining Maturity Test” means a test that will be satisfied, on any date of determination, if the Weighted Average Remaining Maturity of all Eligible Contracts included in the Contracts is less than or equal to 3.75 years.

“Minimum Weighted Average Spread Test” means a test that will be satisfied, on any date of determination, if the Weighted Average Floating Spread of all Eligible Contracts included in the Contracts on such day is equal to or greater than 6.00%.

“Minimum Weighted Average IRR Test” means a test that will be satisfied, on any date of determination, if the Weighted Average IRR of all Eligible Contracts included in the Contracts on such day is equal to or greater than 10%.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Net Income” means, for any Person for any period of time, the aggregate amount of net income for such Person, after taxes, for such period, as determined in accordance with GAAP.

“Net Contracts Balance” means, as of any date, the Aggregate Outstanding Principal Balance for all Transferred Contracts to the extent of Eligible Contract Payments (excluding Excluded Contract Payments) on such date.

“New Lender” has the meaning set forth in Section 2.7(b)

“Non-Exempt Person” has the meaning set forth in Section 4.3(e).

“Non-Extending Lender Group” has the meaning set forth in Section 2.7(a).

“Note” means a promissory grid note, in the form of Exhibit A, made payable to the order of an Agent, on behalf of the related Lenders.

“Note Agent” has the meaning set forth in Section 15.1.

“Note Register” has the meaning set forth in Section 16.5(a).

“Note Registrar” has the meaning set forth in Section 16.5(a).

“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders, the Agents, the Backup Collateral Manager, the Custodian, the Paying Agent, the Administrative Agent, the Hedge Counterparty or any other Affected Person or Indemnified Party arising under or in connection with this Agreement, the Notes and each other Transaction Document.

“Obligor” on a Contract means any Person who owes payments under such Contract and, solely for purposes of calculating the Excess Concentration Amount, any Obligor which is an Affiliate of another Obligor shall be treated as the same Obligor.

“OFAC ” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” means a certificate signed by an Executive Officer.

“Official Body” means any government or political subdivision or any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Operating Account” means the operating account of the Borrower maintained with U.S. Bank National Association in accordance with this Agreement for deposit of the remaining Amount Available due to Borrower pursuant to Section 8.5, or, at the request of the Borrower, such other operating account as may be approved by the Administrative Agent from time to time.

“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable in form and substance and from counsel acceptable to the Administrative Agent.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in the Obligations or any Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” has the meaning set forth in Section 16.9.

“Paying Agent” has the meaning set forth in the Preamble.

“Permitted Investment” means, at any time:

(a) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b) demand or time deposits in, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Administrative Agent, the Paying Agent or any agent thereof acting in its commercial capacity); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s;

(c) repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause (a) above, where the Administrative Agent has taken actual or constructive delivery of such obligation in accordance with Article VIII of this Agreement, and (ii) entered into with (x) the Administrative Agent or (y) the corporate trust department of a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s (including, if applicable, the Administrative Agent or any agent thereof acting in its commercial capacity);

(d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are assigned one of the two highest long-term ratings by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Collection Account to exceed 10% of the value of Permitted Investments held in such accounts (with Permitted Investments held in such accounts valued at par);

(e) commercial paper that (i) is payable in United States dollars and (ii) is rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s;

(f) units of money market funds rated in the highest credit rating category by each Rating Agency; or

(g) any other demand or time deposit, obligation, security or investment (including a hedging arrangement) as may be acceptable to the Administrative Agent, as evidenced by a writing to that effect.

Permitted Investments may be purchased by or through the Administrative Agent, the Paying Agent or any of their respective Affiliates. All Permitted Investments shall be held in the name of the Administrative Agent. No Permitted Investment shall have an “r” highlighter affixed to its Standard & Poor’s rating.

“Permitted Lien” means (i) the Lien in favor of the Administrative Agent for the benefit of the Secured Parties, (ii) the restrictions on transferability imposed by the Transaction Documents, (iii) inchoate Liens for taxes not yet payable and mechanics’ or suppliers’ liens for services or materials supplied the payment of which is not yet overdue or for which adequate reserves have been established, (iv) as to Contract Collateral (1) the Lien in favor of the Borrower herein, (2) the leasehold interest of the Obligor in a True Lease and (3) any Liens on the Contract Collateral permitted pursuant to the applicable Contract, (v) as to Growth Capital Loans, Liens held by senior lenders with respect to subordinated Transferred Contracts, and (vi) as to Agented Contracts, Liens in favor of the agent on behalf of all the lenders or lessors of the related Obligor.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Pledge Agreement” means the Pledge Agreement, dated as of the Effective Date, from the Equityholder, as pledger in favor of the Administrative Agent, as secured party.

“Portfolio Investment” means that portion of any Warrant Asset held by the Borrower and any equity interests in a Person held by the Borrower as a result of exchanging or exercising such Warrant Asset.

“Predecessor Work Product” has the meaning set forth in Section 11.1(g).

“Principal Balance” means (a) with respect to any Contract evidencing a Loan, as of any date, the Initial Contract Balance thereof minus the sum of (i) the principal portion of all Scheduled Contract Payments received on or after the related Advance Date and on or prior to such date, (ii) the principal portion of all prepayments received, determined by the Collateral Manager using the Applicable Exchange Rate and (iii) the principal portion of proceeds from any insurance policies covering the related Contract Collateral, liquidation proceeds and proceeds from any guaranties received and allocated to principal by the Collateral Manager (excluding accrued interest, fees and contractual end-of-term payments), in each case determined by the Collateral Manager using the Applicable Exchange Rate; allocating all such payments in accordance with the terms of such Contract to the reduction of the unpaid principal balance of such Contract and (b) with respect to any Contract evidencing a Lease, as of any date, the Discounted Present Value of such Lease.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Product 1 Contract” means a Growth Capital Loan secured by a security interest, first in priority, in all or substantially all assets of the related Obligor.

“Product 2 Contract” means a Growth Capital Loan secured by a security interest, first in priority, in substantially all assets of the related Obligor, other than accounts receivable, inventory, lockbox and collection accounts into which proceeds of accounts receivable are deposited, or cash accounts, which serve as collateral to an existing and outstanding revolving loan to another financing provider.

“Product 3 Contract” means a Growth Capital Loan secured by a security interest in substantially all assets of the related Obligor, other than a security interest, first in priority, in substantially all assets of the related Obligor, which serve as collateral to an existing and outstanding revolving loan to another financing provider.

“Product 4 Contract” means a Growth Capital Loan secured by a security interest in substantially all assets of the related Obligor, other than a security interest, first in priority, in substantially all assets of the related Obligor, which serve as collateral to an existing and outstanding term loan (with or without an accompanying revolving facility) to another financing provider.

“Product 5 Contract” means a revolving loan secured by a security interest, first in priority, in all or substantially all assets of the related Obligor or a security interest, first in priority, first in priority in those assets subject to a borrowing base formula for the revolving loan.

“Product 6 Contract” means an equipment loan, capital lease or true lease secured by a security interest, first in priority, in a specific item or items of equipment or related assets or a lease of a specific item or items of equipment or related assets.

“Qualified Substitute Arrangement” has the meaning set forth in Section 10.6(c).

“Rating Agencies” means Standard & Poor’s and Moody’s.

“Records” means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by or on behalf of the Borrower with respect to Contract Payments and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower, TPVG or the Collateral Manager with respect to such Contract Payments or Obligors.

“Related Committed Lender” means, with respect to any Uncommitted Lender, each Committed Lender in its Lender Group.

“Related Security” means, with respect to each Transferred Contract:

(a) all Liens and property subject thereto from time to time securing or purporting to secure any such indebtedness of an Obligor arising under such Transferred Contract (including any security deposits made or required to be made by such Obligor to secure such indebtedness);

(b) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c) all Collections with respect to such Transferred Contract and any of the foregoing;

(d) the Contract Collateral, including any Residual, any other property securing an Obligor’s obligations under any Contract and any guarantees or similar credit enhancement for an Obligor’s obligations under any Contract (including all rights of TPVG in any security deposits and maintenance reserves), all UCC financing statements or other filings relating thereto, including all rights and remedies against any Vendor of the Contract Collateral related to the Contracts, and any agreement pursuant to which an Obligor subleases the related Contract Collateral, including all amounts due and to become due to the Borrower thereunder and all rights, remedies, powers, privileges and claims of the Borrower thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Borrower at law or in equity);

(e) all Records with respect to such Transferred Contract and any of the foregoing; and

(f) all recoveries from and proceeds of the foregoing.

“Replacement Hedging Agreement” means one or more Hedging Agreements, which in combination with all other Hedging Agreements then in effect, after giving effect to any planned cancellations of any presently outstanding Hedging Agreements satisfy the Borrower’s covenant contained in Section 10.6, of this Agreement to maintain Hedging Agreements.

“Repurchase Amount” means, for any Ineligible Contract for which a payment is being made pursuant to Section 7.14 or any Charged-Off Contract or Delinquent Contract being repurchased pursuant to Section 6.3 of the Sale Agreement as of any time of determination, the sum of (i) the aggregate outstanding Principal Balance of such Contract as of the last Distribution Date, (ii) any accrued and unpaid interest thereon since the last Distribution Date and (iii) all Hedge Breakage Costs owed to any relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement, incurred in connection with such payment or repurchase and the termination of any Hedge Transactions in whole or in part in connection therewith.

“Repurchased Contract” means, with respect to any Collection Period, any Contract as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Borrower or the Collateral Manager, as applicable, on or before the related Collateral Manager Report Date and any Contract purchased by the Equityholder pursuant to the Sale Agreement as to which the Repurchase Amount has been deposited in the Collection Account by the Equityholder.

“Request for Release and Receipt” means a form substantially in the form of Exhibit F-2 completed and signed by the Collateral Manager.

“Required Lenders” means, at any time, not fewer than two Lenders holding Advances aggregating at least 66-2/3% of all Advances.

“Required Notional Amount” means, with respect to any date of determination, (x) for Hedge Transactions pursuant to Section 10.6(a)(i), the outstanding principal amount of the Advances on such date of determination, and (y) for Hedge Transactions pursuant to Section 10.6(a)(ii), the greater of (i) $25,000,000 and (ii) the outstanding principal amount of the Advances on such date of determination.

“Residual” means, with respect to any True Lease, any interest of the lessor or its assigns, as owner of underlying Contract Collateral, in the value of the related Contract Collateral after termination of such True Lease, including the proceeds from the sale or use of the Contract Collateral after the termination of such True Lease.

“Responsible Officer” means, with respect to (a) TPVG, the Collateral Manager or the Borrower, its Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, or any other officer or employee of TPVG, the Collateral Manager or the Borrower directly responsible for the administration or collection of the Transferred Contracts, or (b) any other Person, any Person that is not an individual, the President, any Vice-President or Assistant Vice-President, Corporate Trust Officer or the Controller of such Person, or any other officer or employee having similar functions.

“Retained Interest” means, with respect to each Transferred Contract, the following rights and obligations in such Transferred Contract and under the related documents, which are being retained by TPVG or the Equityholder (in the case of the rights and obligations described in clauses (a) and (b)(iii)) or which are held by parties other than the Borrower): (a) with respect to any Transferred Contract with an unfunded commitment on the part of the lender that does not provide by its terms that funding thereunder is in the lender’s sole and absolute discretion, all of the obligations, if any, to provide additional funding with respect to such Transferred Contract and (b) with respect to any Transferred Contract arising under an Agented Contract, (i) all of the rights and obligations, if any, of the agent under the documentation evidencing such Transferred Contract, (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Transferred Contract that relate to such portion(s) of the indebtedness that is owned by another lender and/or lessor, (iii) any unused, commitment or similar fees associated with the additional funding obligations that are not being transferred in accordance with clause (a) of this definition, (iv) any agency or any advisory, consulting or similar fees due from the Obligor associated with services provided by the agent that are not being transferred in accordance with clause (b) of this definition and (v) any origination or underwriting fee paid to TPVG or the Equityholder in connection with the origination or acquisition of such Transferred Contract.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earlier to occur of (i) the Scheduled Revolving Period Termination Date, as may be extended at the request or at the direction of the Borrower made not less than 90 days or more than 120 days prior to the Scheduled Revolving Period Termination Date with the consent of the Administrative Agent and each Lender (which consent shall be given or denied to the Borrower in the sole discretion of the Administrative Agent and each Lender within 30 Business Days following such request), (ii) the date selected by the Required Lenders (by written notice to the Administrative Agent, the Borrower and the Collateral Manager) following the occurrence of a Termination Event, or (iii) the effective date on which the facility hereunder is terminated pursuant to Section 14.2.

“Sale Agreement” means the Receivables Sale and Contribution Agreement, dated as of February 21, 2014, by and between the Equityholder, as seller, and the Borrower, as purchaser, as amended, supplemented or restated from time to time.

“Sanctioned Country” means, at any time, a country or territory that is, or whose government is, a target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person described in clauses (a) or (b) of this definition.

“Sanctions ” means economic or financial sanctions or trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SBIC Subsidiary” means any direct or indirect Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material assets of such general partner or managing entity is its equity interest in the SBIC Subsidiary) of TPVG licensed as a small business investment company under the Small Business Investment Company Act of 1958, as amended.

“Schedule of Contracts” means the list or lists of Contracts attached to each Advance Request. Each such schedule shall identify the Contracts which are being transferred to the Borrower, shall set forth such information with respect to each such Contract as the Borrower or the Administrative Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Advance Requests.

“Scheduled Contract Payment” means each periodic installment payable by an Obligor under a Contract for rent, principal and/or interest, excluding all supplemental or additional payments required by the terms of such Contract with respect to sales or other taxes, insurance, maintenance, ancillary products and services, late fees, penalties, default interest and other specific charges.

“Scheduled Revolving Period Termination Date” means the later of (i) February 21, ~~2018~~2020 or (ii) such later date agreed to in writing by the Administrative Agent and each Lender as requested by the Borrower in accordance with the terms of the definition of “Revolving Period”.

“Section 4.3 Certificate” has the meaning set forth in Section 4.3(e)(ii).

“Secured Parties” means, collectively, each Agent, each Lender, the Administrative Agent, the Backup Collateral Manager, the Custodian, the Paying Agent, each other Affected Person and Indemnified Party and Hedge Counterparty and their respective successors and assigns.

“Security Deposit Collection Account” means the account designated as the Security Deposit Collection Account in, and which is established and maintained pursuant to, Section 8.1(a).

“Senior Costs” means, as of any date of determination, the sum of (a) all Carrying Costs plus (b) the Collateral Manager Fee plus (c) the Administrative Agent Fee plus (d) the Backup Collateral Manager Fee plus (e) all fees due to the Custodian under the Custodian Fee Letter, each for the related Collection Period plus (f) the Unused Fee.

“Settlement Date” means, with respect to any Advance, (x) each Distribution Date and (y) the date on which the Borrower shall prepay such Advance pursuant to Section 2.4.

“Software as a Service” and “SaaS” mean the industry code ~~1400(a)~~6050b as set forth in Exhibit N, as determined, in the reasonable discretion of the Collateral Manager, as of the date of determination.

“Software Industry” means the ~~aggregate of~~ industry ~~codes 1400(a) and 1400(b)~~code 6050 as set forth in Exhibit N, as determined, in the reasonable discretion of the Collateral Manager, as of the date of determination.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“Structured Lender” means any Person whose principal business consists of issuing commercial paper, medium term notes or other securities to fund its acquisition and maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets or interests therein and which is required by any nationally recognized statistical rating organization which is rating such securities to obtain from its principal debtors an agreement such as that set forth in Section 18.11(a) of this Agreement in order to maintain such rating.

“Structured Lender Liquidity Arrangement” means each liquidity, credit enhancement or “back-stop” purchase or loan facility for a Lender which is a Structured Lender relating to this Agreement.

“Subject Laws” means the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”).

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

“Support Facility” means any liquidity or credit support agreement with a Structured Lender which relates to this Agreement (including any agreement to purchase an assignment of or participation in the Notes).

“Support Party” means any bank, insurance company or other financial institution extending or having a commitment to extend funds to or for the account of a Structured Lender (including by agreement to purchase an assignment of or participation in the Notes) under a Support Facility.

“Tangible Net Worth” means, with respect to any Person, the consolidated net worth of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Taxes” has the meaning set forth in Section 4.3(a).

“Technology Exchange Option” means, with respect to any Contract, the Obligor’s option on or after the expiration of the 12th month after the effectiveness of the applicable summary schedule, to replace any of the existing technological equipment (other than any software or any soft costs financed, including, tenant improvements and custom equipment) subject to such Contract (the “Replaced Equipment”) and such schedule with new technological equipment (the “Substitute Equipment”), subject to the commercially reasonable discretion of the Administrative Agent.

“Termination Event” means the occurrence of any of the following:

(a) any Event of Default hereunder;

(b) any Collateral Manager Default hereunder;

(c) the Borrower fails to satisfy any of the Asset Quality Tests on any date of determination hereunder and such failure continues for thirty (30) or more days;

(d) (i) as of any Distribution Date, the 3-month rolling average of the Interest Spread Measure is less than or equal to 2.00% and (ii) as of the following Collateral Manager Report Date, the Interest Spread Measure does not exceed 2.00%;

(e) as of any date of determination, the rolling three-month average Charged-Off Ratio is greater than 7.5%;

(f) as of any date of determination, the rolling three-month average Delinquency Ratio is greater than 10.0%

(g) any of TPVG or the Collateral Manager fails to pay any principal of or premium or interest on any Indebtedness having an aggregate principal balance in excess of $5,000,000 when due, by acceleration or otherwise and such failure shall continue after all applicable grace periods thereon; or

(h) TPVG’s Asset Coverage Ratio is less than ~~2:1~~the amount required as set forth in Section 6.2(i) for 2 consecutive Collection Periods.

“TPC” means TriplePoint Capital LLC, a Delaware limited liability company.

“TPC Growth Stage Company” means any company that (x) generated greater than $15,000,000 annualized gross revenue as of the most recent calendar quarter and (y) has sufficient venture capital backing (as determined by the Collateral Manager).

“TPVG” has the meaning set forth in the Preamble.

“Transaction Documents” means this Agreement, the Notes, the Pledge Agreement, the Lockbox Agreement, the Sale Agreement, the Lender Fee Letter, each Hedging Agreement, the Administrative Agent Fee Letter, the Administrative Agreement, the Backup Collateral Manager Fee Letter, the Custodian Fee Letter and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Transferred Contracts delivered in connection with this Agreement.

“Transferred Contract” means each Contract which appears on an Advance Request submitted to the Paying Agent by the Borrower and that is purchased pursuant to the Sale Agreement. Any Contract that is released from the Lien granted to the Administrative Agent for the benefit of the Secured Parties pursuant hereto, including any Contract that is purchased by the Equityholder pursuant to Section 6.1 of the Sale Agreement following the Paying Agent’s receipt of the Repurchase Amount for such Contract, shall not be a “Transferred Contract” after such Contract is so released.

“Transition Costs” means all costs and expenses (up to an aggregate amount of $50,000) incurred by any successor Collateral Manager in connection with the transition of the duties and obligations of the Collateral Manager to such successor Collateral Manager including, for the avoidance of doubt, as described in Section 7.1(b).

“TriplePoint Agented Contract” means an Agented Contract where each lender thereon is TPC, TPVG or any of their Affiliates.

“True Lease” means a Lease which is not a Finance Lease.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Uncommitted Lender” means any Conduit Lender designated as an “Uncommitted Lender” for any Lender Group and any of its assignees.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

“Unmatured Collateral Manager Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Collateral Manager Default.

“Unused Fee” means the unused fee set forth in the Lender Fee Letter.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Vendor” means, with respect to any Contract, the equipment manufacturer, dealer or distributor or other Person that provided products or services with respect to the Contract Collateral under such Contract.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warrant Asset” means the Borrower’s economic interest in any equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by TPVG or the Equityholder as an “equity kicker” from the Obligor in connection with such Transferred Contract; provided that the term Warrant Asset shall in no event include the right of TPVG or the Equityholder to participate as an investor in future equity financings by an Obligor.

“Weighted Average Debt-to-Valuation” means, as of any date of determination with respect to all Eligible Contracts included in the Borrower Collateral, the number (expressed as a percentage) obtained by (i) summing the products obtained by multiplying (a) the consolidated debt-to-enterprise value ratio (as determined by the Collateral Manager and including all debt of such Obligor that is senior to or pari passu to the debt owed to the Borrower) of the related Obligor by (b) the Principal Balance of such Eligible Contract and (ii) dividing such sum by the Aggregate Outstanding Principal Balance of all Eligible Contracts included in the Borrower Collateral on such date.

“Weighted Average Floating Spread” means, as of any date of determination with respect to all Eligible Contracts included in the Borrower Collateral, the spread obtained by (i) summing the products obtained by multiplying (a) the APR of such Eligible Contract by (b) the Principal Balance of such Eligible Contract and (ii) dividing such sum by the Aggregate Outstanding Principal Balance of all Eligible Contracts included in the Borrower Collateral on such date.

“Weighted Average IRR” means, as of any date of determination with respect to all Eligible Contracts included in the Borrower Collateral, the number obtained by (i) summing the products obtained by multiplying (a) the IRR of such Eligible Contract by (b) the Principal Balance of such Eligible Contract and (ii) dividing such sum by the Aggregate Outstanding Principal Balance of all Eligible Contracts included in the Borrower Collateral on such date.

“Weighted Average Remaining Maturity” means, as of any date of determination with respect to all Eligible Contracts included in the Borrower Collateral, the number of years following such date obtained by (i) summing the products obtained by multiplying (a) the remaining maturity measured in months divided by 12 at such time of each such Eligible Contract by (b) the Principal Balance of such Eligible Contract and (ii) dividing such sum by the Aggregate Outstanding Principal Balance of all Eligible Contracts included in the Borrower Collateral on such date.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“written” or “in writing” (and other variations thereof) means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

“Yield” means, with respect to any period, the daily interest accrued on Advances during such period as provided for in Article III.

Section 1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto.

(b) Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

(c) The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(d) The following terms which are defined in the UCC in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Securities, Chattel Paper, Control, Documents, Equipment, Financial Assets, Funds-Transfer system, General Intangibles, Indorse and Indorsed, Instruments, Inventory, Investment Property, Proceeds, Securities Accounts, Securities Intermediary, Security Certificates, Security Entitlements, Security Interest and Uncertificated Securities.

(e) For the avoidance of doubt, on each date on which the Net Contracts Balance or the Borrowing Base is required to be calculated hereunder, the eligibility of each of the Contracts shall be redetermined as of such calculation date and, as a consequence thereof, Contracts having Contract Payments that were Eligible Contract Payments on a prior calculation date may be excluded from the Net Contracts Balance or the Borrowing Base (as the case may be) on the date of calculation.

(f) Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Sale Agreement.

(g) Unless otherwise specified, each reference in this Agreement or in any other Transaction Document to a Transaction Document shall mean such Transaction Document as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Transaction Documents.

(h) All calculations required to be made hereunder with respect to the Contracts and the Borrowing Base shall be made on a trade date basis and after giving effect to (x) all purchases or sales to be entered into on such trade date and (y) all Advances requested to be made on such trade date plus the balance of all unfunded Advances to be made in connection with the Borrower’s purchase of previously requested (and approved) Contracts.

(i) Determinations of the Eligible Contract Payments, or portions thereof, that constitute Excess Concentration Amounts will be determined in the way that produces the highest Borrowing Base at the time of determination, it being understood that an Eligible Contract Payment (or portion thereof) that falls into more than one such category of Eligible Contract Payment will be deemed, solely for the purposes of such determination, to fall only into the category that produces the highest such Borrowing Base at such time (without duplication).

ARTICLE II

THE FACILITY, ADVANCE PROCEDURES AND NOTES

Section 2.1 Advances. On the terms and subject to the conditions set forth in this Agreement, each Lender Group hereby agrees to make advances to the Borrower (individually, an “Advance” and collectively the “Advances”) from time to time on any date (each such date on which an Advance is made, an “Advance Date”) during the Revolving Period. Under no circumstances shall any Lender make an Advance if, after giving effect to such Advance (i) the aggregate outstanding principal amount of all Advances outstanding would exceed the lesser of (x) the Facility Amount and (y) the Borrowing Base on such day, or (ii) in the case of a Committed Lender, the aggregate principal amount of the Advances funded by such Committed Lender would exceed such Committed Lender’s Commitment. Subject to the terms of this Agreement, during the Revolving Period, the Borrower may borrow, reborrow, repay and prepay (subject to the provisions of Section 2.4) one or more Advances.

Section 2.2 Funding of Advances. (a) Subject to the satisfaction of the conditions precedent set forth in Section 6.2, the Borrower may request Advances hereunder by giving notice to the Administrative Agent, the Paying Agent and each Agent of the proposed Advance at or prior to 2:00 p.m., New York City time, at least (i) in the case of Advances of more than 20% of the then-current Facility Amount, sixty-one (61) days or (ii) in the case of Advances of up to 20% of the then-current Facility Amount, two (2) Business Days prior to the proposed Advance Date; provided that the foregoing shall not apply to the initial Advance on the Closing Date; and provided further, that there shall be a maximum of two Advances requested per week. Such notice (herein called the “Advance Request”) shall be in the form of Exhibit C and shall include the proposed Advance Date (specifically identifying whether such Advance will be on two (2) Business Days’ notice or sixty-one (61) days’ notice and, if on two (2) Business Days’ notice, a calculation showing that after giving effect to such Advance not more than 20% of the Advances outstanding shall be Advances requested by the Borrower on less than sixty-one (61)

days’ notice) and amount of such proposed Advance and a Schedule of Contracts setting forth the information required therein with respect to the Contracts to be acquired by the Borrower on the Advance Date. The amount of any Advance shall at least be equal to $250,000. Any Advance Request given by the Borrower pursuant to this Section 2.2, shall be irrevocable and binding on the Borrower. Neither the Administrative Agent nor the Paying Agent shall have any obligation to lend funds hereunder. Subject to the satisfaction of the conditions precedent set forth in Section 6.2, each Lender shall make its pro rata share of such Advance available to its Agent not later than 1:00 p.m. (New York City time) on such Advance Date, by wire transfer of same day funds in Dollars. Upon receipt of such funds, each Agent shall remit such funds by wire transfer of same day funds to the Funding Account by 2:00 p.m. (New York City time) on such Advance Date to the extent it has received such funds from the Lenders in its Lender Group no later than 1:00 p.m. (New York City time) on such Advance Date. The Paying Agent shall wire all funds received in the Funding Account as of 3:00 p.m. (New York City time) on the applicable Advance Date as follows: first, to pay any fees and expenses due to the Lenders or the Agents on the applicable Advance Date; and second, all amounts of the Advance in excess of the amounts distributed pursuant to first above shall be made available to the Borrower by deposit to such account as may be designated by the Borrower in the Advance Request. The Borrower expressly acknowledges and agrees that any election by any Lender on one or more occasions to fund any Advance on any day prior to the full passage of such sixty-one (61) day notice period set forth herein shall not constitute or be deemed to be an amendment, waiver or other modification of the requirement for sixty-one (61) days’ notice prior to any Lender funding any Advance hereunder.

(b) Committed Lender’s Commitment. At no time will any Uncommitted Lender have any obligation to fund an Advance. At all times on and after the Conduit Advance Termination Date, all Advances shall be made by the Agent for, and on behalf of the applicable Committed Lenders. At any time when any Uncommitted Lender has failed to or has rejected a request to fund an Advance, its Agent shall so notify the Related Committed Lender and such Related Committed Lender shall fund such Advance to the Paying Agent. Notwithstanding anything contained in this Section 2.2(b) or elsewhere in this Agreement to the contrary, no Committed Lender shall be obligated to provide its Agent or the Borrower with funds in connection with an Advance in an amount that would result in the portion of the Advances then funded by it exceeding its Commitment then in effect (minus the unrecovered principal amount of such Committed Lender’s investments in the Advances pursuant to the Structured Lender Liquidity Arrangement to which it is a party). The obligation of the Committed Lender in each Lender Group to remit any Advance shall be several from that of the other Lenders, and the failure of any Committed Lender to so make such amount available to its Agent shall not relieve any other Committed Lender of its obligation hereunder.

Section 2.3 Notes. The Advances by each Lender Group shall be further evidenced by a Note, executed by the Borrower, with appropriate insertions, payable to the order of the Agent for such Lender Group. The Borrower hereby irrevocably authorizes each Agent to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid, or at the option of such Agent, in its records), which notations, if made, shall evidence, inter alia, the date of the outstanding principal of the Advances evidenced thereby and each payment of principal thereon. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, however, that the failure to make any such notations shall not limit or otherwise affect any of the Obligations or any payment thereon.

Section 2.4 Repayment and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Advance upon any acceleration pursuant to Section 14.2 and on the Maturity Date. Prior thereto, the Borrower:

(a) may, from time to time on any Business Day (but not more than two times per calendar week), make a prepayment, in whole or in part, of the outstanding principal amount of any Advance; provided, however, that

(i) all such voluntary prepayments shall require at least one Business Day prior written notice to the Paying Agent; and

(ii) all such voluntary partial prepayments shall be in a minimum amount of $250,000; and

(iii) each prepayment shall be applied on the Business Day received by the Paying Agent if received by 2:00 p.m., New York City time, on such day by the Paying Agent as Amounts Available pursuant to Section 8.5(vii) as if (x) the date of such prepayment were a Distribution Date and (y) such prepayment occurred during the Collection Period to which such Distribution Date relates; provided, that the Collateral Manager shall direct the Paying Agent as to the pro rata distribution to the Agent for each Lender Group.

(b) shall, if the outstanding principal amount of Advances exceeds the Borrowing Base, make a prepayment of the Advances in an amount equal to such excess or acquire additional Eligible Contracts, or cause additional Eligible Contracts to be contributed by TPVG, in each case in an amount equal to such excess, within five Business Days of the date such excess first exists.

Each such prepayment shall be subject to the payment of any amounts required by Section 5.2 resulting from a prepayment or payment.

Section 2.5 Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) any payment of principal, interest, fees or other amounts received by the Paying Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Administrative Agent in its sole discretion)), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Advances under this Agreement; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Administrative Agent in its sole discretion), to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.5 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(ii) for any period during which such Lender is a Defaulting Lender, such Defaulting Lender shall not be entitled to (x) receive any fees hereunder for any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) or (y) exercise any voting or other discretion with respect to such Lender’s Commitments hereunder.

(b) If the Administrative Agent and the Borrower determine in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.6 Replacement of Lenders. If any Lender is ~~(x) a Defaulting Lender hereunder or (y) if any Lender (other than the Administrative Agent or any Affiliate thereof) (i) does not consent to any amendment or modification (including in the form of a consent or waiver) which is approved by the Borrower, the Administrative Agent and the Required Lenders or (ii) does not consent to a request to extend the Scheduled Revolving Period Termination Date, then (with respect to both (x) and (y) above)~~being replaced pursuant to Section 18.15, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to (1) within three (3) Business Days of Borrower’s request, assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article XVI), all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee that shall assume such obligations (which assignee may be ~~another~~an existing Lender, if ~~a~~such existing Lender accepts such assignment, and if ~~such~~the Lender being replaced shall refuse or fail to execute and deliver any such documentation required for assignment prior to the effective date of such replacement, the Administrative Agent may, but shall not be required to, execute and deliver such assignment in the name and on behalf of the Lender being replaced and, irrespective of whether the Administrative Agent executes and delivers such assignment documentation, the Lender being replaced shall be deemed to have executed and delivered such assignment documentation) or (2) terminate all of its interests, rights and obligations under this Agreement and the Transaction Documents and reduce the aggregate Commitments outstanding; provided that:

(a) (A) if such Lender’s Commitments have been assigned pursuant to clause (1) above, such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) or (B) if such Lender’s Commitments have been terminated pursuant to clause (2) above, such Lender shall have received payment of all such amounts payable to it hereunder from the Borrower; provided~~,~~ that any non-pro rata payments to a Lender hereunder must be consented to by the Administrative Agent; and

(b) such assignment, delegation or termination does not conflict with Applicable Law.

Section  2.7 Extension of Revolving Period.

Section 2.8 The Borrower may, at any time prior to the date that is thirty (30) days prior to the last day of the Revolving Period, request an extension of the Revolving Period by providing written notice of such request to each Agent and to the Administrative Agent (an “Extension Request”). Any Lender Group agreeing to extend the Revolving Period with respect to its Commitment (each, an “Extending Lender Group”) shall, through its Agent, provide written notice of its agreement to extend the Revolving Period to the Administrative Agent and the Borrower. No Lender Group shall have any obligation to agree to extend the Revolving Period with respect to its Commitment; and in the event any Agent, on behalf of its Lender Group, shall not provide written notice of its agreement to extend the Revolving Period within thirty (30) days following its receipt of the Extension Request, such Lender Group shall be deemed to have rejected such Extension Request (each, a “Non-Extending Lender Group”). The Borrower may withdraw any Extension Request in its sole discretion prior to the effectiveness of such extension, including without limitation in connection with any rejection or deemed rejection by any Agent (on behalf of its Lender Group) of any Extension Request.

(a) In the event there shall be one or more Non-Extending Lender Groups, the Borrower may, in accordance with Section 2.6, (i) by notice to the Administrative Agent and the Agent for each Extending Lender Group, invite each Extending Lender Group to increase their Commitment by purchasing a pro rata amount of the Non-Extending Lender Group’s Commitment, (ii) invite one or more financial institutions to purchase the Commitments of the Non-Extending Lender Group(s) and become a “Lender” under this Agreement or (iii) have the Non-Extending Lender Group’s Commitment terminated.

~~Section 2.7~~ (b) The Revolving Period with respect to Commitments of the Extending Lender Group and each New Lender, as applicable, will be extended pursuant to an amendment to this Agreement among the Borrower, the Administrative Agent and each member of the Extending Lender Group and each New Lender, if any, without the consent of any other Person, and the Required Lenders hereby expressly authorize the execution and delivery of any such amendment.

ARTICLE III

YIELD, FEES, ETC.

Section 3.1 Yield. The Borrower hereby promises to pay on the dates specified in Section 3.2 Yield on the unpaid principal amount of each Advance (or each portion thereof) for the period commencing on the applicable Advance Date until such Advance is paid in full. No provision of this Agreement or the Notes shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law.

Section 3.2 Yield Payment Dates. Yield accrued on each Advance (including any previously accrued and unpaid Yield) shall be payable, without duplication:

(a) on the Maturity Date;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Advance; and

(c) on each Distribution Date.

Section 3.3 Yield Calculation. Each Note shall bear interest on each day during each Accrual Period at a rate per annum equal to the Interest Rate for such Accrual Period.

Section 3.4 Computation of Yield. All Yield shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Yield is payable over a year comprised of 360 days. Each Agent (on behalf of its respective Lender Group) and the Administrative Agent (for itself) shall determine the applicable Yield, all Fees, any amounts due and payable pursuant to Sections 4.3 and 5.1 and any other amounts hereunder to be paid by the Borrower to the Lenders, each Agent or the Administrative Agent (as applicable) on each Distribution Date for the related Accrual Period and shall advise the Collateral Manager thereof in writing no later than the fifth (5th) day immediately prior to such Distribution Date.

ARTICLE IV

PAYMENTS; TAXES

Section 4.1 Making of Payments to and by the Agents. All payments to be made to the Lenders pursuant to Section 8.5 hereof, shall be made by the Paying Agent in accordance with Section 8.5 to the Agent for each Lender Group and pro rata among the Lender Groups on the basis of the respective amounts owing to such Lender Groups. Each Agent shall allocate to the Lenders in its Lender Group each payment in respect of the Advances received by such Agent as provided herein. Payments in reduction of the principal amount of the Advances shall be allocated and applied to Lenders pro rata based on their respective portions of such Advances, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with such Agent and the Borrower. Payments of Yield shall be allocated and applied to Lenders pro rata based upon the respective amounts of interest due and payable to them, determined as provided above in Section 3.3.

Section 4.2 Due Date Extension. If any payment of principal or Yield with respect to any Advance falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional Yield shall accrue and be payable for the period of such extension at the rate applicable to such Advance.

Section 4.3 Taxes. (a) Payments Free of Taxes. Any and all payments by or on behalf of the Borrower or TPVG under or in respect of this Agreement or any other Transaction Documents to which the Borrower is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If the Borrower or TPVG shall be required under any applicable requirement of law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Transaction Documents to an Affected Person (including for purposes of Section 5.1 and this Section 4.3, any assignee, successor, or participant of an Affected Person), (i) Borrower or TPVG (as applicable) shall make all such deductions and withholdings in respect of Taxes, (ii) Borrower or TPVG (as applicable) shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any requirement of law, and (iii) the sum payable by Borrower or TPVG (as applicable) shall be increased as may be necessary so that after Borrower or TPVG (as applicable) has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 4.3) the Affected Person receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than (y) Taxes that are imposed on an Affected Person’s overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which the Affected Person is organized or, in the case of an Affected Person that is a Lender, of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of the Affected Person having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Transaction Documents (in which case such Taxes will be treated as Non-Excluded Taxes) and (z) Taxes imposed by FATCA.

(b) In addition, the Borrower and TPVG hereby agree to pay any present or future stamp, recording, documentary, excise, filing, intangible, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Transaction Document or from the execution, delivery, enforcement or registration of, any performance, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Transaction Document (collectively, “Other Taxes”) and any liabilities (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.

(c) The Borrower and TPVG hereby agree to indemnify each Affected Person (including its direct or indirect beneficial owners) for, and to hold them harmless against, the full amount of Non-Excluded Taxes and Other Taxes imposed on or paid by the Affected Person (or any direct or indirect beneficial owners thereof) (as applicable) and any liabilities (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. Amounts payable by the Borrower under the indemnity set forth in this Section 4.3(c) shall be paid on the Settlement Date occurring after the date of delivery to the Borrower of written demand therefor by the Administrative Agent (which demand shall be accompanied by a statement setting forth in reasonable detail (1) the calculations of the amount being claimed, (2) the basis therefor and (3) the event by reason of which it has become so entitled); provided, that such demand is delivered on or prior to the fifth Business Day prior to such Settlement Date and otherwise on the Settlement Date following such Settlement Date; provided, further, that no Person shall be indemnified pursuant to this Section 4.3(c) to the extent the reason for such indemnification relates to, or arises from, the failure by such Person to comply with the provisions of Section 4.3(e) or Section 4.3(f). If any Lender receives a refund in respect of any amounts paid by the Borrower pursuant to this Section 4.3, which refund in the reasonable judgment of such Lender is allocable to such payment, it shall promptly notify the Borrower of such refund and shall promptly pay the amount of such refund to the Borrower, together with all interest received by such Lender on such amount; provided, however, that the Borrower, upon the request of such Lender, agrees to repay the amount paid over to the Borrower by such Lender in the event such Lender is required to repay or is not entitled to such refund.

(d) If the Borrower or TPVG shall make a payment directly to the applicable taxing authority rather than to the Affected Person, then, within thirty (30) days after the date of any payment of Taxes by the Borrower or TPVG (or any Person making such payment on behalf of such Persons), the Borrower shall furnish to the Affected Person for its own account a certified copy of the original official receipt evidencing payment thereof.

(e) For purposes of this Section 4.3(e), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Code, as amended (or any successor sections). Each Affected Person (including for avoidance of doubt any assignee, successor or participant) that either (i) is not organized under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “insurance company,” or “assurance company” (a “Non-Exempt Person”) shall deliver or cause to be delivered to Borrower, the Paying Agent and the Administrative Agent the following properly completed and duly executed documents:

(i) in the case of a Non-Exempt Person that is not a United States person, a complete and executed (x) U.S. Internal Revenue Service Form W-8BEN with Part II completed in which such Affected Person claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

(ii) in the case of a Non-Exempt Person that is an individual, (x) for non-United States persons, a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit I (a “Section 4.3 Certificate”) or (y) for United States persons, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

(iii) in the case of a Non-Exempt Person that is organized under the laws of the United States, any State thereof, or the District of Columbia and that is not a disregarded entity owned by a person that is not a United States person, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

(iv) in the case of a Non-Exempt Person that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a Section 4.3 Certificate; or

(v) in the case of a Non-Exempt Person that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 4.3 Certificate, and (y) in the case of a non-withholding foreign partnership or trust, without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this Section 4.3(e) if such beneficial owner were an Affected Person; or

(vi) in the case of a Non-Exempt Person that is disregarded for U.S. federal income tax purposes, the document that would be required by clause (i), (ii), (iii), (iv), (v), (vii) and/or this clause (vi) of this Section 4.3(e) with respect to its beneficial owner if such beneficial owner were an Affected Person; or

(vii) in the case of a Non-Exempt Person that (A) is not a United States person and (B) is acting in the capacity of an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 4.3 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be required by clause (i), (ii), (iii), (iv), (v), (vi), and/or this clause (vii) of Section 4.3(e) with respect to each such person if each such person were an Affected Person.

If an Affected Person provides a form pursuant to Section 4.3(e)(i)(x) and the form provided by the Affected Person at the time such Affected Person first becomes a party to this Agreement or, with respect to a grant of a participation, the effective date thereof, indicates a United States interest withholding tax rate under the tax treaty in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until such Affected Person provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date a person becomes an assignee, successor or participant to this Agreement, an Affected Person transferor was entitled to indemnification or additional amounts under this Section 4.3, then the Affected Person assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent that the Affected Person transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and the Affected Person assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.

(f) If a payment made to an Affected Person under this Agreement or any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Affected Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), such Affected Person shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Affected Person has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) For any period with respect to which an Affected Person has failed to provide the Borrower or the Administrative Agent with the appropriate form, certificate or other document described in Section 4.3(e) or (f) (other than if such failure is due to a change in any requirement of law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided), such Affected Person shall not be entitled to indemnification or additional amounts under Section 4.3(a) or (c) with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, that should an Affected Person become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrower shall take such steps as such Affected Person shall reasonably request, to assist such Affected Person in recovering such Non-Excluded Taxes.

(h) Without prejudice to the survival of any other agreement of the Borrower or TPVG hereunder, the agreements and obligations of the Borrower and TPVG contained in this Section 4.3 shall survive the termination of this Agreement and the other Transaction Documents. Nothing contained in Section 5.1 or this Section 4.3 shall require an Affected Person to complete, execute or make available any of its Tax returns or any other information that it deems to be confidential or proprietary, or whose completion, execution or submission would, in such Affected Person’s judgment, materially prejudice such Affected Person’s legal or commercial position.

ARTICLE V

INCREASED COSTS, ETC.

Section 5.1 Increased Costs. If due to the introduction of or any change in or in the interpretation of any law or regulation occurring or issued after the date hereof, the Administrative Agent, any Agent, any Lender or other Investor, any Support Party, or any of their respective Affiliates (each an “Affected Person”) determines that compliance with any law or regulation or any guideline or request from any central bank or other Official Body (whether or not having the force of law) (i) affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of its obligations or commitments hereunder or with respect hereto or to the funding thereof or (ii) subjects any Affected Person to any Tax of any kind whatsoever with respect to this Agreement or any Transaction Document, or changes the basis of taxation of payments to such Affected Person in respect thereof (except for Non-Excluded Taxes covered by Section 4.3) and the result of the foregoing is to increase the cost to such Affected Person of making Advances or to reduce any amount receivable hereunder, then, upon demand by such Affected Person (which demand shall be accompanied by a statement setting forth in reasonable detail (1) the calculations of the amount being claimed, (2) the basis therefor and (3) the event by reason of which it has become so entitled), the Borrower agrees to pay to such Affected Person or the Administrative Agent, for the account of such Affected Person (as a third-party beneficiary), on the Distribution Date following the date on which the Affected Person provides notice of such event to the Borrower and the Collateral Manager (provided that such notice is delivered on or prior to the fifth Business Day prior to such Distribution Date and otherwise on the Distribution Date following such Distribution Date), subject to and in accordance with the priorities set forth in Section 8.5, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such obligations, commitments or fundings; provided that if such demand is delivered after the later of (x) 180 days after such additional amounts requested hereunder arose and (y) 30 days after the applicable Affected Person had knowledge of such additional amount, the Borrower shall have no obligation to pay such additional amounts. Such written statement shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof. Any Affected Person claiming any additional amounts payable pursuant to this Section 5.1 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different office or branch of such Affected Person as its lending office or take such other actions if the making of such a designation or taking of such other actions would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Affected Person, be otherwise disadvantageous to such Affected Person.

Section 5.2 Funding Losses. The Borrower hereby agrees that upon demand by any Affected Person (which demand shall be accompanied by a statement setting forth in reasonable detail (1) the calculations of the amount being claimed, (2) the basis therefor and (3) the event by reason of which it has become so entitled) it will indemnify such Affected Person on an after-tax basis against any loss or expense which such Affected Person may sustain or incur, as reasonably determined by such Affected Person, as a result of any voluntary prepayment of any Advance for which two Business Days’ prior written notice was not delivered in accordance with Section 2.4(a)(i) or any mandatory prepayment of any Advance, on the Distribution Date following the date on which the Affected Person provides notice of such event to the Borrower and the Collateral Manager (provided that such notice is delivered on or prior to the third Business Day prior to such Distribution Date and otherwise on the Distribution Date following such Distribution Date); provided that if such demand is delivered after the later of (x) 180 days after such loss or expense requested hereunder was incurred and (y) 30 days after the applicable Affected Person had knowledge of such loss or expense, the Borrower shall have no obligation to indemnify such Affected Person against such loss or expense. Such written statement shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof. The amount to be paid by the Borrower to any Affected Person in order to so indemnify such Affected Person for any loss occasioned by any of the events described in this paragraph, and as liquidated damages therefor, shall be equal to the excess of (i) the amount of Yield which otherwise would have accrued on the principal amount so paid or prepaid during the period (the “Indemnity Period”) commencing with the date of such payment or prepayment and ending on the next Distribution Date (provided that such payment or prepayment is made on or prior to the third Business Day prior to such Distribution Date and otherwise on the Distribution Date following such Distribution Date), over (ii) the amount of income, if any, received by the applicable Affected Person during the Indemnity Period from the investment by such Affected Person of the principal amount so paid or prepaid.

ARTICLE VI

EFFECTIVENESS; CONDITIONS TO ADVANCES

Section 6.1 Effectiveness. This Agreement shall become effective on the first day (the “Effective Date”) on which the Administrative Agent, on behalf of the Lenders, shall have received the following, each in form and substance satisfactory to the Administrative Agent:

(a) Agreement. This Agreement executed by each party thereto;

(b) Notes. For each Lender Group, a Note duly completed and executed by the Borrower and payable to the Agent for such Lender Group;

(c) Accounts. Evidence that the Collection Account and the Security Deposit Collection Account have been established;

(d) Transaction Documents. Executed counterparts of each of the other Transaction Documents and the Custodian Fee Letter, duly executed by each of the parties thereto;

(e) Resolutions. A copy of the resolutions of the Board of Managers (or similar items) of the Borrower and the Board of Directors of TPVG approving the Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

(f) Charters. The Certificate of Formation of each of the Borrower and TPVG certified by the Secretary of State of its jurisdiction of organization; and a certified copy of the Borrower’s limited liability company agreement and TPVG’s articles of incorporation;

(g) Good Standing Certificates. Good Standing Certificates for each of the Borrower and TPVG issued by the applicable Official Body of its jurisdiction of organization;

(h) Incumbency. A certificate of the Secretary or Assistant Secretary of each of the Borrower and TPVG certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it;

(i) Filings. Copies of proper financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Administrative Agent on behalf of the Secured Parties in all Borrower Collateral in which an interest may be pledged hereunder;

(j) Searches. Certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Administrative Agent), dated a date reasonably near to the Effective Date, listing all effective financing statements which name the Borrower or TPVG (under their respective present names and any previous names) as debtor and which are filed in the jurisdictions in which filings were made pursuant to Section 6.1(i), together with copies of such financing statements;

(k) Opinions. Legal opinions of Troutman Sanders, LLP, special counsel for the Borrower and TPVG and of Nixon Peabody, LLP, counsel for the Custodian, each in form and substance satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request;

(l) No Event of Default, etc. A certificate of the Borrower that each of the Transaction Documents is in full force and effect and (i) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the issuance of the Notes and the borrowing hereunder and (ii) the representations and warranties of the Borrower and TPVG contained herein and in the other Transaction Documents are true and correct as of the Effective Date;

(m) Termination of Existing Liens. Executed UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Contract Payments or the related Contracts previously granted by the Borrower or TPVG and the executed pay-off letters reasonably requested by the Agents;

(n) Payment of Fees. The Administrative Agent shall have received evidence that all Fees due to the Lenders on the Effective Date have been paid in full;

(o) No Material Adverse Change. No material adverse change with respect to the financial condition, collateral, operations, industry, business or prospects of TPVG or the Borrower, or any of its subsidiaries, shall have occurred and no litigation shall have commenced which, if successful, could have a material adverse effect upon any of the foregoing; and

(p) Other. Such other approvals, documents, opinions, certificates and reports as the Administrative Agent may reasonably request.

Section 6.2 Advances. The making of each Advance is subject to the condition that the Effective Date shall have occurred and to the following further conditions precedent that:

(a) No Event of Default, etc. Each of the Transaction Documents shall be in full force and effect and (i) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of such Advance, (ii) the representations and warranties of the Borrower and TPVG contained herein and in the other Transaction Documents are true and correct as of the related Advance Date, with the same effect as though made on the date of (and after giving effect to) such Advance, (iii) after giving effect to such Advance, the aggregate outstanding principal balance of the Advances hereunder will not exceed the Borrowing Base on such day, and (iv) no successor Collateral Manager shall have been appointed;

(b) Advance Request, etc. The Paying Agent shall have received the Advance Request for such Advance in accordance with Section 2.2, together with all items required to be delivered in connection therewith;

(c) Revolving Period. The Revolving Period shall not have ended;

(d) Custodial Receipt. The Administrative Agent shall have received a duly completed and executed Certification from the Custodian;

(e) Borrowing Base Confirmation. The Administrative Agent and the Paying Agent shall have received an Officer’s Certificate (which may be included as part of the Advance Request and includes a Borrowing Base Certificate in the form of Exhibit L) computed as of the date of such requested Advance and after giving effect thereto and to the purchase by the Borrower of the Contracts to be purchased by it under the Sale Agreement on such date, certifying that (i) the aggregate principal amount of all Advances shall not exceed the Borrowing Base, calculated as of the Advance Date as if the Contracts purchased by the Borrower on such Advance Date were owned by the Borrower and (ii) the Borrower has Funded Equity at that time in an amount at least equal to $25,000,000;

(f) Hedging Agreements. The Administrative Agent shall have received evidence, in form and substance satisfactory to the Required Lenders, that the Borrower has entered into Hedging Agreements to the extent required by, and satisfying the requirements of, Section 10.6;

(g) IPO. The Collateral Manager shall complete the initial public offering of its common equity to third-party investors in an amount at least equal to $100,000,000;

(h) Asset Quality Tests. The Borrower shall be in compliance with each of the Asset Quality Tests;

(i) Asset Coverage Ratio. TPVG’s Asset Coverage Ratio shall not be less than 2:1 (i.e., 50% advance rate); provided that if there is any subsequent change to the asset coverage requirements for any business development company under the 1940 Act, TPVG’s Asset Coverage Ratio shall not be less than the greater of (x) 3:2 (i.e., 66.67% advance rate) and (y) the amount so required under the 1940 Act after such change;

(j) Borrower’s Certification. The Borrower shall have delivered to the Administrative Agent and the Paying Agent an Officer’s Certificate (which may be included as part of the Advance Request) dated the date of such requested Advance certifying that the conditions described in subsections 6.2(a) through 6.2(i) have been satisfied;

(k) Rating Letters. Solely with respect to the initial advance to be made by each Conduit Lender, the Administrative Agent shall have received a letter from each applicable Rating Agency confirming its rating of such Conduit Lender; and

(l) Other. The Administrative Agent shall have received such other approvals, documents, opinions, certificates and reports as they may request, which request is reasonable as to content and timing.

ARTICLE VII

ADMINISTRATION AND MANAGEMENT OF TRANSFERRED CONTRACTS

Section 7.1 Retention and Termination of the Collateral Manager. (a) The management, administering and collection of the Transferred Contracts shall be conducted by the Person designated as Collateral Manager from time to time in accordance with this Section 7.1(a). Subject to early termination due to the occurrence of a Collateral Manager Default or as otherwise provided below in this Section 7.1, TPVG is hereby designated, and hereby agrees to serve, as Collateral Manager until the termination of this Agreement. Any designation of a successor Collateral Manager under this Agreement shall become effective upon such successor Collateral Manager’s agreement to perform the duties and obligations of the Collateral Manager pursuant to the terms hereof and TPVG shall continue to perform the obligations of the Collateral Manager hereunder until such successor Collateral Manager shall have assumed the responsibilities and obligations of the Collateral Manager. The Collateral Manager may, with the prior consent of the Administrative Agent, subcontract with any other Person for the management, administering or collecting the Transferred Contracts; provided that the Collateral Manager shall remain liable for the performance of the duties and obligations of the Collateral Manager pursuant to the terms hereof. ~~The Administrative Agent consents to the Collateral Manager subcontracting with Vastardis Capital Services Holdings LP to provide such services with respect to the Transferred Contracts.~~

(b) At least 30 days (or such shorter period of time as may be reasonable under the circumstances, as determined by the Backup Collateral Manager in its sole discretion) prior to the delivery of a notice of termination of the Collateral Manager, the Administrative Agent shall notify the Backup Collateral Manager in writing to perform a data mapping (at the cost of the Borrower) with respect to the management systems utilized by the Collateral Manager. Upon the termination or resignation of the Collateral Manager, the Backup Collateral Manager shall, upon the receipt of notice of such resignation or termination, within 30 days commence collateral management activities in place of TPVG and shall, subject to the provisions of Section 11.1, for the purposes of this Agreement, become Collateral Manager. Until such time as the Administrative Agent notifies TPVG that the Backup Collateral Manager has commenced collateral management activities in the place of TPVG, TPVG shall continue to perform the obligations of the Collateral Manager hereunder. Upon the Backup Collateral Manager’s assumption of the obligations of Collateral Manager pursuant to this Agreement, the Collateral Manager shall deliver to the Backup Collateral Manager all documents and instruments and monies held by it under this Agreement, and the Collateral Manager and the Administrative Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Backup Collateral Manager all such rights, powers, duties, and obligations. Notwithstanding anything contained herein to the contrary, the resignation or termination of the Collateral Manager shall not become effective until the Backup Collateral Manager or an entity reasonably acceptable to the Administrative Agent shall have assumed the responsibilities and obligations of the Collateral Manager.

(c) Neither the Collateral Manager nor the Backup Collateral Manager shall resign from the obligations and duties imposed on it by this Agreement as Collateral Manager or Backup Collateral Manager, as the case may be, except upon a determination that by reason of a change in legal requirements, the performance of its duties hereunder would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Collateral Manager or Backup Collateral Manager, as the case may be, and the Administrative Agent does not elect to waive the obligations of the Collateral Manager or the Backup Collateral Manager, respectively, to perform the duties which render it legally unable to act or to delegate those duties to another Person (which determination shall be evidenced by an Opinion of Counsel to such effect), then the Collateral Manager or Backup Collateral Manager, as the case may be, may give notice of such determination to the Administrative Agent and, no less than ninety (90) days following delivery of such notice, cease to operate as Collateral Manager or Backup Collateral Manager, respectively. No such action of the Collateral Manager or Backup Collateral Manager, as the case may be, shall become effective until a successor entity reasonably acceptable to the Administrative Agent shall have assumed the responsibilities and obligations of such Person in accordance with this Agreement. The parties hereto agree that such cessation of operation by the Collateral Manager or the Backup Collateral Manager, as the case may be, shall be a breach of covenant under this Agreement. Notwithstanding anything contained herein regarding the prohibition against the Collateral Manager or Backup Collateral

Manager’s resignation, as the case may be, the sole remedy for such action shall be that the Administrative Agent shall have the right to appoint a successor Collateral Manager or Backup Collateral Manager, respectively. Neither the Collateral Manager nor the Backup Collateral Manager shall have liability to any party for any such resignation. The parties hereto agree to treat any such Backup Collateral Manager resignation as confidential information hereunder in accordance with Section 18.14.

(d) Any Person (i) into which the Collateral Manager or Backup Collateral Manager may be merged or consolidated in accordance with the terms of this Agreement, (ii) resulting from any merger or consolidation to which the Collateral Manager or Backup Collateral Manager, as applicable, shall be a party, (iii) acquiring by conveyance, transfer or lease substantially all of the assets of the Collateral Manager or Backup Collateral Manager, as applicable, or (iv) succeeding to the business of the Collateral Manager or Backup Collateral Manager, as applicable, in any of the foregoing cases, shall execute an agreement of assumption to perform every obligation of the Collateral Manager or Backup Collateral Manager, as applicable, under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Collateral Manager or Backup Collateral Manager, as applicable, under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.

(e) In the event the Backup Collateral Manager assumes the obligations of the Collateral Manager pursuant to this Section 7.1, the Backup Collateral Manager shall also thereupon so assume all of the rights and obligations of the outgoing Collateral Manager under the Lockbox Agreements. In such event, the Backup Collateral Manager shall be deemed to have assumed all of the Collateral Manager’s interest therein and to have replaced the Collateral Manager as a party to each Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the Backup Collateral Manager, except that the Collateral Manager shall not thereby be relieved of any liability or obligations to the Lockbox Bank under such Lockbox Agreement. The Collateral Manager shall, upon request of the Administrative Agent, but at the expense of the Collateral Manager, deliver to the Backup Collateral Manager all documents and records relating to the Lockbox Agreements and an accounting of amounts collected and held by the Lockbox Banks and the Collection Account Bank and otherwise use its best efforts to effect the orderly and efficient transfer of the Lockbox Agreements to the Backup Collateral Manager.

(f) If the Backup Collateral Manager assumes the role of successor Collateral Manager, it shall be reimbursed by the Borrower for any out-of-pocket costs and expenses incurred in connection with the liquidation of any Transferred Contracts which have been approved in writing by the Administrative Agent.

(g) If the Backup Collateral Manager assumes the role of successor Collateral Manager, the Backup Collateral Manager shall, by the fifteenth (15th) Business Day following the later of (i) the day of such assumption of duties and (ii) the day on which TPVG provides the Backup Collateral Manager with a list of all licenses TPVG then has (and TPVG shall promptly provide the Backup Collateral Manager a list of all licenses TPVG then has), determine which licenses, approvals and consents were necessary or required to be obtained by TPVG in connection with the performance of its obligations as Collateral Manager and as soon as reasonably practicable thereafter obtain all licenses, approvals and consents necessary or required to be obtained in connection with the performance by the Backup Collateral Manager of its obligations as successor Collateral Manager hereunder, except where the failure to so obtain such licenses, approvals or consents is not reasonably likely to have a material adverse effect on the Backup Collateral Manager’s ability to perform its obligations as successor Collateral Manager hereunder.

Section 7.2 Duties of the Collateral Manager. The Collateral Manager shall manage, administer and make collections on the Transferred Contracts and perform the other actions required by the Collateral Manager under the terms and provisions of this Agreement.

(a) The Collateral Manager shall take or cause to be taken all such actions as may be reasonably necessary or advisable to attempt to collect the Contract Payments from time to time, (i) all in accordance with (1) Applicable Laws and (2) the applicable Transferred Contract, (ii) with reasonable care and diligence using that degree of skill and attention that a similarly-situated prudent person engaging in such activities would exercise, (iii) without limitation to its obligations under the preceding clauses (i) and (ii) and with no less care than the Collateral Manager exercises with respect to all comparable Contracts that it manages for itself and others and (iv) in accordance in all material respects with the Credit and Collection Policy. Each of the Borrower, the Secured Parties and the Administrative Agent hereby appoints the Collateral Manager, from time to time designated pursuant to Section 7.1, as agent for itself and in its name to enforce and administer their respective rights and interests in the Contract Payments and the related Transferred Contracts.

(b) The Collateral Manager shall administer the Collections in respect of the Contract Payments in accordance with the procedures described herein. The Collateral Manager may, on any date, instruct the Administrative Agent to convert funds on deposit in the Collection Account into Euros, GBPs or Dollars, in each case using the Applicable Conversion Rate if, after giving effect to such exchange, the Borrower is in compliance with the Borrowing Base. The Collateral Manager shall transfer, or cause to be transferred, all Collections on deposit in each Lockbox Account (which constitute collected funds pursuant to the terms of the Lockbox Agreement) to the Collection Account by the close of business on the third Business Day following the date such Collections are received in such Lockbox Account and the Collateral Manager shall promptly deposit all Collections received directly by it into the Collection Account. The Collateral Manager shall transfer, or cause to be transferred, all security deposits with respect to the Transferred Contracts on deposit in each Lockbox Account (which constitute collected funds pursuant to the terms of the Lockbox Agreement) to the Security Deposit Collection Account by the close of business on the third Business Day following the date such security deposits are received in such Lockbox Account and the Collateral Manager shall promptly deposit all such security deposits received directly by it into the Security Deposit Collection Account. The Collateral Manager shall make such deposits or payments by electronic funds transfer through the Automated Clearing House system, or by wire transfer

(c) Except as otherwise permitted in this Agreement, the Collateral Manager shall not forgive, discharge, compromise, waive or cancel the terms of any Contract Payment or amend, modify or waive any term or condition of any Contract related thereto, except with the written consent of the Administrative Agent. Except as in accordance with this Agreement or the Credit and Collection Policy, the Collateral Manager shall not extend, amend or otherwise modify the terms of any Contract Payment or amend or modify any term or condition of any Contract related thereto, except with the written consent of the Administrative Agent.

(d) The Collateral Manager shall hold in trust for the Borrower and the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Contract Payments not previously delivered to the Custodian and shall, as soon as practicable upon demand of the Administrative Agent, make available, or, upon the occurrence and during the continuation of a Collateral Manager Default, deliver to the Administrative Agent all Records in its possession which evidence or relate to the Contract Payments.

(e) The Collateral Manager shall, as soon as practicable following receipt thereof, turn over to TPVG any cash collections or other cash proceeds received with respect to each Contract which does not constitute a Transferred Contract.

(f) Anything herein to the contrary notwithstanding, TPVG shall perform its obligations under the Transferred Contracts to the same extent as if the Transferred Contracts had not been sold by it.

~~(f)~~(g) The Collateral Manager shall if requested by the Administrative Agent or any Lender: (i) promptly (and in any event within forty-five (45) days after the end of each fiscal quarter and eighty (80) days after the end of each fiscal year, as applicable) provide to the Administrative Agent the unaudited consolidated financial statements of the Borrower and TPVG as filed with the Securities and Exchange Commission for the fiscal year most recently ended, and the unaudited consolidated financial statements of the Borrower and TPVG as filed with the Securities and Exchange Commission for the fiscal quarter most recently ended and (ii) promptly (and in any event with ten (10) days after the end of such fiscal quarter) provide to the Administrative Agent and each Lender the then-current Credit-Watch List for the fiscal quarter most recently ended. It is understood that Collateral Manager shall have satisfied the requirements of this clause (g) with respect to the quarterly and annual financial statements of TPVG upon submission by TPVG of its Form 10-Q or Form 10-K, as applicable, through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system.

Section 7.3 Representations and Warranties of the Collateral Manager. The Collateral Manager represents, warrants and covenants as of the Effective Date and as of the date of each Advance as to itself:

(a) Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and has the power, authority and legal right to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party;

(b) Due Qualification. It is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a material adverse effect on its ability to perform its obligations under its Transaction Documents and its ability to enforce the Transferred Contracts and the other Borrower Collateral;

(c) Power and Authority. It has the power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party (in any capacity) and to perform its obligations hereunder and thereunder; and the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party (in any capacity) have been duly authorized by the Collateral Manager by all necessary corporate action;

(d) Binding Obligations. This Agreement and the Transaction Documents to which it is a party (in any capacity) have been executed and delivered by the Collateral Manager and, assuming due authorization, execution and delivery by each other party hereto and thereto, constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing;

(e) No Violation. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party (in any capacity), the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its organizational documents, or any material indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are bound, (B) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such material indenture, agreement, mortgage, deed of trust or other instrument (except as may be created pursuant to this Agreement or any other Transaction Document), or (C) violate in any material respect any law, order, rule or regulation applicable to it of any Official Body having jurisdiction over it or any of its properties;

(f) No Proceedings. There are no proceedings or investigations pending or, to the best of the Collateral Manager’s knowledge, threatened against it, before any Official Body having jurisdiction over it or its properties (A) asserting the invalidity of any of the Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Transaction Documents, (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the performance by it of its obligations under, or the validity or enforceability of, any of the Transaction Documents or (D) that would reasonably be expected to have a material adverse effect on any Contract or other Borrower Collateral or (E) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or seeking to impose any excise, franchise, transfer or similar tax upon the Notes or the sale and assignment of the Transferred Contracts hereunder;

(g) No Consents. No consent, license, approval, authorization or order of, or registration, declaration or filing with, any Official Body having jurisdiction over it or any of its properties is required to be made in connection with the execution, delivery or performance of this Agreement and the Transaction Documents to which it is a party (in any capacity) or the consummation of the transactions contemplated thereby, in each case other than (A) consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof and (B) where the lack of such consents, licenses, approvals, authorizations, orders, registrations, declarations or filings would not have a material adverse effect on its ability to perform its obligations under its Transaction Documents and its ability to enforce the Transferred Contracts and the other Borrower Collateral;

(h) Taxes; ERISA. It has filed on a timely basis all tax returns (including foreign, federal, state, local and otherwise) required to be filed and has paid all taxes due and payable by it and any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Collateral Manager). It is not liable for taxes payable by any other Person. No tax lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Collateral Manager in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due at or prior to the Effective Date. Each benefit plan, if any, of the Collateral Manager that is a “defined benefit plan” as defined in Section 3(35) of ERISA is in compliance in all material respects with ERISA and there is no Lien of the Pension Benefit Guaranty Corporation on any of the Borrower Collateral;

(i) Investment Company Status. As of the completion of its initial public offering of its common equity, it will have elected to be regulated as a business development company under the 1940 Act;

(j) Information True and Correct. All information heretofore or hereafter furnished by or on behalf of the Collateral Manager in writing to the Borrower, any Lender, any Agent, the Paying Agent or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby is and will be true and complete in all material respects and does not omit to state a material fact necessary to make the statements contained therein not misleading;

(k) Credit and Collection Policy. Attached as Exhibit K is a true and correct copy of the Credit and Collection Policy as in effect on the date hereof. All of the Contract Payments and Contracts managed by the Collateral Manager are being managed in accordance with the Credit and Collection Policy in all material respects;

(l) ~~Financial Statements. The Collateral Manager has delivered to each Lender complete and correct copies of (A) the unaudited consolidated financial statements of the Collateral Manager for the fiscal year most recently ended, and (B) the unaudited consolidated financial statements of the Collateral Manager for the fiscal quarter most recently ended, in each case when required to be delivered under Section 7.4(n). Such financial statements (including the related notes) fairly present the financial condition of the Collateral Manager as of the respective dates thereof and the results of operations for the periods covered thereby, each in accordance with GAAP. There has been no material adverse change in the business, operations, financial condition, properties or assets of the Collateral Manager since July 1, 2013;~~Anti-Corruption Laws and Sanctions. The Collateral Manager and its subsidiaries and, to its knowledge, their respective directors, officers, managers and agents, are in compliance in all material respects with Anti-Corruption Laws and applicable Sanctions. None of (a) the Collateral Manager or its subsidiaries, or, to its knowledge, their respective directors, officers or managers or (b) to its knowledge, any of their agents that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person;

(m) Eligibility of Contract Payments. All Contract Payments included as Eligible Contract Payments in the calculation of the Borrowing Base in the most recently delivered Compliance Certificate are Eligible Contract Payments; ~~and~~

(n) Other Documents. The representations and warranties made by it (in any capacity) in each of the other Transaction Documents to which it is a party are true and correct in all material respects as of the date(s) made or deemed made (or, if such representation speaks to an earlier date, as of such earlier date)~~.~~; and

(o) Selection Procedures. In selecting the Eligible Contract Payments hereunder, no selection procedures were employed which are intended to be adverse to the interests of the Lender Group.

Section 7.4 Covenants of the Collateral Manager. Until the date after the end of the Revolving Period on which the Advances shall have been repaid in full, all Yield shall have been paid, and no other amount shall be owing to the Secured Parties under this Agreement:

(a) Compliance with Agreements and Applicable Laws. The Collateral Manager shall perform each of its obligations under this Agreement and the other Transaction Documents and comply with all federal, state and local laws and regulations applicable to it and its business and properties, including the Contracts and Contract Payments and all Proceeds thereof, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, and privacy, except to the extent that the failure to so comply would not reasonably be expected to have a material adverse effect on its business, assets, property, business condition (financial or other), funding arrangements or prospects. Without limiting the foregoing, (x) to the extent applicable, the Collateral Manager is in compliance in all material respects with Subject Laws and (y) the Collateral Manager has adopted internal controls and procedures reasonably designed to ensure compliance in all material respects with the applicable provisions of the Anti-Corruption Laws and applicable Sanctions.

(b) Maintenance of Existence and Conduct of Business. The Collateral Manager shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a corporation and its rights and franchises in the jurisdiction of its formation and (B) qualify and remain qualified as a foreign corporation in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a material adverse effect on its business, assets, property, business condition (financial or other), funding arrangements or prospects; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and under its organizational documents; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations except where the failure to maintain, preserve and protect such licenses, permits, charters and registrations would not reasonably be expected to have a material adverse effect on its business, assets, property, business condition (financial or other), funding arrangements or prospects.

(c) Books and Records. The Collateral Manager shall (or shall cause its agent to) keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Collateral Manager in accordance with GAAP; maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Contracts and the Principal Balances thereof in the event of the destruction of the originals thereof); and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Contracts.

(d) Payment, Performance and Discharge of Obligations. The Collateral Manager shall pay, perform and discharge or cause to be paid, performed and discharged promptly all Charges payable by it except where the failure to so pay, discharge or otherwise satisfy such obligation would not, individually or in the aggregate, be expected to have a material adverse effect on its business, assets, property, business condition (financial or other), funding arrangements or prospects.

(e) ERISA. The Collateral Manager shall give the Administrative Agent and each Lender prompt written notice of any event that could result in the imposition of a Lien under Section 412 of the Code or Section 303(K) or 4068 of ERISA. The Collateral Manager shall not, and shall not cause or permit any of its Affiliates to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 303(K) or 4068 of ERISA.

(f) Compliance with Contracts and Credit and Collection Policy. The Collateral Manager shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under any Transferred Contracts (except, in the case of a successor Collateral Manager (whether the Backup Collateral Manager or otherwise), such material provisions, covenants and other provisions shall only include those provisions relating to the collection and management of the Contract Payments to the extent such obligations are set forth in a document included in the related Contract File) and shall comply with the Credit and Collection Policy in all material respects with respect to all such Contracts and the Contract Payments relating thereto. The Collateral Manager shall maintain such insurance as is customary and desirable for Persons engaged in its business and as required by Applicable Law.

(g) Facility Documents. The Collateral Manager shall comply with the terms of and employ the procedures outlined in this Agreement, and all of the other Transaction Documents to which it is a party and take all such action to such end consistent with the provisions of Section 7.2(a) as may be from time to time reasonably requested by the Administrative Agent.

(h) Maintain Records of Transferred Contracts. The Collateral Manager shall (or shall cause its agent to), at its own cost and expense, maintain satisfactory and complete records of the Borrower Collateral, including a record of all payments received and all credits granted with respect to the Borrower Collateral and all other dealings with the Borrower Collateral. The Collateral Manager shall maintain (or shall cause its agent to maintain) its computer systems so that, from and after the time of sale under the Sale Agreement of the Contracts to the Borrower, the Collateral Manager’s (or such agent’s) master computer records (including any back-up archives) that refer to a Transferred Contract shall indicate the interest of the Borrower and the Administrative Agent in such Transferred Contract and that such Transferred Contract is owned by the Borrower and has been pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement.

(i) Liens. The Collateral Manager shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents, whether with respect to the Contract Payments, the Contracts, the Lockbox Accounts or any other Borrower Collateral other than Permitted Liens.

(j) [Reserved].

(k) Commingling. The Collateral Manager shall not deposit or permit the deposit of any funds (other than Excluded Amounts) that do not constitute Collections of Contract Payments or other proceeds of any Transferred Contracts into a Lockbox Account.

(l) Taxes. The Collateral Manager will file on timely basis all material tax returns (including foreign, federal, state, local and otherwise) required to be filed and will pay all material taxes due and payable by it or any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Collateral Manager).

(m) Servicing Obligations. The Collateral Manager will not (i) amend, waive or otherwise modify the Credit and Collection Policy without the prior written consent of the Required Lenders, (ii) agree to any amendment, waiver or other modification of the Transaction Document to which it is a party without the prior written consent of the Required Lenders, (iii) interpose any claims, offsets or defenses it may have as against the Borrower as a defense to its performance of its obligations in favor of any Affected Party hereunder or under any other Transaction Documents or (iv) change its fiscal year to be other than January 1 through December 31.

(n) Notices, Financial Reporting. The Collateral Manager (except in the case of successor Collateral Manager (whether the Backup Collateral Manager or otherwise)) shall furnish, or cause to be furnished, to the Administrative Agent, the Backup Collateral Manager and each Lender:

(i) ~~as soon as available and in any event on or before May 31 of each year, a copy of the audited consolidated financial statements for the prior year for the Collateral Manager and its consolidated Subsidiaries, TriplePoint Capital LLC and the Investment Adviser, including the prior comparable period (if any) from the preceding fiscal year and certified by Independent Accountants (the report of which shall be unqualified), together with consolidating financial statements for the Collateral Manager certified by an Executive Officer of the Collateral Manager with appropriate knowledge stating that the information set forth therein fairly presents the financial condition of the Collateral Manager and its consolidated Subsidiaries as of and for such fiscal year, with all such financial statements being prepared in accordance with GAAP applied consistently throughout the period involved (except for changes in the application of GAAP approved by such accountants in accordance with GAAP and disclosed therein);~~[reserved];

(ii) ~~as soon as available and in any event (1) within 45 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an unaudited consolidated and consolidating balance sheet of the Collateral Manager and its consolidated Subsidiaries as of the end of such fiscal quarter and including the prior comparable period (if any), and the unaudited consolidated and consolidating statements of income, and of cash flow, of the Collateral Manager and its consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, (2) within 45 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an unaudited consolidated and consolidating balance sheet of TriplePoint Capital LLC and the Investment Adviser as of the end of such fiscal quarter and including the prior comparable period (if any), and (3) within 75 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), the unaudited consolidated and consolidating statements of income, and of cash flow, of TriplePoint Capital LLC and the Investment Adviser, for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, in each case certified by an Executive Officer of the Collateral Manager identifying such documents as being the documents described in this paragraph (ii) and stating that the information set forth therein fairly presents the financial condition of the Collateral Manager and its consolidated Subsidiaries as of and for the periods then ended, subject to year-end adjustments and confirming that the Collateral Manager is in compliance with all financial covenants in the Transaction Documents (or, if the Collateral Manager is not in compliance, specifying the nature and status thereof); and~~[reserved]; and

(iii) promptly, from time to time, such other information, documents, records or reports respecting the Transferred Contracts or the Related Security, the other Borrower Collateral or the condition or operations, financial or otherwise, of the Collateral Manager as the Administrative Agent may, from time to time, reasonably request.

(o) Security Deposits. The Collateral Manager shall not allow any Obligor to utilize its security deposit to offset any remaining Contract Payments, except as contemplated by Section 7.13(b).

Section 7.5 Collateral Manager Fee; Payment of Certain Expenses by Collateral Manager; Backup Collateral Manager Fees and Expenses. On each Distribution Date, the Collateral Manager shall be entitled to receive out of the Collection Account the Collateral Manager Fee for the related Collection Period pursuant to Section 8.5. The initial Collateral Manager shall be required to pay all expenses incurred by it in connection with its activities under this Agreement and the Sale Agreement. On each Distribution Date, the Backup Collateral Manager shall be entitled to receive out of the Collection Account the Backup Collateral Manager Fees and Expenses for the related Collection Period pursuant to Section 8.5.

Section 7.6 Compliance Certificate. No later than 4:00 p.m., New York, New York time, on each Collateral Manager Report Date, the Collateral Manager shall deliver to the Administrative Agent and the Backup Collateral Manager a Compliance Certificate executed by a Responsible Officer of the Collateral Manager, including information on delinquencies and extensions of Transferred Contracts.

Section 7.7 Annual Statement as to Compliance; Notice of Collateral Manager Default. (a) The Collateral Manager shall deliver to the Administrative Agent, each Lender and the Backup Collateral Manager on or before April 30 of each year, beginning on April 30, 2015, an officer’s certificate signed by any Executive Officer of the Collateral Manager, dated as of the preceding December 31, stating that (i) a review of the activities of the Collateral Manager during the preceding 12-month period (or such other period as shall have elapsed from the Effective Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to such officer’s knowledge, based on such review, the Collateral Manager has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b) The Collateral Manager shall deliver to the Administrative Agent, each Lender and the Backup Collateral Manager, promptly after having obtained knowledge thereof, but in no event later than three Business Days thereafter, written notice in an Officers’ Certificate of any Collateral Manager Default, Unmatured Collateral Manager Default, Termination Event, Unmatured Event of Default or Event of Default.

Section 7.8 Audit of Transferred Contracts. The initial Collateral Manager shall, at the Collateral Manager’s expense, conduct and complete an audit of the Transferred Contracts in compliance with the audit standards set forth on Exhibit B (as such Exhibit may be modified from time to time by the Administrative Agent in its sole discretion) hereto with any audit firm reasonably acceptable to the Administrative Agent and the Lenders, (i) on or before August, 2014 and (ii) thereafter, on or before July 15 of each year, beginning on July 15, 2015, with respect to the twelve months ended the immediately preceding calendar month’s end.

Section 7.9 Access to Certain Documentation and Information Regarding Contracts. (a) Each of the Borrower and the Collateral Manager shall permit representatives of the Administrative Agent and the Backup Collateral Manager at any time and from time to time as the Administrative Agent or the Backup Collateral Manager shall reasonably request but only (i) upon two Business Days’ prior written notice (so long as no Unmatured Event of Default, Event of Default, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing) and (ii) during normal business hours: (a) to inspect and make copies of and abstracts from its records relating to the Transferred Contracts, and (b) to visit its properties in connection with the collection, processing or management of the Transferred Contracts for the purpose of examining such records, and to discuss matters relating to the Transferred Contracts or such Person’s performance under this Agreement and the other Transaction Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. In connection with any inspection, the Administrative Agent (or its designee) or the Backup Collateral Manager may, with the Borrower’s consent (so long as no Unmatured Event of Default, Event of Default, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing), institute procedures to permit it to confirm the Obligor balances in respect of any Transferred Contracts. Each of the Borrower and the Collateral Manager agrees to render to the Administrative Agent and the Backup Collateral Manager such clerical and other assistance as may be reasonably requested with regard to the foregoing, provided such assistance shall not interfere in any material respect with the Collateral Manager’s business and operations. Prior to the occurrence of an Unmatured Event of Default, an Event of Default, an Unmatured Collateral Manager Default or a Collateral Manager Default, the Collateral Manager shall bear the expense of up to two such inspections in any 12-month period, subject to a maximum of $75,000 per annum of such expenses in the aggregate (including any expenses paid by TPVG pursuant to Section 5.1(e) of the Sale Agreement), and any additional inspections or expenses in excess of $75,000 per annum shall be for the account of the Lenders. During the existence of an Unmatured Event of Default, an Event of Default, an Unmatured Collateral Manager Default or a Collateral Manager Default, the Collateral Manager shall be required to bear the expense of all such inspections. Nothing in this Section 7.9 shall derogate from the obligation of the Borrower and the Collateral Manager to observe any Applicable Law prohibiting disclosure of information regarding the Obligors, and the failure of the Collateral Manager to provide access as a result of such obligation shall not constitute a breach of this Section 7.9.

(b) The Collateral Manager agrees to cooperate and use its best efforts in effecting the transition of the responsibilities and rights of managing the Transferred Contracts, including the transfer to the Backup Collateral Manager as successor Collateral Manager for the administration by it of all cash amounts that shall at the time be held by the Collateral Manager for deposit, or have been deposited by the Collateral Manager, or thereafter received with respect to the Transferred Contracts and the delivery to the Backup Collateral Manager as successor Collateral Manager in an orderly and timely fashion of all files and records with respect to the Transferred Contracts containing all information necessary to enable the Backup Collateral Manager as successor Collateral Manager to manage the Transferred Contracts. In addition, the Borrower and the Collateral Manager, as applicable, shall provide to the Administrative Agent and the Backup Collateral Manager access to the Transferred Contracts and all other documents regarding the Transferred Contracts included as part of the Borrower Collateral and the Related Security in such cases where the Administrative Agent and the Backup Collateral Manager are required in connection with the enforcement of the rights or interests of the Lenders, or by Applicable Law, to review such documentation, such access being afforded without charge but only (i) upon two Business Days’ prior written notice (so long as no Unmatured Event of Default, Event of Default or Collateral Manager Default has occurred and is continuing and (ii) during normal business hours. From and after the Effective Date and periodically thereafter at the reasonable discretion of the Administrative Agent, the Administrative Agent may review the Borrower’s and the Collateral Manager’s collection and administration of the Transferred Contracts in order to assess compliance by the Collateral Manager with the Collateral Manager’s written policies and procedures, as well as this Agreement and may conduct an audit of the Transferred Contracts and Records in conjunction with such review, subject to the limits set forth in Section 7.9(a).

Section 7.10 Certain Duties and Representations of Backup Collateral Manager. (a) On or before each Collateral Manager Report Date, the Collateral Manager shall deliver to the Backup Collateral Manager and, upon prior request, the Administrative Agent, a computer tape or a diskette or any other electronic transmission in a format reasonably acceptable to the Backup Collateral Manager (and, if applicable, the Administrative Agent) containing the LeasePlus, Geneva or any similar system lease/loan portfolio information with respect to the Transferred Contracts as of the last day of the preceding Collection Period necessary for preparation of the Compliance Certificate relating to such Collateral Manager Report Date and all calculations required by Section 7.10(b). Such tape or diskette shall further include such information as may be needed in order for the Backup Collateral Manager to fulfill its duties as successor Collateral Manager, in the Backup Collateral Manager’s reasonable judgment. The Backup Collateral Manager shall notify the Administrative Agent in writing within one (1) Business Day if such information is not delivered to the Backup Collateral Manager on any Collateral Manager Report Date.

(b) Prior to each such Distribution Date, the Backup Collateral Manager shall use such tape or diskette (or other means of electronic transmission reasonably acceptable to the Backup Collateral Manager and, if applicable, the Administrative Agent) and review the related Compliance Certificate against such electronic transmission in order to perform the following:

(i) confirm that the Compliance Certificate is complete on its face;

(ii) recalculate the Borrowing Base as of such Collateral Manager Report Date;

(iii) calculate the rolling three month average Delinquency Ratio, the Delinquency Ratio for such Collection Period, the rolling three month Charged-Off Ratio and the rolling three month average Interest Spread Measure;

(iv) review the Aggregate Outstanding Principal Balance of the Transferred Contracts and all amounts collected on or in respect of the Contracts; contract payment rate on each Transferred Contract; remaining term to maturity of each Transferred Contract; and

(v) verify the mathematical accuracy of any calculations on the face of the Compliance Certificate.

(c) In the event of any discrepancy between the information set forth in clause (b) above as calculated by the Collateral Manager from that determined or calculated by the Backup Collateral Manager, the Backup Collateral Manager shall promptly report such discrepancy to the Collateral Manager and the Administrative Agent. In the event of a discrepancy as described in the preceding sentence, the Collateral Manager and the Backup Collateral Manager shall attempt to reconcile such discrepancies prior to the related Distribution Date, but in the absence of a reconciliation, distributions on the related Distribution Date shall be made by the Administrative Agent consistent with the information provided by the Collateral Manager, and the Collateral Manager and the Backup Collateral Manager shall use commercially reasonable efforts to reconcile such discrepancies prior to the next Collateral Manager Report Date. If the Backup Collateral Manager and the Collateral Manager are unable to reconcile discrepancies with respect to such Compliance Certificate by the next Collateral Manager Report Date, the Collateral Manager shall deliver to the Administrative Agent an Officer’s Certificate, prior to the next Collateral Manager Report Date, describing the nature and amount of such discrepancies and the actions the Collateral Manager proposes to take with respect thereto. If the Collateral Manager fails to reconcile such discrepancies within fifteen days following the date of the Officer’s Certificate, the Collateral Manager shall cause the Independent Accountants, at the Collateral Manager’s expense, to examine the Compliance Certificate and attempt to reconcile the discrepancies at the earliest possible date. The effect, if any, of such reconciliation shall be reflected in the Compliance Certificate for such next succeeding Collateral Manager Report Date.

(d) Other than the duties specifically set forth in this Agreement, the Backup Collateral Manager shall have no obligations hereunder, including to supervise, verify, monitor or administer the performance of the Collateral Manager. The Backup Collateral Manager shall have no liability for any actions taken or omitted by the Collateral Manager, except for the express duties of the Backup Collateral Manager set forth herein.

Section 7.11 Consequences of a Collateral Manager Default. If a Collateral Manager Default shall occur and be continuing, the Administrative Agent, at the direction of the Required Lenders, by written notice given to the Collateral Manager, shall terminate all of the rights and obligations of the Collateral Manager and appoint a successor pursuant to the terms thereof. In addition, upon the occurrence of a Collateral Manager Default, the Collateral Manager shall, if so requested by the Administrative Agent, acting at the direction of the Required Lenders, deliver to the Backup Collateral Manager its Records within two days after demand therefor and a computer tape or diskette (or any other means of electronic transmission reasonably acceptable to the Backup Collateral Manager) containing as of the close of business on the date of demand all of the data maintained by the Collateral Manager in computer format in connection with managing the Transferred Contracts.

Section 7.12 Appointment of Backup Collateral Manager as Successor Collateral Manager. On and after the termination of the Collateral Manager pursuant to Section 7.11, the Backup Collateral Manager (or any other successor Collateral Manager appointed by the Administrative Agent at the direction of the Required Lenders) shall be the successor in all respects to the Collateral Manager in its capacity as Collateral Manager under this Agreement and the transactions set forth or provided for in this Agreement and, subject to the provisions of Section 11.1, shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Collateral Manager (excluding any references to the initial Collateral Manager) by the terms and provisions of this Agreement.

Section 7.13 Lockbox Accounts. (a) The Collateral Manager shall establish and maintain pursuant to Lockbox Agreements with one or more Lockbox Banks, one or more Lockbox Accounts, in the name of the Borrower. All Lockbox Accounts are listed on Schedule 7.13. Each of the Collateral Manager and the Borrower hereby grants to the Administrative Agent, for the benefit of itself and the Secured Parties, a security interest in all of its right, title and interest to the Lockbox Accounts.

(b) The Collateral Manager shall direct, or cause to be directed, all Obligors to make payments on the Contracts, including any security deposits made by an Obligor to secure the indebtedness of such Obligor under a Contract, directly to a Lockbox Account (which may be made through the Funds Transfer system) and, within three (3) Business Days after receipt into a Lockbox Account, all available balances in such Lockbox Account shall be remitted to the Collection Account or the Security Deposit Collection Account, as the case may be. At such time, the Collateral Manager shall also direct each of the other parties to the Transaction Documents, to the extent that any amounts may be payable thereunder to the Borrower, to make all deposits of such amounts directly into the Lockbox Account (which may be made through the Funds Transfer system). If notwithstanding the foregoing the Collateral Manager at any time thereafter receives any Collections with respect to any Contract Payment or any other proceeds of any Contracts, the Collateral Manager shall direct or cause to be directed, the related Obligor to make such payments to the Lockbox Account (which may be made through the Funds Transfer system) and shall promptly, and in any event no later than the first Business Day after receipt thereof, deposit or cause to be deposited all such amounts into the Collection Account or the Security Deposit Collection Account, as the case may be.

(c) To the extent amounts in the Security Deposit Collection Account may be applied as a payment on a Contract pursuant to the terms of such Contract, the Collateral Manager shall transfer such amounts from the Security Deposit Collection Account to the Collection Account to be applied as a Collection thereof in accordance with Section 8.5. Upon payment in full by an Obligor of all amounts owing under a Contract, the Collateral Manager shall withdraw the remaining amount (if any) of any security deposit related to such Contract previously deposited into the Security Deposit Collection Account and return such amount to such Obligor pursuant to the terms of the related Contract.

Section 7.14 Payments in Respect of Ineligible Contracts. In the event of a breach of Sections 9.13 and 9.19 or of a material breach of any other representation or warranty set forth in Article IX with respect to a Transferred Contract (or the Related Security and other related collateral constituting part of the Borrower Collateral related to such Transferred Contract) (each such Transferred Contract, an “Ineligible Contract”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of TPVG or the Collateral Manager and (y) receipt by TPVG or the Collateral Manager of written notice thereof given by any Secured Party or the Administrative Agent on its behalf, the Borrower shall repay Advances outstanding in an amount equal to the aggregate Repurchase Amount of such Ineligible Contract(s) to which such breach relates on the terms and conditions set forth below; provided that no such repayment shall be required to be made with respect to any Ineligible Contract (and such Transferred Contract shall cease to be an Ineligible Contract) if, on or before the expiration of such 30 day period, the representations and warranties in Article IX with respect to such Ineligible Contract shall be made true and correct in all material respects with respect to such Ineligible Contract as if such Ineligible Contract had become part of the Borrower Collateral on such day or if the Advances outstanding do not exceed the Borrowing Base. The Equityholder shall make a contemporaneous deposit to the Collection Account of the related Repurchase Amount, as contemplated by Section 6.1. of the Sale Agreement.

Section 7.15 Substitution of Contracts Pursuant to Technology Exchange Option. In the event that any Obligor exercises its option pursuant to the Technology Exchange Option, (a) the Borrower (or the initial Collateral Manager on its behalf) shall immediately (and in any event, within two (2) days following its receipt thereof), deposit all Collections received from such Obligor in respect of such exchange into the Collection Account and (b) the Borrower shall replace such Replaced Equipment with Substitute Equipment in accordance with the terms of the related Contract.

In addition, the Borrower shall in connection with such substitution deliver to the Custodian the related Contract File and shall pay to each Hedge Counterparty, as applicable, all Hedge Breakage Costs, if any, incurred in connection with the substitution of such Transferred Contract pursuant to this Section 7.15 and the termination of any Hedge Transactions, in whole or in part, in connection therewith. In connection with any such substitution, the Administrative Agent, on behalf of Secured Parties, shall, automatically and without further action (unless otherwise necessary or requested by the Borrower or the initial Collateral Manager), be deemed to transfer to the Borrower (for transfer to TPVG), free and clear of any Lien created by this Agreement, all of the right, title and interest of the Administrative Agent, on behalf of the Secured Parties, in, to and under such Replaced Equipment, but without any representation and warranty of any kind, express or implied. The Equityholder shall make (or cause to be made) a contemporaneous deposit to the Collection Account of the related Hedge Breakage Costs, as contemplated by Section 6.2 of the Sale Agreement.

Section 7.16 Repurchase. In the event the Equityholder exercises its option to repurchase a Transferred Contract that has become a Charged-Off Contract or a Delinquent Contract pursuant to Section 6.3 of the Sale Agreement, upon receipt of the Repurchase Amount in the Collection Account, the Administrative Agent, on behalf of Secured Parties, shall, automatically and without further action (unless otherwise necessary or requested by the Borrower or the Collateral Manager), be deemed to transfer to the Borrower (for transfer to the Equityholder), free and clear of any Lien created by this Agreement, all of the right, title and interest of the Administrative Agent, on behalf of the Secured Parties, in, to and under such Transferred Contract and the Contract Payments and Related Security related thereto, but without any representation and warranty of any kind, express or implied.

Section 7.17 Contracts Subject to Retained Interest Provisions. With respect to any Contract sold by TPVG to the Borrower and included in the Borrower Collateral subject to the Retained Interest provisions of this Agreement, if such Contract is a Contract with more than one lender or lessor, Collections in respect of principal and interest received by the Collateral Manager will be allocated between the portion owned by the Borrower and to the portion not owned by the Borrower (if any) on a pro rata basis according to the outstanding principal amount of such portion, subject to clause (h) of the definition of “Excess Concentration Amount”.

ARTICLE VIII

ACCOUNTS; PAYMENTS

Section 8.1 Borrower Accounts. (a) On or prior to the Effective Date, the Collateral Manager shall establish the Collection Account, the Funding Account and the Security Deposit Collection Account, each in the name of the Administrative Agent for the benefit of the Secured Parties. The Collection Account, the Funding Account and the Security Deposit Collection Account shall each be an Eligible Account which is a segregated trust account initially established with Deutsche Bank Trust Company Americas. If at any time the Collection Account, the Funding Account or the Security Deposit Collection Account ceases to be an Eligible Account, the Administrative Agent (with notice to the Collateral Manager) shall transfer such account to another institution such that such account shall meet the requirements of an Eligible Account. The Collection Account, the Funding Account and the Security Deposit Collection Account are listed on Schedule 8.1.

(b) On or prior to the Effective Date, the Collateral Manager shall establish the Operating Account in the name of the Administrative Agent for the benefit of the Secured Parties. The Operating Account is a segregated deposit account initially established with U.S. Bank National Association.

(c) All amounts held in the Collection Account, the Lockbox Accounts, the Funding Account and the Security Deposit Collection Account (collectively, the “Borrower Accounts”), shall, to the extent permitted by Applicable Laws, be invested at the written direction of the Administrative Agent, acting pursuant to the direction of the Collateral Manager, in Permitted Investments that mature not later than one Business Day prior to the Distribution Date for the Collection Period to which such amounts relate. Any such written direction shall certify that any such investment is authorized by this Section 8.1. Investments in Permitted Investments shall be made in the name of the Administrative Agent on behalf of the Secured Parties, and, except as specifically required below, such investments shall not be sold or disposed of prior to their maturity. If the Collateral Manager fails to provide such direction, such amounts shall be invested in investments described in clause (f) of the definition of Permitted Investments. The taxpayer identification number associated with each Borrower Account shall be that of the Borrower and the Borrower shall report for Federal, state and local income tax purposes, the income, if any, represented by each Borrower Account. If any amounts are needed for disbursement from the Collection Account and sufficient uninvested funds are not available therein to make such disbursement, the Administrative Agent shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such account to make such disbursement in accordance with and upon the direction of the Collateral Manager or, if the Collateral Manager shall fail to give such direction, the Administrative Agent. The Collection Account Bank shall have no obligation to invest and reinvest any cash held in the Collection Account, the Funding Account or the Security Deposit Account or any other moneys held by the Collection Account Bank pursuant to this Agreement in the absence of timely and specific written investment direction pursuant to this Section 8.1(c). In no event shall the Collection

Account Bank be liable for the selection of investments or for investment losses incurred thereon. The Collection Account Bank shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Collateral Manager or the Administrative Agent, as applicable, to provide timely written investment direction. In the event that the Collection Account Bank receives conflicting investment direction from the Collateral Manager and the Administrative Agent, it shall act in accordance with the direction of the Administrative Agent.

(d) Neither the Borrower nor the Collateral Manager shall have any rights of direction or withdrawal, with respect to amounts held in the Collection Account, except to the extent explicitly set forth in this Agreement.

Subject to the other provisions hereof, the Administrative Agent shall have sole Control (within the meaning of the UCC) over each Borrower Account and each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Administrative Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Administrative Agent in a manner that complies with this Section 8.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Borrower Accounts shall be deposited in the Collection Account and distributed pursuant to Section 8.5. If the Administrative Agent is given instructions to invest funds in any of the Borrower Accounts in investments other than investments of the type described in clause (f) of the definition of “Permitted Investments”, the Person giving such instructions agrees to assist the Administrative Agent in complying with the requirements herein with respect to such investments.

Section 8.2 Collateral Manager Reimbursements. The Collateral Manager shall be entitled to be reimbursed from amounts on deposit in, or to be deposited in, the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Collateral Manager to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Collateral Manager on the related Distribution Date pursuant to Section 8.5(xiii). Upon the request of the Administrative Agent or any Lender, the Collateral Manager shall certify any amount to be reimbursed hereunder and shall supply such other information as may be necessary in the opinion of the Administrative Agent to verify the accuracy of such certification. The Administrative Agent shall not be under any obligation to make the request described in the immediately preceding sentence.

Section 8.3 Application of Collections. With respect to each Contract, payments by or on behalf of the Obligor shall be applied to interest and principal thereof to reduce the balance thereof in accordance with the terms of such Contract.

Section 8.4 Additional Deposits. On or before each Distribution Date, the Collateral Manager or the Borrower shall deposit into the Collection Account the aggregate Repurchase Amounts with respect to Repurchased Contracts. All such deposits of Repurchase Amounts shall be made in immediately available funds. Upon receipt, the Administrative Agent shall remit to the Collection Account any amounts paid by a Hedge Counterparty under any Hedging Agreement.

Section 8.5 Distributions. On each Distribution Date, the Paying Agent shall distribute from the Collection Account, in accordance with the applicable Compliance Certificate provided by the Collateral Manager, the Amount Available for such Distribution Date in the following order of priority:

(i) FIRST, (a) to the Borrower or TPVG, as applicable, to the extent such amounts represent Excluded Amounts or any Retained Interest and (b) to the Collection Account Bank and each Lockbox Bank, any accrued and unpaid fees and expenses for the related Collection Period, which fees and expenses shall not exceed $5,000 for any Collection Period;

(ii) SECOND, if the Collateral Manager is not TPVG, to the extent not previously paid to the Collateral Manager or otherwise by or on behalf of the Borrower, to the Collateral Manager, (a) any accrued and unpaid Collateral Manager Fee for the related Collection Period plus (b) the amounts specified in Section 8.2 (to the extent the Collateral Manager has not reimbursed itself in respect of such amounts pursuant to Section 8.7);

(iii) THIRD, to the extent not previously paid by the Collateral Manager or otherwise by or on behalf of the Borrower, pro rata (a) to the Custodian, any accrued and unpaid Custodian Fees and Expenses for the related Collection Period, which expenses shall not exceed the amount of the Capped Fees/Expenses — Custodian, (b) to the Backup Collateral Manager, any accrued and unpaid Backup Collateral Manager Fees and Expenses, which expenses shall not exceed the amount of the Capped Fees/Expenses - Backup Collateral Manager and any Transition Costs, and (c) to the Paying Agent for any accrued and unpaid fees and expenses for the related Collection Period, which shall not exceed the amount of the Capped Fees/Expenses – Paying Agent;

(iv) FOURTH, from the remaining Amount Available, to the extent not previously paid by the Collateral Manager or otherwise by or on behalf of the Borrower, pro rata, based on the amounts owed to such Persons under this clause (iv), to the Hedge Counterparties, any amounts owed for the current and prior Distribution Dates to the Hedge Counterparties under Hedging Agreements (other than Hedge Breakage Costs), together with interest accrued thereon;

(v) FIFTH, from the remaining Amount Available, to the Agent for each Lender Group, on a pro rata basis, for the benefit of the Lenders in its Lender Group, an amount equal to the Yield on the Advances accrued during the Accrual Period with respect to such Distribution Date (and any Yield with respect to any prior Accrual Period to the extent not paid on a prior Distribution Date) and to the Paying Agent on behalf of the Lenders, all Fees due to the Lenders, the Agents and the Administrative Agent;

(vi) SIXTH, from the remaining Amount Available, to the Agent for each Lender Group, on a pro rata basis, for the benefit of the Lenders in its Lender Group, the amount necessary to reduce the Advances outstanding to an amount not to exceed the Borrowing Base;

(vii) SEVENTH, from the remaining Amount Available following the end of the Revolving Period or after the occurrence and during the continuance of an Event of Default, to the Agent for each Lender Group, on a pro rata basis, for the benefit of the Lenders in its Lender Group, to repay the principal amount of Advances until such Advances are repaid in full;

(viii) EIGHTH, from the remaining Amount Available, pro rata based on amounts owed to such Persons under this clause (viii), to the Hedge Counterparties, any unpaid Hedge Breakage Costs, together with interest accrued thereon;

(ix) NINTH, from the remaining Amount Available, to the Agent for each Lender Group, on a pro rata basis, for the benefit of Affected Persons, any Increased Costs then due and owing;

(x) TENTH, from the remaining Amount Available, to the extent not previously paid by or on behalf of the Borrower, to each Indemnified Party, any Indemnity Amounts then due and owing to each such Indemnified Party;

(xi) ELEVENTH, from the remaining Amount Available, to the extent not previously paid pursuant to clause (iii) above, pro rata to the Backup Collateral Manager and the Custodian, any costs, expenses, Transition Costs and any amounts actually due at such time under any indemnification provision of this Agreement (that is, no amount shall be withheld for contingent indemnity obligations to the Backup Collateral Manager and the Custodian under the Transaction Documents);

(xii) TWELFTH, from the remaining Amount Available, to the Agent for each Lender Group, on a pro rata basis, for the benefit of the Lenders in its Lender Group, the amount of any prepayment of the outstanding principal amount of any Advance made by the Borrower pursuant to Section 2.4;

(xiii) THIRTEENTH, if the Collateral Manager is TPVG, from the remaining Amount Available, to the Collateral Manager, any accrued and unpaid Collateral Manager Fee with respect to the related Collection Period and the amounts specified in Section 8.2 to the extent the Collateral Manager has not reimbursed itself in respect of such amounts pursuant to Section 8.7 or been reimbursed for such amounts pursuant to clause (ii); and

(xiv) FOURTEENTH, from the remaining Amount Available, to the Operating Account, or as otherwise designated in writing by the Borrower to the Administrative Agent, the Paying Agent and the Collateral Manager.

Section 8.6 Fees. The Borrower shall pay to the Paying Agent (a) for distribution to each Agent for the benefit of the Lenders in its related Lender Group in accordance with the provisions set forth in Section 8.5 the Unused Fee and certain other fees and (b) for distribution to the Administrative Agent, the Administrative Agent Fee (collectively, the “Fees”) in the amounts and on the dates set forth in the Lender Fee Letter or the Administrative Agent Fee Letter, as applicable.

Section 8.7 Net Deposits. So long as no Collateral Manager Default has occurred and is continuing, the Collateral Manager may make the remittances to be made by it pursuant to Sections 8.3 and 8.4 net of amounts (which amounts may be netted prior to any such remittance for a Collection Period) to be distributed to it pursuant to Section 8.2 or 8.5(xiii); provided, however, that the Collateral Manager shall account for all of such amounts in the related Compliance Certificate as if such amounts were deposited and distributed separately; and provided, further, that if an error is made by the Collateral Manager in calculating the amount to be deposited or retained by it, with the result that an amount less than required is deposited in the Collection Account, the Collateral Manager shall make a payment of the deficiency to the Collection Account immediately upon becoming aware, or receiving notice from any Lender, the Paying Agent or the Administrative Agent, of such error.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES

In order to induce the other parties hereto to enter into this Agreement and, in the case of the Lenders, to make Advances hereunder, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders as to itself, as of the Effective Date and each Advance Date, as follows:

Section 9.1 Organization and Good Standing. It has been duly organized and is validly existing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. It had at all relevant times and now has, power, authority and legal right (x) to acquire and own the Transferred Contracts and the Related Security, and to grant to the Administrative Agent a security interest in the Transferred Contracts and the Related Security and the other Borrower Collateral and (y) to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

Section 9.2 Due Qualification. It is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions, except where the failure to do so would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under this Agreement, (ii) the validity or enforceability of the Contracts and the Related Security or (iii) its ability to perform its obligations under its Transaction Documents.

Section 9.3 Power and Authority. It has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; has full power and authority to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Transferred Contracts and the other Borrower Collateral and has duly authorized such grant by all necessary action; and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by it by all necessary action.

Section 9.4 Security Interest; Binding Obligations. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by the Borrower; this Agreement shall create a valid security interest in the Borrower Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, enforceable against the Borrower and creditors of the Borrower and any Affiliate thereof (including TPVG); upon the effectiveness of this Agreement, such security interest shall be first priority perfected to the extent that a security interest in said Borrower Collateral may be perfected under the applicable UCC; and this Agreement and the other Transaction Documents to which it is a party shall constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, (ii) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) implied covenants of good faith and fair dealing.

Section 9.5 [Reserved].

Section 9.6 No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, and the fulfillment of the terms of this Agreement and the other Transaction Documents to which it is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its organizational documents, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Borrower is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate in any material respect any law, order, rule or regulation applicable to the Borrower of any Official Body having jurisdiction over the Borrower or any of its properties, or in any way materially adversely affect the Borrower’s ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.

Section 9.7 No Proceedings. There are no proceedings or investigations pending or, to its knowledge, threatened against the Borrower, before any court or Official Body having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents, (D) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on any of the Transferred Contracts or other Borrower Collateral or (E) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or seeking to impose any excise, franchise, transfer or similar tax upon the Notes or the sale and assignment of the Contracts and the other Borrower Collateral hereunder.

Section 9.8 No Consents. It is not required to obtain the consent of any other party or any approval, authorization, consent, license, approval or authorization, or registration or declaration with, any Official Body having jurisdiction over it or its properties in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party, in each case other than consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof.

Section 9.9 Solvency. It is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Transaction Documents. The Borrower has no Indebtedness to any Person other than pursuant to this Agreement, the Administrative Agreement and the other Transaction Documents. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, it will have an adequate amount of capital to conduct its business in the foreseeable future.

Section 9.10 Tax Treatment. For federal income tax purposes, the Borrower or the Equityholder will be treated as the owner of the Transferred Contracts and the Related Security, the Borrower or the Equityholder will be treated as the borrower under this Agreement, and the Advances made under this Agreement will be treated as the Indebtedness of the Borrower or the Equityholder. For legal purposes the Equityholder and the Borrower will treat the purchase or absolute assignment of the Transferred Contracts and the Related Security pursuant to the Sale Agreement as a sale and absolute assignment of the Equityholder’s full right, title and ownership interest in such Transferred Contracts and the Related Security. For the avoidance of doubt, TPVG may consolidate the Borrower and/or its properties and other assets for accounting purposes.

Section 9.11 Compliance With Laws. It has complied and will comply in all material respects with all Applicable Laws, judgments, agreements, decrees and orders with respect to its business and properties and all Borrower Collateral.

Section 9.12 Taxes. It is a disregarded entity or a partnership for U.S. federal income tax purposes. It has filed on a timely basis all material tax returns (including foreign, federal, state, local and otherwise) required to be filed, is not liable for taxes payable by any other Person and has paid all material taxes due and payable by it and any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower). No tax lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Borrower in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby including the transfer of each Transferred Contract and the Related Security to the Borrower have been paid or shall have been paid if and when due at or prior to the Effective Date or the Advance Date, as applicable.

Section 9.13 Certificates. Each Compliance Certificate is accurate in all material respects as of the date thereof.

Section 9.14 No Liens, Etc. The Borrower Collateral and each part thereof is owned by the Borrower free and clear of any Adverse Claim or restrictions on transferability and the Borrower has the full right, power and lawful authority to assign, transfer and pledge the same and interests therein, and upon the making of each Advance, the Administrative Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in such Borrower Collateral, free and clear of any Adverse Claim or restrictions on transferability, to the extent (as to perfection and priority) that a security interest in said Borrower Collateral may be perfected under the applicable UCC. No effective financing statement or other instrument similar in effect naming or purportedly naming the Borrower or any of its Affiliates as debtor and covering all or any part of the Borrower Collateral is on file in any recording office, except such as will be released on the Effective Date or as may have been filed in favor of the Administrative Agent as “Secured Party” pursuant hereto or as necessary or advisable to effect the sales contemplated by the Sale Agreement.

Section 9.15 Purchase and Sale. After giving effect to the making of the Advances and the application of the proceeds thereof on the related Advance Date, the Contract Collateral will have been purchased by or contributed to the Borrower on such Advance Date pursuant to the Sale Agreement and all amounts owing to the Equityholder as consideration therefor will be paid in full.

Section 9.16 Information True and Correct. All information heretofore or hereafter furnished by or on behalf of the Borrower in writing to any Lender, any Agent, the Paying Agent or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.

Section 9.17 ERISA Compliance. It has no benefit plans subject to ERISA.

Section 9.18 Financial or Other Condition. There has been no material adverse change in its condition (financial or otherwise), business, operations, results of operations, or properties since its date of organization.

Section 9.19 Investment Company Status. It is not required to register as an “investment company” under the 1940 Act.

Section 9.20 Eligible Contract Payments. All Contract Payments included as Eligible Contract Payments in the calculation of the Borrowing Base in the most recently delivered Compliance Certificate are Eligible Contract Payments.

Section 9.21 Use of Proceeds. Neither Borrower nor TPVG is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U (12 C.F.R. Part 221) of the Board of Governors of the Federal Reserve System) and none of the proceeds of the Advances will be used, directly or indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X or any other regulation promulgated by the Board of Governors of the Federal Reserve System from time to time. The Borrower will not request any Advance, and shall not use the proceeds of any Advance (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country to the extent such activity would be prohibited by Sanctions or (iii) in any manner that would result in the violation of any Sanctions applicable to the Borrower.

Section 9.22 Separate Existence. The Borrower is operated as an entity with assets and liabilities distinct from those of TPVG and any other Affiliates of the Borrower or TPVG, and the Borrower hereby acknowledges that the Administrative Agent, each of the Agents and each of the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity from TPVG and each such Affiliate. Since its formation, the Borrower has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 10.5.

There is not now, nor will there be at any time in the future, any agreement or understanding between TPVG and/or the Borrower (other than as expressly set forth herein, the Administrative Agreement and the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

Section 9.23 Investments. The Borrower does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person, other than the Permitted Investments in the Borrower Accounts and interests in current or former Obligors as a result of any Warrant Assets giving rise to Portfolio Investments.

Section 9.24 Transaction Documents. The Sale Agreement is the only agreement pursuant to which the Borrower purchases and receives contributions of Contracts. It has furnished to the Administrative Agent and each Agent true, correct and complete copies of each Transaction Document to which it is a party, each of which is in full force and effect. None of the Borrower, the Equityholder nor any Affiliate party thereto is in default of any of its obligations thereunder in any material respect. Upon the purchase and/or contribution of each Contract (or an interest in a Contract) pursuant to the Sale Agreement, the Borrower shall be the lawful owner of, and have good title to, such Contract and all assets relating thereto, free and clear of any Adverse Claim. All such assets are transferred to the Borrower without recourse to the Equityholder except as described in the Sale Agreement. The purchases of such assets by the Borrower constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such asset received by the Borrower constitute valid and true transfers for consideration, each enforceable against creditors of the Equityholder, and no such assets shall constitute property of the Equityholder.

Section 9.25 Ownership of the Borrower. One hundred percent (100%) of the outstanding equity interests of the Borrower is and will be directly owned (both beneficially and of record) by the Equityholder. All such equity interests are and will be validly issued, and there are no options, warrants or other rights to acquire shares or other equity rights in the Borrower.

Section 9.26 Anti-Terrorism, Anti-Money Laundering. Neither the Borrower nor any Affiliate of the Borrower is (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control (OFAC) list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. The Borrower is in compliance with all applicable OFAC rules and regulations and also in compliance with all applicable provisions of the USA Patriot Act.

Section 9.27 Anti-Corruption Laws and Sanctions.

The Borrower and, to its knowledge, its directors, officers, managers and agents, are in compliance in all material respects with Anti-Corruption Laws and applicable Sanctions. None of (a) the Borrower or, to its knowledge, its directors, officers or managers, or (b) to its knowledge, any of its agents that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person.

ARTICLE X

COVENANTS

From the date hereof until the first day following the end of the Revolving Period on which all Obligations shall have been finally and fully paid and performed, the Borrower hereby covenants and agrees with the Lenders, the Agents and the Administrative Agent that:

Section 10.1 Protection of Security Interest of the Secured Parties. (a) At or prior to the Effective Date, the Borrower shall have filed or caused to be filed a UCC-1 financing statement, naming the Borrower as debtor, naming the Administrative Agent (for the benefit of the Secured Parties) as secured party and describing the Borrower Collateral, with the office of the Secretary of State of the State of Delaware. From time to time thereafter, the Borrower shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Administrative Agent in favor of the Secured Parties under this Agreement in the Borrower Collateral and in the proceeds thereof. The Borrower shall deliver (or cause to be delivered) to the Administrative Agent and each Lender file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that the Borrower fails to perform its obligations under this subsection, the Administrative Agent may (but shall have no obligation to) do so, in each case at the expense of the Borrower.

(b) The Borrower shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Borrower (or by the Administrative Agent on behalf of the Borrower) in accordance with paragraph (a) above seriously misleading or change its jurisdiction of organization, unless the Borrower shall have given the Administrative Agent at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements (and shall provide copy of such amendments to the Administrative Agent together with an Officers Certificate to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed).

(c) The Borrower shall maintain its computer systems, if any, so that, from and after the time of the first Advance under this Agreement, the Borrower’s master computer records (including archives) that shall refer to the Borrower Collateral indicate clearly that such Borrower Collateral is subject to first priority security interest in favor of the Administrative Agent, for the benefit of the Secured Parties. Indication of the Administrative Agent’s (for the benefit of the Secured Parties) security interest shall be deleted from or modified on the Borrower’s computer systems when, and only when, the Borrower Collateral in question shall have been paid in full, the security interest under this Agreement has been released in accordance with its terms, with respect to any Transferred Contract, upon such Transferred Contract becoming a Repurchased Contract or otherwise as expressly permitted by the Sale Agreement or by this Agreement.

(d) Without limiting any of the other provisions hereof, if at any time the Borrower shall propose to sell, grant a security interest in, or otherwise transfer any interest in loan or lease receivables to any prospective lender or other transferee, the Borrower shall give to such prospective lender or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Borrower Collateral shall indicate clearly that such Borrower Collateral is subject to a first priority security interest in favor of the Administrative Agent, for the benefit of the Secured Parties.

Section 10.2 Other Liens or Interests. Except for the security interest granted hereunder and as otherwise permitted pursuant to Section 10.18, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Borrower Collateral or any interest therein (other than Permitted Liens), and the Borrower shall defend the right, title, and interest of the Administrative Agent (for the benefit of the Secured Parties) and the Lenders in and to the Borrower Collateral against all claims of third parties claiming through or under the Borrower (other than Permitted Liens).

Section 10.3 Costs and Expenses. The Borrower shall pay all of its reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents.

Section 10.4 Reporting Requirements. The Borrower shall furnish, or cause to be furnished, to the Administrative and each Agent:

(a) as soon as possible and in any event within three Business Days after a Responsible Officer of the Borrower shall have knowledge of the occurrence of an Event of Default, Unmatured Event of Default or Termination Event, the statement of an Executive Officer of the Borrower setting forth complete details of such Event of Default, Unmatured Event of Default or Termination Event and the action which the Borrower has taken, is taking and proposes to take with respect thereto; and

(b) promptly, from time to time, such other information, documents, records or reports respecting the Transferred Contracts or the Related Security, the other Borrower Collateral or the condition or operations, financial or otherwise, of the Borrower as the Administrative Agent may, from time to time, reasonably request.

Section 10.5 Separate Existence. (a) The Borrower shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall use its best efforts to avoid the appearance that it is conducting business on behalf of any Affiliate thereof or that the assets of the Borrower are available to pay the creditors of TPVG or any Affiliate thereof.

(b) It shall maintain records and books of account separate from those of TPVG and any other Affiliate thereof.

(c) It shall obtain proper authorization for all action requiring such authorization.

(d) It shall pay its own operating expenses and liabilities from its own funds.

(e) It will insure that the annual financial statements of TPVG shall disclose the effects of the transactions contemplated in the Transaction Documents in accordance with GAAP.

(f) It will maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however that the Borrower’s assets may be included in a consolidated financial statement of TPVG provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from TPVG and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of TPVG or any other Person and (ii) such assets shall also be listed on the Borrower’s own separate balance sheet.

(g) It will continuously maintain the resolutions, agreements and other instruments of the Borrower underlying the transactions described in the Transaction Documents as official records of the Borrower.

(h) It shall maintain an arm’s-length relationship with TPVG and its Affiliates, and shall not hold itself out or its credit or assets as being liable for the debts and obligations of TPVG or any of its Affiliates.

(i) It shall keep its assets and liabilities separate from those of all other entities.

(j) It shall maintain the books and records of the Borrower at the principal business office of the Borrower, unless the Borrower shall otherwise advise the parties hereto in writing.

(k) It shall not maintain bank accounts or other depository accounts to which any Affiliate is an account party, into which any Affiliate makes deposits or from which any Affiliate has the power to make withdrawals, except that the Collateral Manager and the Equityholder may make deposits in such accounts if they receive funds of the Borrower in accordance with the Transaction Documents.

(l) It shall insure that any consolidated financial statements of TPVG have notes to the effect that the Borrower is a separate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders.

(m) It shall not become involved in the day-to-day management of any other Person.

(n) It shall not permit any Person other than TPVG to become involved in the day-to-day management of the Borrower, except that the Collateral Manager is permitted to manage the assets of the Borrower pursuant to Article VII.

(o) It shall not engage in transactions with any other Person other than those activities permitted by the Transaction Documents.

(p) It shall observe all formalities required of a limited liability borrower under the laws of the State of Delaware.

(q) It shall allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates.

(r) It shall not assume, pay or guarantee any other Person’s obligations or advance funds to any other Person for the payment of expenses or otherwise or hold out its credit or assets as being available to satisfy the obligations of others.

(s) It shall not act as an agent of any other Person in any capacity.

(t) It shall not act as agent of TPVG or any other Person nor permit TPVG or any other Person to act as its agent, except to the limited extent permitted under the Transaction Documents.

(u) It shall correct any known misunderstanding regarding its separate identity from TPVG or any other Person.

(v) It shall not permit any Affiliate to guarantee or pay its obligations other than customary indemnities in connection with one or more Transaction Documents.

(w) It shall compensate its employees, consultants or agents, if any, from its own funds, and maintain a sufficient number of employees in light of its contemplated business operations.

(x) It shall not engage in interaffiliate transactions except to the extent permitted by the Transaction Documents.

(y) It shall not permit TPVG or any other Person to (i) advance or contribute property to it by way of capital contribution, or (ii) cause to be made, any transfer or distribution of the Borrower’s assets, except, in each case, as may be made pursuant to the Transaction Documents or other duly authorized and legal actions of TPVG and the Borrower.

(z) It will not engage, directly or indirectly, in any business other than (i) acquiring, owning, holding and otherwise each Contract and the Contract Collateral, (ii) entering into and performing its obligations under this Agreement, and (iii) activities incidental thereto.

(aa) It will not own any asset or property other than each Contract, the Contract Collateral associated therewith and incidental personal property necessary for the ownership or operation of the foregoing.

(bb) It will not incur, create or assume any indebtedness or liabilities except as expressly permitted hereunder.

(cc) It will at all times comply with the provisions of its limited liability company agreement.

(dd) It will at all times be a limited liability company formed under Delaware which has at least (i) two independent directors and (ii) two springing members (as set forth in the Borrower’s limited liability company agreement).

(ee) It shall not amend, supplement or otherwise modify (i) its organizational documents, except in accordance therewith and with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) or (ii) its limited liability company agreement except in accordance therewith.

(ff) It shall cause the agents, officers and other representatives of the Borrower, if any, to act at all times with respect to the Borrower consistently and in furtherance of the foregoing provisions of this Section 10.5.

(gg) It shall at all times hold itself out to the public and all other Persons as a legal entity separate from TPVG and from any other Person.

(hh) It shall not commingle its assets with assets of any other Person.

(ii) It shall, except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Borrower, not enter into any transaction with an Affiliate of the Borrower except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction.

(jj) It shall maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however that the foregoing shall not require TPVG to make additional capital contributions to the Borrower.

It will insure that it and TPVG do not take any action contrary to the “Assumptions and Facts” section in the opinion of Troutman Sanders, LLP, dated the date hereof, relating to certain non-consolidation matters.

Section 10.6 Hedging Agreements. (a) With respect to any Fixed Rate Contract, the Borrower shall, upon the direction of the Administrative Agent in its sole discretion as notified to the Borrower and the Collateral Manager in writing on or prior to the related Advance Date for such Contract, obtain and deliver to the Custodian (with a copy to the Administrative Agent) and, unless otherwise agreed by the Administrative Agent in its sole discretion, maintain at all times, one or more Hedging Agreements from qualified Hedge Counterparties, which (on each date of determination) (1) have a notional principal amount equal to the outstanding principal balance of each Fixed Rate Contract, (2) if applicable, have a strike price (x) such that the Minimum Weighted Average Spread Test is satisfied and (y) unless otherwise agreed to by the Administrative Agent in its sole discretion, not greater than 4%, (3) have a termination date no sooner than the Scheduled Revolving Period Termination Date and (4) in the case of Hedging Agreements that are not interest rate cap agreements, have other terms and conditions and be represented by Hedging Agreements otherwise acceptable to the Administrative Agent in its reasonable discretion.

(b) In the event that any Hedge Counterparty defaults in its obligation to make a payment to the Borrower under one or more Hedging Agreements on any date on which payments are due pursuant to a Hedging Agreement, the Borrower shall make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:30 p.m., New York City time, on such date. The Borrower shall give notice to the Lenders upon the continuing failure by any Hedge Counterparty to perform its obligations during the two Business Days following a demand made by the Borrower on such Hedge Counterparty, and shall take such action with respect to such continuing failure as may be directed by the Required Lenders.

(c) In the event that any Hedge Counterparty no longer maintains the ratings specified in the definition of “Hedge Counterparty,” then within 30 days after receiving notice of such decline in the creditworthiness of such Hedge Counterparty as determined by any Rating Agency, either (x) such Hedge Counterparty, upon the receipt of the consent of the Required Lenders, will enter into an arrangement the purpose of which shall be to assure performance by the Hedge Counterparty of its obligations under the applicable Hedging Agreement; or (y) the Borrower shall at its option either (i) upon the receipt of the consent of the Required Lenders, cause such Hedge Counterparty to pledge securities in the manner provided by Applicable Law which shall be held by the Administrative Agent, for the benefit of the Secured Parties, free and clear of the Lien of any third party, in a manner conferring on the Administrative Agent a perfected first Lien in such securities securing such Hedge Counterparty’s performance of its obligations under the applicable Hedging Agreement, (ii) provided that a Replacement Hedging Agreement or Qualified Substitute Arrangement meeting the requirements of Section 10.6(d) has been obtained, (A) provide written notice to such Hedge Counterparty (with a copy to the Administrative Agent) of its intention to terminate the applicable Hedging Agreement within such 30-day period and (B) terminate the applicable Hedging Agreement within such 30-day period, request the payment to it of all amounts due to the Borrower under the applicable Hedging Agreement through the termination date and deposit any such amounts so received, on the day of receipt, to the Collection Account, or (iii) establish any other arrangement (including an arrangement or arrangements in addition to or in substitution for any prior arrangement made in accordance with the provisions of this Section 10.6(c)) which satisfies the Required Lenders (a “Qualified Substitute Arrangement”); provided, however, that in the event at any time any alternative arrangement established pursuant to clause (x) or (y)(i) or (v)(iii) above shall cease to be satisfactory to the Required Lenders, then the provisions of this Section 10.6(c), shall again be applied and in connection therewith the 30-day period referred to above shall commence on the date the Borrower receives notice of such cessation or termination, as the case may be.

(d) Unless an alternative arrangement pursuant to clause (x) or (y)(i) or (y)(iii) of Section 10.6(c) is being established, the Borrower shall use its best efforts to obtain a Replacement Hedging Agreement or Qualified Substitute Arrangement meeting the requirements of this Section 10.6 during the 30-day period referred to in Section 10.6(c). The Borrower shall not terminate the Hedging Agreement unless, prior to the expiration of the 30-day period referred to in said Section 10.6(c), the Borrower delivers to the Administrative Agent (i) a Replacement Hedging Agreement or Qualified Substitute Arrangement, (ii) to the extent applicable, an Opinion of Counsel as to the due authorization, execution and delivery and validity and enforceability of such Replacement Hedging Agreement or Qualified Substitute Arrangement, as the case may be, and (iii) evidence that the Required Lenders have consented to the termination of the applicable Hedging Agreement and its replacement with such Replacement Hedging Agreement or Qualified Substitute Arrangement.

(e) The Collateral Manager or the Borrower shall notify the Administrative Agent within five Business Days after a Responsible Officer of such Person shall obtain knowledge that the senior unsecured debt rating of a Hedge Counterparty has been withdrawn or reduced by any Rating Agency.

(f) Notwithstanding the foregoing, the Borrower may at any time obtain a Replacement Hedging Agreement, provided that the Borrower delivers to the Administrative Agent evidence of the receipt of the consent of the Required Lenders to the termination of the then-current Hedging Agreement and its replacement with such Replacement Hedging Agreement.

(g) The Borrower shall not agree to any amendment to any Hedging Agreement unless the Borrower shall have received evidence of the consent of the Required Lenders to such amendment to such Hedging Agreement.

(h) The Borrower shall notify the Administrative Agent after a Responsible Officer of the Borrower shall obtain actual knowledge of the transfer by the related Hedge Counterparty of any Hedging Agreement, or any interest or obligation thereunder.

(i) The Borrower, with the consent of the Required Lenders, shall sell all or a portion of the Hedging Agreements subject to the following conditions having been met:

(i) the Aggregate Notional Amount after giving effect to such sale shall equal or exceed the Required Notional Amount as of the date of such sale after giving effect to all payments and allocations made pursuant to this Agreement; and

(ii) the minimum notional amount denomination of any Hedging Agreement to be sold is $1,000,000.

The Borrower shall have the duty of obtaining a fair market value price for the sale of any Hedging Agreement, notifying the Administrative Agent of prospective purchasers and bids, and selecting the purchaser of such Hedging Agreement. The Borrower upon receipt of the purchase price in the Collection Account shall, with the prior written consent of the Administrative Agent, execute all documentation necessary to release the Lien of the Administrative Agent on such Hedging Agreement and proceeds thereof.

Section 10.7 Tangible Net Worth. The Borrower shall maintain at all times a positive Tangible Net Worth.

Section 10.8 Minimum Equity. The Borrower shall maintain at all times Funded Equity in an amount equal to the greater of (x) $25,000,000 and (y) the sum of (i) up to and including 23, 2018, the four largest Aggregate Outstanding Principal Balances measured on an Obligor by Obligor basis and (ii) thereafter, the five largest Aggregate Outstanding Principal Balances measured on an Obligor by Obligor basis.

Section 10.9 Stock, Merger, Consolidation, Etc. The Borrower shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of its business or assets without the prior written consent of the Administrative Agent.

Section 10.10 Change in Name. It shall not make any change to its name or use any trade names, fictitious names, assumed names or “doing business as” names unless the Borrower shall have given the Administrative Agent at least 30 days prior written notice thereof and all actions required under Section 10.1(b) have been taken.

Section 10.11 Indebtedness; Guarantees. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than Indebtedness incurred pursuant to the Transaction Documents. The Borrower shall incur no Indebtedness secured by the Borrower Collateral other than the Advances. The Borrower shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.

Section 10.12 Limitation on Acquisitions. The Borrower shall not acquire any asset other than (a) by participating in the primary origination thereof, (b) in connection with the exercise of any remedies in relation to an asset already owned by the Borrower or (c) pursuant to the Sale Agreement.

Section 10.13 Documents. Except as otherwise expressly permitted herein, it shall not cancel or terminate any of the Transaction Documents to which it is party (in any capacity), or consent to or accept any cancellation or termination of any of such agreements, or amend or otherwise modify any term or condition of any of the Transaction Documents to which it is party (in any capacity) or give any consent, waiver or approval under any such agreement, or waive any default under or breach of any of the Transaction Documents to which it is party (in any capacity) or take any other action under any such agreement not required by the terms thereof, unless (in each case) the Administrative Agent shall have consented thereto (which consent shall not unreasonably be withheld to the extent set forth in such Transaction Document).

Section 10.14 Preservation of Existence. It shall do or cause to be done all things necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and its rights and franchises in the jurisdiction of its formation and (ii) qualify and remain qualified as a foreign limited liability company in good standing in each jurisdiction where the failure to qualify and remain qualified would reasonably be expected to have a material adverse effect on (1) its interests hereunder, (2) the interests hereunder of the Lenders or any Secured Party, (3) the collectibility of any Contract or (4) its ability to perform its obligations hereunder or under any of the other Transaction Documents.

Section 10.15 Keeping of Records and Books of Account. The Borrower shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing the Contracts in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Transferred Contracts (including records adequate to permit the daily identification of all collections of and adjustments to each Transferred Contract).

Section 10.16 Accounting Treatment. The Borrower shall not prepare any financial statements or other statements (including any tax filings which are not consolidated with those of the Equityholder) which shall account for the transactions contemplated by the Sale Agreement in any manner other than as the sale of the Transferred Contracts and the related assets by the Equityholder to the Borrower. For avoidance of doubt, TPVG may consolidate the Borrower and/or its properties and other assets for accounting purposes.

Section 10.17 Limitation on Investments. The Borrower shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments in Obligors as a result of any Portfolio Investments and investments as otherwise permitted herein and pursuant to the other Transaction Documents.

Section 10.18 Distributions. Notwithstanding anything contained in this Agreement to the contrary, the Borrower may make (a) requests for, and distributions or other payments of, Advances for working capital or other general corporate purposes, and (b) payments of distributions on or in respect of its equity interests, so long as (in each case) at the time of such distribution, declaration or payment (and after giving effect thereto) no Event of Default, Unmatured Event of Default or Termination Event shall occur or be continuing; provided that, notwithstanding anything in this Agreement or in any Transaction Document to the contrary, the Borrower may make payments pursuant to Section 8.5. Prior to foreclosure by the Administrative Agent upon any Borrower Collateral pursuant to Section 14.3(b), nothing in this Section 10.18 or otherwise in this Agreement shall restrict the Borrower from exercising any Warrant Assets issued to it by Obligors from time to time to the extent funds are available to the Borrower under Section 8.5 or made available to the Borrower through capital contributions from the Equityholder or from disposing of Portfolio Investments.

Section 10.19 Performance of Borrower Assigned Agreements. The Borrower shall (i) perform and observe all the terms and provisions of the Transaction Documents (including each of the Borrower Assigned Agreements) to which it is a party to be performed or observed by it, maintain such Transaction Documents in full force and effect, enforce such Transaction Documents in accordance with their terms and take all such action to such end as may be from time to time reasonably requested by the Administrative Agent, and (ii) upon request of the Administrative Agent, make to any other party to such Transaction Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

Section 10.20 Notice of Material Adverse Claim. It shall advise the Administrative Agent promptly, in reasonable detail, (i) of any material Adverse Claim, other than a Permitted Lien, known to it made or asserted against any of the Borrower Collateral, and (ii) of the occurrence of any event which would have a material adverse effect on the aggregate value of the Borrower Collateral or on the assignments and security interests granted by the Borrower in this Agreement.

Section 10.21 Delivery of Original Promissory Notes. The Borrower shall deliver as soon as possible (but in no event later than five (5) Business Days after its acquisition of a Contract), each fully executed, original, related promissory note to the Custodian as contemplated by Section 12.1. If the Borrower is unable to deliver any such fully executed, original promissory note on the date of its acquisition of a Contract, it shall deliver a copy of such promissory note, marked to show that such promissory note is subject to the Lien of the Administrative Agent, on such date of acquisition to the Custodian as contemplated by Section 12.1, and such copies shall be deemed to fill the requirements set forth in the definition of “Contract File” until the earlier to occur of (i) delivery of the original or (ii) the date that is five (5) Business Days after the Borrower’s acquisition of the related Contract.

Section 10.22 Further Assurances; Financing Statements. (a) The Borrower agrees that at any time and from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable or that the Administrative Agent may request to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Administrative Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Borrower Collateral. Without limiting the generality of the foregoing, the Borrower authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Administrative Agent may reasonably request to protect and preserve the assignments and security interests granted by this Agreement. Such financing statements filed against the Borrower may describe the Borrower Collateral in the same manner specified in Section 13.1 or in any other manner as the Required Lenders may reasonably determine is necessary to ensure the perfection of such security interest (without disclosing the names of, or any information relating to, the Obligors thereunder), including describing such property as all assets or all personal property of the Borrower whether now owned or hereafter acquired.

(b) The Borrower and each Secured Party hereby severally authorize the Administrative Agent, upon receipt of written direction from the Required Lenders, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Borrower Collateral.

(c) It shall furnish to the Administrative Agent from time to time such statements and schedules further identifying and describing the Contract Collateral and such other reports in connection with the Borrower Collateral as the Required Lenders may reasonably request, all in reasonable detail.

Section 10.23 Risk Retention Requirements. (a) On any date that any Obligations are outstanding: (i) the Equityholder will retain, for the purposes of Article 122a of European Union Directive 2006/48/EC (the “CRD”), 100% of the membership interests of the Borrower and the Borrower shall have no other issued equity interests; (ii) the membership interests of the Borrower shall represent at least 5.0% of (a) the aggregate outstanding Advances (as represented by the Notes) on such date plus (b) the aggregate capital contributions made by the Equityholder with respect to the membership interests of the Borrower through such date; and (iii) the Equityholder shall not have entered into or be otherwise exposed to any credit risk mitigation, short positions or any other hedges with respect to the membership interests of the Borrower or the Contracts. As set forth in Section 10.12, the acquisition of all assets by the Borrower will be subject to the terms of the Sale Agreement.

(b) Each Compliance Certificate shall contain a representation from the Equityholder that all of the conditions set forth in Section 10.23(a) are true and have been true on each date of the related Collection Period. The Equityholder shall provide to the Administrative Agent and/or any Lender that is subject to the CRD all information that any such entity requests in connection with its obligations under the CRD.

Section 10.24 Taxes. The Borrower will file on a timely basis all tax returns (including foreign, federal, state, local and otherwise) required to be filed and will pay all taxes due and payable by it and any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Borrower).

Section 10.25 Future Funding Obligations. The Borrower shall not acquire any Contract pursuant to which it may be required to make any future advances or payments.

Section  10.26 Compliance with Subject Laws.

To the extent applicable, the Borrower is in compliance in all material respects with Subject Laws. The Borrower has adopted internal controls and procedures reasonably designed to ensure compliance in all material respects with the applicable provisions of the Anti-Corruption Laws and applicable Sanctions.

ARTICLE XI

THE BACKUP COLLATERAL MANAGER

Section 11.1 Limitation on Liability of Backup Collateral Manager. (a) Neither the Backup Collateral Manager nor any of the directors or officers or employees or agents of the Backup Collateral Manager, whether acting in its capacity as Backup Collateral Manager,

Collateral Manager or otherwise, shall be under any liability to the Borrower, the Lenders or the Administrative Agent, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Backup Collateral Manager or any such Person against any liability that would otherwise be imposed by reason of a breach of this Agreement (other than a breach of Section 7.1(c) on any date that is more than ninety (90) days after the Backup Collateral Manager delivers written notice of its intention to resign as of a date certain to the Administrative Agent) or willful misfeasance or gross negligence in the performance of its duties. The Backup Collateral Manager, whether acting in its capacity as Backup Collateral Manager, successor Collateral Manager or otherwise, and any director, officer, employee or agent of the Backup Collateral Manager shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, Independent Accountants and other experts selected by such Backup Collateral Manager respecting any matters arising under this Agreement.

(b) Unless acting as Collateral Manager hereunder, the Backup Collateral Manager shall not be liable for any obligation of the Collateral Manager contained in this Agreement, and the Administrative Agent, the Borrower and the Lenders shall look only to the Collateral Manager to perform such obligations.

(c) The Backup Collateral Manager, whether acting in its capacity as Backup Collateral Manager, Collateral Manager or otherwise, shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Backup Collateral Manager acting in accordance with information prepared or supplied by a Person other than the Backup Collateral Manager or the failure of any such Person to prepare or provide such information, in each case as required by and in accordance with the Transaction Documents. The Backup Collateral Manager, whether acting in its capacity as Backup Collateral Manager, Collateral Manager or otherwise, shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Collateral Manager or the Administrative Agent or for any inaccuracy or omission in a notice or communication received by the Backup Collateral Manager from any third party or (ii) that is due to or results from the invalidity, unenforceability of any Contract under Applicable Law or the breach or the inaccuracy of any representation or warranty made with respect to any Contract.

(d) The Backup Collateral Manager, whether acting in its capacity as Backup Collateral Manager, Collateral Manager or otherwise, shall not be liable for any representations and warranties of Collateral Manager.

(e) The Backup Collateral Manager, whether acting in its capacity as Backup Collateral Manager, Collateral Manager or otherwise, shall not be liable for special, indirect, or consequential loss or damage of any kind whatsoever (including but not limited to profits), even if the Backup Collateral Manager has been advised of the likelihood of such loss or damage and regardless of the form of action. The liabilities of the Backup Collateral Manager shall be limited to those expressly set forth in this Agreement.

(f) The Backup Collateral Manager, whether acting in its capacity as Backup Collateral Manager, Collateral Manager or otherwise, shall not be responsible in any manner to any Person for any recitals, statements, representations or warranties of any Person (other than itself) contained in the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, the Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Transaction Documents or any other document furnished in connection therewith or herewith, or for any failure of any Person (other than itself or its directors, officers, agents or employees) to perform its obligations under any Transaction Document or for the satisfaction of any condition specified in a Transaction Document.

(g) Notwithstanding anything contained in this Agreement to the contrary, any successor Collateral Manager is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Collateral Manager relating to the Contracts (collectively, the “Predecessor Collateral Manager Work Product”) without any audit or other examination thereof, and such successor Collateral Manager shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Collateral Manager. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Collateral Manager Work Product and such Errors make it materially more difficult to manage or should cause or materially contribute to the successor Collateral Manager making or continuing any Errors (collectively, “Continued Errors”), the successor Collateral Manager shall have no duty, responsibility, obligation or liability for such Continued Errors; provided, however, that the successor Collateral Manager agrees to use its best efforts to prevent further Continued Errors. In the event that the successor Collateral Manager becomes aware of Errors or Continued Errors, it shall, with the prior consent of the Administrative Agent, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. The successor Collateral Manager shall be entitled to recover its costs thereby expended in accordance with Section 8.2.

(h) Notwithstanding anything contained in this Agreement to the contrary, if the Backup Collateral Manager shall become successor Collateral Manager, it shall have (i) no obligation to perform any repurchase or advancing obligations, if any, of the Collateral Manager, (ii) no obligation to pay any taxes required to be paid by the Collateral Manager, and (iii) no obligation to pay any of the fees and expenses of any other party to this Agreement.

(i) Each party hereto agrees that if the Backup Collateral Manager becomes the successor Collateral Manager it shall not be required to act as a “commodity pool operator” or a “commodity trading advisor” under the Commodity Exchange Act or be required to undertake regulatory filings related to this Agreement in connection therewith.

(j) For avoidance of doubt, no provision of this Agreement shall require the Backup Collateral Manager (as Backup Collateral Manager or successor Collateral Manager) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers, if, in its sole judgment, it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

(k) The Backup Collateral Manager undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Collateral Manager hereunder. Without limiting the generality of the foregoing, the Backup Collateral Manager, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Collateral Manager or the Borrower and shall have no liability for any action taken or omitted by the Collateral Manager (including any successor to the Collateral Manager) or the Borrower. The Backup Collateral Manager may act through its agents, attorneys and custodians in performing any of its duties and obligations under this Agreement, it being understood by the parties hereto that the Backup Collateral Manager will be responsible for any willful misconduct or gross negligence on the part of such agents, attorneys or custodians acting for and on behalf of the Backup Collateral Manager.

(l) For the performance of its backup servicing duties hereunder, the Backup Collateral Manager shall be entitled to the Backup Collateral Manager Fee, any other fees and expenses set forth in the Backup Collateral Manager Fee Letter and indemnity amounts payable by the Borrower to the Backup Collateral Manager (including Indemnified Amounts under Article XVII) under the Transaction Documents (collectively, the “Backup Collateral Manager Fees and Expenses”). The Backup Collateral Manager shall invoice the Borrower on a monthly basis for such fees and expenses. Payment shall be made by the Borrower or the Collateral Manager to the extent funds are available for that purpose in accordance with Section 8.5.

(m) (x) Upon written notification by the Administrative Agent to the Backup Collateral Manager and the Collateral Manager, which notice shall be binding upon the Collateral Manager, requesting the Backup Collateral Manager to become primary Collateral Manager with respect to the Collateral, the Backup Collateral Manager shall immediately become successor Collateral Manager under this Agreement in accordance with Section 7.12. Within thirty Business Days following the aforesaid notice of the Administrative Agent, the Backup Collateral Manager will commence the performance of such servicing duties as successor Collateral Manager in accordance with the terms and conditions of this Agreement.

(y) The Backup Collateral Manager will have the right to assign its obligations hereunder with the prior written consent of the Administrative Agent and the Borrower, which consent shall not be unreasonably withheld. In addition, the Backup Collateral Manager may execute any of its duties under this Agreement (both as Backup Collateral Manager and as successor Collateral Manager) by or through agents; provided that the Backup Collateral Manager shall remain primarily liable for the due performance of its duties hereunder.

Section 11.2 Covenants and Representations and Warranties of the Backup Collateral Manager. The covenants and representations and warranties of the Collateral Manager, shall apply to TPVG, as Collateral Manager, but shall be deemed modified to the extent necessary to apply to Portfolio Financial Servicing Company. Prior to or promptly following the date on which Portfolio Financial Servicing Company becomes the Collateral Manager, the parties to this Agreement will enter into one or more amendments or supplements acceptable in form and content to Portfolio Financial Servicing Company and the Administrative Agent, providing for such modifications of this Agreement as are necessary to permit Portfolio Financial Servicing Company to fulfill its responsibilities hereunder as the Collateral Manager.

Section 11.3 Additional Provisions Applicable to Backup Collateral Manager. Notwithstanding anything to the contrary in this Agreement, in the event that the Backup Collateral Manager becomes the successor Collateral Manager pursuant to Section 7.12, the following provisions shall be deemed applicable to the Backup Collateral Manager as successor Collateral Manager:

(a) The Backup Collateral Manager’s duties as successor Collateral Manager pursuant to Section 7.12 shall be limited solely to maintaining the perfection of liens on the Collateral in favor of the Administrative Agent on behalf of the Secured Parties by preparing and filing or recording continuation statements and other documents or instruments as directed by the Administrative Agent;

(b) The Backup Collateral Manager shall not be required to deliver any audits, agreed-upon procedures report or other financial reports of the Collateral Manager pursuant to Article 7 unless the costs and expenses of the Backup Collateral Manager in obtaining such report shall be paid by the Borrower in accordance with Section 8.5 (which the Borrower hereby agrees to pay) or by one or more Agents or Lenders in its or their sole discretion;

(c) The Backup Collateral Manager as successor Collateral Manager shall be entitled to receive at least five Business Days’ written notice prior to any inspection of its premises pursuant to Section 7.9, and such visits will occur no more than twice per year so long as the Backup Collateral Manager is not in default as successor Collateral Manager; provided that the Backup Collateral Manager, as successor Collateral Manager shall not be responsible for the costs or expenses of any such inspections or visits pursuant to Section 7.9;

(d) In the event that the Backup Collateral Manager merges into another Person or conveys or transfers its assets to a third party and the surviving entity assumes the duties of the Backup Collateral Manager hereunder, this Agreement shall remain in force, and the terms hereof shall govern the relationship between the Borrower and the successor to the Backup Collateral Manager;

(e) The indemnification obligations of the Backup Collateral Manager upon becoming successor Collateral Manager hereunder are expressly limited to those instances of willful misconduct, gross negligence or bad faith of the Backup Collateral Manager as successor Collateral Manager; and

(f) Upon a transfer of servicing to the Backup Collateral Manager, the Backup Collateral Manager as successor Collateral Manager shall be entitled to receive the Collateral Manager Fee and out of pocket expenses for performing the obligations of the Collateral Manager.

ARTICLE XII

THE CUSTODIAN

Section 12.1 Delivery of Contract Files; Custodian to Act as Agent. (a)(i) The Administrative Agent hereby appoints the Custodian, and the Custodian hereby accepts its appointment, to act, subject to the terms of this Agreement, exclusively as the agent and custodian of the Administrative Agent for the purpose of taking and retaining custody of the Contract Files for the benefit of the Administrative Agent, on behalf of the Secured Parties. Custodian, as the duly appointed agent of the Administrative Agent, on behalf of the Secured Parties for these purposes, (A) acknowledges that it shall hold (in accordance with Section 9-313(c) of the UCC) possession of the Contract Files at any time listed on each Schedule of Contracts, a copy of each such Schedule of Contracts shall be delivered to Custodian and all additions thereto or supplements thereof, to the extent such documents are received by the Custodian, for the Administrative Agent’s benefit, on behalf of the Secured Parties, unless and until released in accordance with Section 12.4, and (B) agrees to maintain exclusive custody and possession of the Contract Files in which a security interest has been granted to the Administrative Agent, on behalf of the Secured Parties, hereunder in order to perfect the security interest of the Administrative Agent and the Secured Parties in such Contract Files and any and all proceeds of the foregoing. Each of the Borrower and the Collateral Manager consents to the Custodian’s appointment hereunder and to the terms hereof.

(ii) With respect to each Contract File which has been or will be delivered to the Custodian in accordance with the terms hereof, the Custodian is acting exclusively as the bailee and agent of the Administrative Agent, on behalf of the Secured Parties, and the Custodian has no instructions to hold any Contract File for the benefit of any Person other than the Administrative Agent and the Secured Parties, and the Custodian undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In so taking and retaining custody of the Contract Files, the Custodian shall be deemed to be acting as the agent of the Administrative Agent for the purpose of perfecting the Administrative Agent’s security interest therein under the UCC. Except as otherwise provided in Section 12.4, the Custodian shall not at any time, release from its possession, any Contract Files.

(b) (i) Within five (5) Business Days after the date hereof, the initial Collateral Manager shall deliver to the Custodian all Contract Files currently in the initial Collateral Manager’s possession, to be held by the Custodian in accordance with the terms hereof, as agent for the Administrative Agent, for the benefit of the Administrative Agent, on behalf of the Secured Parties. Contract Files shall consist of the items listed on Exhibit J and it shall be the sole obligation of the Borrower to deliver or cause delivery of the Contract Files to the Custodian.

(ii) From time to time, but no later than each Advance Date, the Collateral Manager shall deliver, or cause to be delivered, to the Custodian and the Custodian shall accept, take custody of and keep safely, in accordance with the terms hereof, as agent for the Administrative Agent, on behalf of the Secured Parties, for the use and benefit of the Administrative Agent, on behalf of the Secured Parties (x) all additions and supplements to the Schedule of Contracts, not previously delivered and (y) all Contract Files (other than those

Records constituting credit applications and the Equityholder’s credit approval, which the Collateral Manager shall make available to the Administrative Agent for inspection as soon as practicable upon demand) relating to each Contract to be (1) acquired by the Borrower from the Equityholder pursuant to the Sale Agreement, on or before such Advance Date and (2) added to the Schedule of Contracts on or before such Advance Date.

(iii) The Collateral Manager shall represent and warrant to the Administrative Agent and the Custodian that the Contract Files delivered by the Collateral Manager to the Custodian pursuant to the terms hereof shall include all of the Contract Files relating to each of the Contracts required to be delivered for such Contract in accordance with Exhibit J and all of such Contract Files and the information contained in the Schedule of Contracts are true, complete and correct pursuant to a certification in the form of Exhibit H executed by an Executive Officer of the Collateral Manager.

(iv) From time to time, the Collateral Manager, promptly upon receipt, shall forward to the Custodian additional documents evidencing any assumption, modification, consolidation or extension of a Contract, and upon receipt of any such other documents, the Custodian shall hold such other documents as agent for the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof. With respect to any other documents delivered to the Custodian in accordance with this Section 12.1(b)(iv), on or prior to the date of such delivery, the Collateral Manager will attach a supplement or amendment to the Schedule of Contracts most recently delivered to the Custodian and the Administrative Agent in accordance with Section 12.1(b)(ii), and deliver the same to the Custodian (such information contained on such supplemented or amended Schedule of Contracts shall also be delivered to the Custodian simultaneously in Microsoft Excel (or such other electronic format reasonably acceptable to the Custodian)), detailing the documents being so delivered to the Custodian hereunder.

(v) With respect to any documents comprising the Contract File which have been delivered or are being delivered to recording offices for recording and have not been returned to the Borrower or the Collateral Manager in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, the Borrower or the Collateral Manager shall deliver to the Custodian a true copy thereof with a certification executed by an Executive Officer of the Borrower or the Collateral Manager, certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. The Borrower or the Collateral Manager shall deliver such original documents to the Custodian promptly when they are received.

(vi) Each of the Borrower and the Collateral Manager agrees to take such actions as are reasonably requested by the Custodian or the Administrative Agent to facilitate the delivery to the Custodian or the Administrative Agent, as applicable, of all documents (including, without limitation, Contract Files) and other items required to be delivered to the Custodian or the Administrative Agent, as applicable, in accordance with the terms of this Agreement. The Collateral Manager shall hold (in accordance with Section 9-313(c) of the UCC) all other documents comprising the Contract Files as agent of the Custodian.

Section 12.2 Contract File Certification. (a) On or prior to each Advance Date, with respect to the Contract Files delivered on or prior to such Advance Date, and thereafter when additional Contract Files will be delivered to the Custodian from time to time, within three (3) Business Days after delivery of any such Contract File (or within ten (10) Business Days, if Contract Files with respect to more than twenty-five (25) Contracts are delivered to the Custodian on the same Business Day), the Custodian shall deliver via facsimile or other electronic transmission to the Administrative Agent, each Agent and the Collateral Manager a certification (each such certification, a “Certification”), in the form of Exhibit E, in respect of each of the Contracts, to the effect that, as to each Contract File related to a Contract listed on the Schedule of Contracts, as amended or supplemented, based on the Custodian’s examination of the Contract Files for such Contracts, except for variances from the requirements of Section 12.1 with respect to the Contract Files (“Exceptions”) noted in a report attached to the Certification (the “Exception Report”), (i) all documents required to be delivered in respect of such Contracts pursuant to Section 12.1 have been fully executed and delivered and are in the possession of the Custodian as part of the Contract Files for such Contracts (other than those released pursuant to Section 12.4), (ii) all such documents have been reviewed by the Custodian and appear on their face to be regular and to relate to such Contracts and to satisfy the requirements set forth in Section 12.1, (iii) all signatures on such Contract Files appear to be original signatures, unless otherwise noted on Exhibit J, (iv) such Contract Files have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall constitute physical alteration) and such Contract Files relate to such Contracts, (v) based on the Custodian’s examination of the Schedule of Contracts, as amended and supplemented, the information set forth therein accurately reflects the information set forth in the related Contract Files with respect to, to the extent applicable, name of Account Debtor (obligor), transaction type, date of transaction, commitment amount and original principal amount of obligation, interest rate, and term, (vi the Custodian does not have knowledge that it is holding an original of any Contract File for any Person other than the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement, and (vii) none of such Contract Files contains on its face any stamp or evidence of any lien thereon or security interest therein; provided, however, that if any such statements are, in part or in whole, not true and correct, the Custodian shall detail in such Certification any Exceptions or other discrepancies that it discovers. The Custodian shall also maintain records of the total number of Contract Files that are listed on the Schedule of Contracts but have not been received by the Custodian, and will provide such number of missing Contract Files in the Exception Report.

(b) The Administrative Agent shall promptly notify the Custodian, the Collateral Manager and the Borrower, in writing, that either (i) the Exceptions noted in any Exception Report are waived or (ii) the Borrower or the Collateral Manager must cure certain specified Exceptions or all of the Exceptions noted in such Exception Report within thirty (30) days after the date of such notification (it being understood by the parties hereto that the Contract related to any Contract Files as to which an unwaived or uncured Exception exists may not be deemed an Eligible Contract under this Agreement).

(c) On the fifth (5th) Business Day of every calendar month, the Custodian shall deliver to the Administrative Agent, each Agent the Collateral Manager, and the Borrower, a report setting forth holdings of Contract Files and an Exception Report.

(d) Notwithstanding any language to the contrary herein, the Custodian shall make no representations as to, and shall not be responsible to verify, (i) the validity, legality, enforceability, due authorization, recordability, sufficiency for any purpose, or genuineness of any of the documents contained in each Contract File or (ii) the collectibility, insurability, effectiveness or suitability of any such Contract. The Custodian shall have no obligation to monitor any cure periods for the Collateral Manager or Borrower or to correct any Exceptions.

(e) During the term of this Agreement, after the issuance of an initial Exception Report attached to a Certification issued by the Custodian in accordance with Section 12.2(a), the Custodian shall provide the Collateral Manager and the Administrative Agent with an updated Exception Report within two (2) Business Days after the receipt by the Custodian of a written request therefor.

Section 12.3 Obligations of the Custodian. (a) The Custodian shall maintain continuous custody of all Contract Files and other items related thereto delivered to the Custodian in accordance with the terms hereof in secure facilities in accordance with customary standards for such custody and shall reflect in its records the security interest of the Secured Parties therein. Each Contract File which comes into the possession of the Custodian shall be maintained in fire-resistant vaults or cabinets at the office of the Custodian. Each Contract File shall be marked with an appropriate identifying label and maintained in such manner so as to permit retrieval and access by the Custodian and the Administrative Agent. The Custodian shall segregate the Contract Files in its inventory system and will not commingle the Contract Files with any other files of the Custodian held for any other Person.

(b) With respect to the Contract Files delivered to the Custodian in accordance with the terms hereof, the Custodian shall (i) act exclusively as the bailee for hire and agent of, and the Custodian for, the Administrative Agent, on behalf of the Secured Parties (ii) hold all Contract Files received by it for the exclusive use and benefit of the Administrative Agent and the Secured Parties and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Administrative Agent; provided, however, that in the event of a conflict between the terms of this Agreement and the written instructions of the Administrative Agent, the Administrative Agent’s written instructions shall control.

(c) Prior to the release of the security interest of the Administrative Agent, on behalf of the Secured Parties, and the termination of this Agreement, the Custodian shall accept only written instructions of a Responsible Officer of the Administrative Agent concerning the use, handling and disposition of the Contract Files. For purposes of this Agreement, the term “Responsible Officer” shall mean the president, any vice president or assistant vice president of the Administrative Agent, or any other officer or employee having similar functions.

(d) In the event that (i) the Borrower, the Administrative Agent, the Collateral Manager or the Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Contract File or a document included within a Contract File or (ii) a third party shall institute any court proceeding by which any Contract File or any document included within a Contract File shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings. The Custodian shall, to the extent permitted by law, continue to hold and maintain all Contract Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Custodian shall dispose of such Contract File or a document included within such Contract File as directed by the Administrative Agent, which shall give a direction consistent with such determination by a court of competent jurisdiction. Expenses of the Custodian incurred as a result of such proceedings shall be borne by the Borrower.

(e) In the event that the Custodian’s obligations under this Agreement are not clearly and expressly covered by the terms of this Agreement, the Custodian shall be entitled to (i) request additional instructions from the Administrative Agent and (ii) refrain from taking any action unless and until the Custodian has received such instructions from the Administrative Agent. If the Custodian shall at any time receive conflicting instructions from any of the parties hereto with respect to the performance of its responsibilities under this Agreement, and such conflicting instructions cannot be resolved by reference to the terms of this Agreement, the Custodian shall be entitled to rely solely on the instructions of the Administrative Agent.

(f) To the extent that the Custodian receives any payments with respect to any Contracts, it shall promptly (but in any event within two (2) Business Days) remit such payments to the Administrative Agent for application pursuant to the terms of Section 8.3.

(g) The Administrative Agent may direct the Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Custodian hereunder, the Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Custodian shall not be required to take any action hereunder at the request of the Administrative Agent if the taking of such action, in the reasonable determination of the Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Custodian requests the consent of the Administrative Agent and the Custodian does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(h) The Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Custodian, or the Administrative Agent. The Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Custodian has knowledge of such matter or written notice thereof is received by the Custodian.

Section 12.4 Release of Contract Files. (a) The Custodian shall release any Contract Files to the Administrative Agent upon the written request of the Administrative Agent, or, to the extent specified in a written request by the Collateral Manager (which must have been consented to, in writing, by the Administrative Agent, which consent shall be evidenced by an executed counterpart to such request) in connection with a release of a Contract pursuant to the terms of this Agreement, to the Collateral Manager, or its designee. In the event that the Administrative Agent has notified the Custodian that an Unmatured Event of Default, an Event of Default, an Unmatured Collateral Manager Default or a Collateral Manager Default has occurred and is continuing, the Collateral Manager shall not make any such request unless the Administrative Agent shall have consented in writing thereto (which consent may be evidenced by an executed counterpart to such request). Upon receipt of any such written request from the Administrative Agent or the Collateral Manager (which must have been consented to, in writing, by the Administrative Agent, which consent shall be evidenced by an executed counterpart to such request), unless the Custodian receives notice to the contrary from the Administrative Agent, the Custodian shall within three (3) Business Days after the Custodian’s receipt of the Administrative Agent’s request or written consent, release such Contract Files to the Person designated in such request.

(b) From time to time and as appropriate for the management or foreclosure of any of the Contracts, including, for this purpose, collection under any insurance policy relating to the Contracts, the Custodian shall, upon receipt of a Request for Release and Receipt substantially in the form of Exhibit F-2 from the Collateral Manager, release the related Contract Files or the documents set forth in such Request for Release and Receipt to the Collateral Manager (which Request for Release and Receipt must have been acknowledged and signed by the Administrative Agent). In the event that the Administrative Agent has notified the Custodian that an Unmatured Event of Default, an Event of Default, an Unmatured Collateral Manager Default or a Collateral Manager Default has occurred and is continuing, the Collateral Manager shall not make any such request unless the Administrative Agent shall have consented in writing thereto (which consent may be evidenced by an executed counterpart to such request). Such Request for Release and Receipt shall obligate the Collateral Manager to return each and every Contract File released pursuant to the first sentence of this clause (b), to the Custodian, when (i) the need therefor by the Collateral Manager no longer exists or (ii) any Unmatured Event of Default, Event of Default, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing under this Agreement. At such time as the Collateral Manager returns any such Contract File to the Custodian, the Collateral Manager shall provide written notice of such return to the Administrative Agent and the Custodian in the form of Exhibit F-3. The Custodian shall acknowledge receipt of the returned Contract File(s) by reflecting the possession of such Contract File(s) on the Custodian’s next periodic report delivered in accordance with Section 12.2(c). Upon receipt by the Custodian of a certificate from the Collateral Manager (which certificate must have been acknowledged and signed by the Administrative Agent) substantially in the form of Exhibit E attached hereto, stating that the Contract related to such Contract File(s) was liquidated and that all amounts that are required by the terms of this Agreement to be deposited in the Collection Account with respect to the liquidation of such Contract, have been so deposited to the Collection Account, the Custodian shall, within three (3) Business Days after its receipt of such certificate, update its inventory system to reflect the liquidation of such Contract, and the Collateral Manager will not be required to return such Contract Files to the Custodian.

(c) Notwithstanding anything to the contrary set forth herein, the Collateral Manager shall not, without the prior written consent of the Administrative Agent, be entitled to request any documents held by the Custodian if the sum of the unpaid Principal Balances of all Contracts for which the Collateral Manager is then in possession of the related Contract File or any document comprising such Contract File (other than for Contracts then held by the Collateral Manager which have been repurchased, paid off or liquidated in accordance with this Agreement) (including the documents to be requested) exceeds 5% of the Aggregate Outstanding Principal Balance of all Contracts then owned by the Borrower. The Collateral Manager may hold, and hereby acknowledges that it shall hold, any documents (including, without limitation, Contract Files) and all other property included in the Borrower Collateral that it may from time to time receive hereunder, as the Custodian for the Administrative Agent, solely at the will of the Custodian and the Administrative Agent for the sole purpose of facilitating the management of the Contracts, and such retention and possession by the Collateral Manager shall be in a custodial capacity only, for the benefit of the Administrative Agent, on behalf of the Secured Parties. To the extent the Collateral Manager, as agent of the Administrative Agent and the Borrower, holds any Borrower Collateral, the Collateral Manager shall do so in accordance with the Credit and Collection Policy as such standard applies to servicers acting as custodial agent. The Collateral Manager shall promptly report to the Custodian and the Administrative Agent the loss by the Collateral Manager of all or part of any Contract Files previously provided to it by the Custodian and shall promptly take appropriate action to remedy any such loss. In such custodial capacity, the Collateral Manager shall have and perform the following powers and duties:

(i) (A) hold the Contract Files and any document comprising a Contract File that it may from time to time receive hereunder from the Administrative Agent or the Custodian, as agent for the Administrative Agent, for the benefit of the Administrative Agent, on behalf of the Secured Parties, (B) maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, and (C) maintain a current inventory thereof;

(ii) implement and ensure compliance with policies and procedures consistent with the Credit and Collection Policy and requirements of this Agreement so that the integrity and physical possession of such Contract Files will be maintained in accordance with the terms hereof; and

(iii) take all other actions, in accordance with the Credit and Collection Policy, in connection with maintaining custody of such Contract for the benefit, and on behalf, of the Administrative Agent.

Acting as the Custodian of the Contract Files pursuant to this Section 12.4, the Collateral Manager agrees that it does not and will not have or assert any beneficial ownership interest in the Contracts or the Contract Files.

Section 12.5 Removal or Resignation of the Custodian. (a) After the expiration of the 364-day period commencing on the date hereof, the Custodian may at any time resign and terminate its obligations under this Agreement upon at least 60 days’ prior, written notice to the Collateral Manager, the Borrower and the Administrative Agent; provided, however, that no resignation or removal of the Custodian will be permitted unless a successor Custodian has been appointed, which successor Custodian, so long as no Unmatured Collateral Manager Default, Collateral Manager Default, Unmatured Event of Default or Event of Default has occurred and is continuing, is reasonably acceptable to the Collateral Manager. Promptly after receipt of notice of the Custodian’s resignation, the Administrative Agent shall either take custody of the Contract Files itself or promptly appoint a successor Custodian by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Collateral Manager, the resigning Custodian, and to the successor Custodian.

(b) The Administrative Agent, upon at least 10 days’ prior, written notice to the Custodian, may, with or without cause, remove and discharge the Custodian or any successor Custodian thereafter appointed from the performance of its duties under this Agreement. Promptly after giving notice of removal of such Custodian, the Administrative Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian. Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Custodian and the successor Custodian, with a copy delivered to the Borrower and the Collateral Manager.

(c) In the event of any resignation or removal of the Custodian hereunder, the Custodian shall (i) promptly transfer to the successor Custodian, as directed in writing by the Administrative Agent, all of the Contract Files being administered by the Custodian under this Agreement, and (ii) cooperate in such other actions as are reasonably necessary to transfer its custodial duties set forth herein, as directed in writing by the Administrative Agent. The cost of the shipment of Contract Files arising out of the resignation of the Custodian pursuant to Section 12.5(a), or the termination for cause of the Custodian pursuant to Section 12.5(b), shall be at the expense of the Custodian. Any cost of shipment arising out of the removal or discharge of the Custodian without cause pursuant to Section 12.5(b) shall be at the expense of the Borrower.

Section 12.6 Examination of Contract Files. Upon not less than five (5) Business Days’ prior notice to the Custodian, the Administrative Agent, the Borrower, the Collateral Manager and their respective agents, accountants, attorneys and auditors will be permitted during normal business hours to examine and make copies of the Contract Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Contracts. Prior to the occurrence of an Unmatured Event of Default, an Event of Default, an Unmatured Collateral Manager Default or a Collateral Manager Default, upon the request of the Administrative Agent and at the cost and expense of the Collateral Manager, the Custodian shall promptly provide the Administrative Agent with the Contract Files or copies, as designated by the Administrative Agent, subject to a maximum of $75,000 per annum of such costs and expenses in the aggregate, and any additional costs and expenses in excess of $75,000 per annum shall be for the account of the Lenders. During the existence of an Unmatured Event of Default, an Event of Default, an Unmatured Collateral Manager Default or a Collateral Manager Default, the Collateral Manager shall be required to bear the cost and expense of all such examinations.

Section 12.7 Insurance of the Custodian. At its own expense, the Custodian shall maintain at all times during the existence of this Agreement and keep in full force and effect, fidelity insurance, theft of documents insurance, forgery insurance and errors and omissions insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, all as is customary for insurance typically maintained by banks which act as the Custodian of collateral substantially similar to the Contracts. Upon request, the Administrative Agent and the Borrower shall be entitled to receive from the Custodian a certification executed by a Responsible Officer of the Custodian stating the amount of insurance maintained by the Custodian in accordance with the terms hereof, the name of the insurer providing such insurance, and a statement that such insurance is in full force and effect.

Section 12.8 Representations and Warranties. The Custodian represents and warrants to the Borrower, the Administrative Agent, the Lenders and the Collateral Manager that:

(a) The Custodian is a national banking association organized and existing by virtue of the federal banking laws of the United States of America;

(b) The Custodian has the corporate power and authority and the legal rights to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(c) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including any stockholder or creditor of the Custodian) is required in connection with the execution, delivery performance, validity or enforceability of this Agreement; and

(d) this Agreement has been duly executed and delivered on behalf of the Custodian and constitutes a legal, valid and binding obligation of the Custodian enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law).

Section 12.9 Statements. Promptly upon the request of the Administrative Agent or the Collateral Manager, the Custodian shall provide the Administrative Agent and the Collateral Manager with a list of all the Contracts for which the Custodian holds a Contract File pursuant to this Agreement. Such list may be in the form of a copy of the Schedule of Contracts with manual deletions to specifically denote any Contracts added, paid off, liquidated, released or redelivered since the date of this Agreement.

Section 12.10 No Adverse Interest of the Custodian. By execution of this Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Contract or any Contract File. Neither the Contracts nor any documents in the Contract Files shall be subject to any security interest, lien or right of set-off by the Custodian or any third party claiming through the Custodian, and the Custodian shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Contracts or documents in the Contract Files.

Section 12.11 Lost Note Affidavit. In the event that the Custodian fails to produce any Contract File or any other document related to a Contract that was in its possession pursuant to Section 12.2 within five (5) Business Days after required or requested by the Administrative Agent (a “Custodial Delivery Failure”) and provided that (a) the Custodian previously delivered to the Administrative Agent a Certification with respect to such Contract File or document, as applicable, and (b) such Contract File or document, as applicable, is not outstanding pursuant to a Request for Release and Receipt, then the Custodian shall with respect to any missing promissory note, promptly deliver to the Administrative Agent upon request a lost note affidavit.

Section 12.12 Reliance of the Custodian. In the absence of bad faith or actual knowledge on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, notice, instruction, certificate, opinion or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of any document comprising a Contract File or other request, notice, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same in accordance with the requirements of this Agreement. Without limiting the generality of the foregoing, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damage to any Person arising out of actions of the Custodian consistent with the instructions whether in writing or verbal provided by the Administrative Agent.

Section 12.13 Term of Custody. Promptly after written notice from the Administrative Agent that (i) the security interest of the Administrative Agent has been released, and (ii) this Agreement has terminated, the Custodian shall deliver all documents remaining in the Contract Files to the Collateral Manager or as directed by the Collateral Manager.

Section 12.14 Tax Reports. The Custodian shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than in respect of the Custodian’s compensation or for reimbursement of expenses.

Section 12.15 Transmission of Contract Files. Written instructions as to the method of shipment and shipper(s) the Custodian is directed to utilize in connection with the transmission of Contract Files in the performance of the Custodian’s duties hereunder shall be delivered by the Borrower, the Collateral Manager or the Administrative Agent to the Custodian prior to any shipment of any Contract Files hereunder. The Collateral Manager shall arrange for the provision of such services at its sole cost and expense (or, at the Custodian’s option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and shall maintain such insurance against loss or damage to the Contract Files as the Collateral Manager deems appropriate.

Section 12.16 Further Rights of the Custodian. (a) The obligations of the Custodian shall be determined solely by the express provisions of this Agreement and no covenants or obligations shall be implied in this Agreement against the Custodian. No representation, warranty, covenant or obligation of the Custodian shall be implied with respect to this Agreement or the Custodian’s services hereunder. Without limiting the generality of the foregoing statement, except as specifically required herein, the Custodian shall be under no obligation to inspect, review or examine the Contract Files to determine that the contents thereof are complete, genuine, enforceable or appropriate for the represented purposes or that they have been actually recorded or filed in the required office or that they are other than what they purport to be on their face. the Custodian may consult with counsel satisfactory to it and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of such counsel.

(b) In no event shall the Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Custodian as contemplated by this Agreement.

(c) No provision of this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur financial liability in performance of its duties under this Agreement, except as specifically otherwise provided herein.

(d) The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything which it may do or refrain from doing in connection herewith, except in the case of its willful misconduct or grossly negligent performance or omission.

(e) The Custodian shall not be obligated to take any action hereunder which might in its judgment involve any expense or liability unless it has been furnished with reasonable indemnity.

(f) The Custodian shall have no duties or responsibilities except those that are specifically set forth herein, and no duties or obligations shall be implied in this Agreement against the Custodian.

(g) Except as otherwise provided herein, the Custodian shall be under no responsibility or duty with respect to the disposition of any Contract File while such Contract File is not in its possession.

(h) The Custodian may rely upon the validity of documents delivered to it, without investigation as to their authenticity or legal effectiveness, and the Borrower will hold the Custodian harmless from any claims that may arise or be asserted against the Custodian because of the invalidity of any such documents or their failure to fulfill their intended purpose.

(i) The Custodian shall not be responsible to the Administrative Agent or any other party for recitals, statements or warranties or representations of the Borrower or the Collateral Manager contained herein or in any document, or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other agreement on the part of any party, except as may otherwise be specifically set forth herein.

(j) The Borrower and the Collateral Manager shall jointly and severally indemnify and hold the Custodian harmless from and against all claims, liabilities, damages, losses, fees (including reasonable attorneys’ fees and expenses) and costs and expenses incurred by the Custodian as a result of the entering into and performance of its duties hereunder, unless such claims, liabilities, damages, loss, fees, costs and expenses shall arise from the Custodian’s gross negligence or willful misconduct. The Custodian’s rights to indemnification shall survive the termination of this Agreement.

(k) It is understood that the Custodian will charge for its services including, but not limited to, overnight courier and copying expenses, under this Agreement as specified in the schedule of fees set forth in a separate agreement among the Custodian, the Collateral Manager and the Borrower, and the payment of such fees and expenses shall be the sole obligation of the Borrower and the Collateral Manager. All the Custodian Fees and Expenses shall be payable upon the Collateral Manager’s or the Borrower’s receipt of an invoice from the Custodian.

(l) The Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Custodian shall not be obligated to take any action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(m) In no event shall the Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(n) The Custodian shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document, except as otherwise provided herein; provided, however, that, if the form thereof is prescribed by this Agreement, the Custodian shall examine the same to determine whether it conforms on its face to the requirements hereof.

(o) The Custodian may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or, by or through agents or attorneys, and the Custodian shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. Neither the Custodian nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Collateral Manager, Borrower or any other Person, except by reason of acts or omissions by the Custodian constituting bad faith, willful misfeasance, gross negligence or reckless disregard of the Custodian’s duties hereunder; provided, that it is hereby expressly agreed that any Custodial Delivery Failure hereunder shall constitute gross negligence for purposes of this Section 12.16. The Custodian shall in no event have any liability for the actions or omissions of the Borrower, the Administrative Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Administrative Agent or another Person. The Custodian shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower, the Administrative Agent or another Person in furnishing necessary, timely and accurate information to the Custodian.

Section 12.17 Custodian Compensation. As compensation for its Custodian activities hereunder, the Custodian shall be entitled to its fees and expenses as set forth in the Custodian Fee Letter and indemnity amounts payable by the Borrower to the Custodian (including Indemnified Amounts under Article XVII) under the Transaction Documents (collectively, the “Custodian Fees and Expenses”).

ARTICLE XIII

GRANT OF SECURITY INTEREST

Section 13.1 Borrower’s Grant of Security Interest. As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations (including Advances, Yield and other amounts at any time owing hereunder), the Borrower hereby assigns and pledges to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties, a security interest in and lien upon, all of the Borrower’s personal property, including the Borrower’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Borrower now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Borrower Collateral”):

(a) all Transferred Contracts;

(b) all Contract Collateral;

(c) the Sale Agreement and all other documents now or hereafter in effect to which the Borrower is a party (collectively, the “Borrower Assigned Agreements”), including (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Borrower Assigned Agreements, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Borrower Assigned Agreements, (iii) claims of the Borrower for damages arising out of or for breach of or default under the Borrower Assigned Agreements, and (iv) the right of the Borrower to amend, waive or terminate the Borrower Assigned Agreements, to perform under the Borrower Assigned Agreements and to compel performance and otherwise exercise all remedies and rights under the Borrower Assigned Agreements;

(d) all of the following (the “Account Collateral”):

(i) the Borrower Accounts, the Lockbox Accounts, the Operating Account, all funds held therein, and all certificates and instruments, if any, from time to time representing or evidencing the Borrower Accounts, the Lockbox Accounts, the Operating Account or such funds,

(ii) all investments from time to time of amounts in the Borrower Accounts, the Lockbox Accounts, the Operating Account and all certificates and instruments, if any, from time to time representing or evidencing such investments,

(iii) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Administrative Agent or any Secured Party or any assignee or agent on behalf of the Administrative Agent or any Secured Party in substitution for or in addition to any of the then existing Account Collateral, and

(iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Account Collateral;

(e) all additional property that may from time to time hereafter be granted and pledged by the Borrower or by anyone on its behalf under this Agreement, including the deposit with the Administrative Agent of additional moneys by the Borrower;

(f) all Accounts, all Certificated Securities, all Chattel Paper, all Documents, all Equipment, all Financial Assets, all General Intangibles, all Instruments, all Investment Property, all Inventory, all Securities Accounts, all Security Certificates, all Security Entitlements and all Uncertificated Securities of the Borrower;

(g) each Hedging Agreement including all rights of the Borrower to receive moneys due and to become due thereunder;

(h) all Portfolio Investments;

(i) all Proceeds, accessions, substitutions, rents and profits of any and all of the foregoing Borrower Collateral (including proceeds that constitute property of the types described in paragraphs (a) through (g) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent or a Secured Party or any assignee or agent on behalf of the Administrative Agent or a Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Borrower Collateral.

Section 13.2 Borrower Remains Liable. Notwithstanding anything in this Agreement, (a) except to the extent of the Collateral Manager’s duties under this Agreement, the Borrower shall remain liable under the Transferred Contracts, Borrower Assigned Agreements and other agreements included in the Borrower Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by a Secured Party or the Administrative Agent of any of its rights under this Agreement shall not release the Borrower, TPVG or the Collateral Manager from any of their respective duties or obligations under the Transferred Contracts, Borrower Assigned Agreements or other agreements included in the Borrower Collateral, (c) the Secured Parties and the Administrative Agent shall not have any obligation or liability under the Transferred Contracts, Borrower Assigned Agreements or other agreements included in the Borrower Collateral by reason of this Agreement, and (d) neither the Administrative Agent nor any of the Secured Parties shall be obligated to perform any of the obligations or duties of the Borrower, TPVG or the Collateral Manager under the Transferred Contracts, Borrower Assigned Agreements or other agreements included in the Borrower Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.

Section 13.3 Release of Collateral. Until the Obligations have been paid in full, the Administrative Agent may not release any Lien covering any Borrower Collateral except for (a) Contract Payments for which the related Obligor has paid the amounts owing on the related Contract in full and for which the Administrative Agent has received a Lien on all proceeds of such Contract, (b) Portfolio Investments related to Contracts that have paid in full and have no further obligations outstanding thereunder (upon the occurrence of such conditions, the Lien hereunder covering any such Portfolio Investment shall be automatically released, without any further action by any party hereunder), (c) Repurchased Contracts as provided in Section 7.16 and (d) any Collateral sold or disposed of to the extent permitted pursuant to this Agreement.

Section 13.4 Certain Remedies. (a) The Administrative Agent may, in its discretion (with the consent of the Required Lenders), and shall, at the written direction of the Required Lenders, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate proceedings as the Required Lenders shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in any Transaction Document or in the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Administrative Agent by any Transaction Document or by law.

(b) In case there shall be pending, relative to the Borrower or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Borrower Collateral, proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Borrower, its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Borrower or other obligor upon the Notes, or to the creditors of property of the Borrower or such other obligor, the Administrative Agent irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered but without any obligation, subject to Section 13.5(a), by intervention in such proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and Yield owing and unpaid in respect of the Notes, all other amounts owing to the Lenders and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Administrative Agent (including any claim for reimbursement of all expenses (including the fees and expenses of counsel) and liabilities incurred, and all advances, if any, made, by the Administrative Agent and each predecessor Administrative Agent except as determined to have been caused by its own gross negligence or willful misconduct) and of each of the other Secured Parties allowed in such proceedings;

(ii) unless prohibited by Applicable Law, to vote (with the consent of the Required Lenders) on behalf of the holders of the Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Parties on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Administrative Agent or the Secured Parties allowed in any judicial proceedings relative to the Borrower, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Secured Parties to make payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of payments directly to such Secured Parties, to pay to the Administrative Agent such amounts as shall be sufficient to cover all reasonable expenses and liabilities incurred, and all advances made, by the Administrative Agent and each predecessor Administrative Agent except as determined to have been caused by its own gross negligence or willful misconduct.

(c) Nothing herein contained shall be deemed to authorize the Administrative Agent to authorize or consent to or vote for or accept or adopt on behalf of any Lender or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof or to authorize the Administrative Agent to vote in respect of the claim of any Secured Party in any such proceeding except, pursuant to Section 13.5(b)(ii), to vote for the election of a trustee in bankruptcy or similar person.

(d) All rights of action and of asserting claims under the Transaction Documents, may be enforced by the Administrative Agent without the possession of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Administrative Agent shall be brought in its own name as Administrative Agent and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Administrative Agent each predecessor Administrative Agent and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Notes and other Secured Parties.

(e) In any proceedings brought by the Administrative Agent to enforce the Liens under the Transaction Documents (and also any proceedings involving the interpretation of any provision of any Transaction Document), the Administrative Agent shall be held to represent all of the Secured Parties, and it shall not be necessary to make any Secured Party a party to any such proceedings.

Section 13.5 Limitation on Duty of Administrative Agent in Respect of Collateral. (a) Beyond the exercise of reasonable care in the custody thereof, the Administrative Agent shall have no duty as to any Borrower Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Administrative Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Borrower Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody of the Borrower Collateral in its possession if the Borrower Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Borrower Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Administrative Agent in good faith.

(b) The Administrative Agent shall not be responsible for the existence, genuineness or value of any of the Borrower Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Borrower Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Administrative Agent for the validity or sufficiency of the Borrower Collateral or any agreement or assignment contained therein, for the validity of the title of the Borrower to the Borrower Collateral, for insuring the Borrower Collateral or for the payment of taxes, charges, assessments or Liens upon the Borrower Collateral or otherwise as to the maintenance of the Borrower Collateral.

(c) The Administrative Agent shall have no duty to act outside of the United States in respect of any Borrower Collateral located in any jurisdiction other than the United States.

(d) The Administrative Agent may act through its agents or attorneys and shall not be liable for any misconduct or negligence of any such agents or attorneys appointed with due care by it hereunder.

(e) In no event shall Administrative Agent be liable for special, punitive or consequential damages.

ARTICLE XIV

EVENTS OF DEFAULT

Section 14.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

(a) Default in the payment when due of any principal of any Advance or default in the payment of any other amount payable by the Borrower or TPVG (in any capacity) hereunder, including any Yield on any Advance which default shall continue for two Business Days;

(b) An Insolvency Event shall have occurred and be continuing with respect to any of the Borrower or TPVG;

(c) A Collateral Manager Default shall have occurred;

(d) The Investment Adviser shall cease to serve as investment adviser, and an acceptable replacement (as approved by the Required Lenders) shall not have been appointed within 30 days;

(e) (i) Any Transaction Document or any lien or security interest granted thereunder by the Borrower, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower; or (ii) the Borrower or TPVG or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document; or (iii) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest (except, as to priority, for Permitted Liens) against the Borrower;

(f) The Borrower or TPVG (in any capacity) shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, or any other Transaction Document on its part to be performed or observed and, except in the case of the covenants and agreements contained in Sections 10.6, 10.7, 10.8, 10.9, 10.10 and 10.23, as to each of which no grace period shall apply, any such failure shall remain unremedied for 30 days after knowledge thereof or after written notice thereof shall have been given by the Administrative Agent to the Borrower or TPVG;

(g) Any representation or warranty of the Borrower or TPVG (in any capacity) made or deemed to have been made hereunder or in any other Transaction Document or any other writing or certificate furnished by or on behalf of the Borrower or TPVG (in any capacity) to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any other Transaction Document (including any Compliance Certificate) shall prove to have been false or incorrect in any material respect when made or deemed to have been made; provided that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the “eligibility” of any Contract if such breach is not a willful breach and payment in respect of such Contract is required to be made under Section 7.14, and either the Repurchase Amount of such Contract shall have been paid in full by the Borrower or no repayment is required under Section 7.14 because the Advances outstanding do not exceed the Borrowing Base;

(h) Any court shall render a final judgment against the Borrower or TPVG (i) in an amount in excess of $5,000,000 (or, in the case of the Borrower, $500,000) which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied within 60 days of the making thereof or (ii) for which the Administrative Agent shall not have received evidence satisfactory to it that an insurance provider for the Borrower or TPVG has agreed to satisfy such judgment in full subject to any deductibles not exceeding $5,000,000 (or, in the case of the Borrower, $500,000); or the attachment of any property of the Borrower or TPVG as a result of any such judgment described in this clause (h) which has not been released or provided for to the reasonable satisfaction of the Administrative Agent within 60 days after the making thereof;

(i) A Change of Control shall have occurred;

(j) Either of Jim Labe or Sajal Srivastava cease to be involved in the operations of the Collateral Manager, unless the Collateral Manager shall have within a reasonable period of time obtained a successor of at least comparable background, experience and ability who is reasonably acceptable to the Required Lenders;

(k) Either (i) the Borrower shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act or (ii) TPVG ceases to be a “business development company” within the meaning of the 1940 Act;

(l) As of any date of determination, the rolling three month average Delinquency Ratio is greater than 10.0%;

(m) As of any date of determination, the rolling three month Charged-Off Ratio is greater than 7.5%;

(n) ~~Vastardis Capital Services Holdings LP ceases to be the fund administrator for TPVG and is not replaced within 30 days by a fund administrator or other internal resources acceptable to the Administrative Agent in its reasonable discretion; or~~[Reserved]; or

(o) The aggregate principal amount of all Advances outstanding hereunder exceeds the Borrowing Base and such condition continues unremedied for five Business Days.

Section 14.2 Effect of Event of Default.

(a) Optional Termination. Upon notice by the Administrative Agent that an Event of Default (other than an Event of Default described in Section 14.1(b)) has occurred, no Advances will thereafter be made, and the Required Lenders may declare all outstanding Obligations to be due and payable, whereupon the full unpaid amount of the Obligations which shall be immediately due and payable, without further notice, demand or presentment (all of which are hereby expressly waived by the Borrower) and the Revolving Period shall end and the Maturity Date shall be deemed to have occurred.

(b) Automatic Termination. Upon the occurrence of an Event of Default described in Section 14.1(b), the Revolving Period shall end and the Maturity Date shall be deemed to have occurred automatically, and all outstanding Obligations under this Agreement shall become immediately and automatically due and payable, all without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived by the Borrower).

Section 14.3 Rights Upon Event of Default. If an Event of Default shall have occurred and be continuing, the Required Lenders may direct the Administrative Agent to exercise any of the remedies specified herein in respect of the Borrower Collateral and the Administrative Agent may (with the consent of the Required Lenders) but shall have no obligation, or the Administrative Agent shall, at the written direction of the Required Lenders, also do one or more of the following (subject to Section 13.5):

(a) institute proceedings in its own name and on behalf of the Secured Parties as Administrative Agent for the collection of all amounts then payable on the Notes or hereunder with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Borrower and any other obligor upon the Notes moneys adjudged due;

(b) institute proceedings from time to time for the complete or partial foreclosure upon the Borrower Collateral;

(c) subject to Section 14.3(b), exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the right and remedies of the Administrative Agent and the Secured Parties which rights and remedies shall be cumulative; and

(d) subject to Section 14.3(b), require the Borrower and the Collateral Manager, at the Collateral Manager’s expense, to (1) assemble all or any part of the Borrower Collateral as directed by the Administrative Agent and make the same available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to such parties and (2) without notice except as specified below, sell the Borrower Collateral or any part thereof in one or more parcels at a public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Borrower Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Borrower Collateral (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account and to be applied against all or any part of the outstanding Advances pursuant to Section 4.1 or otherwise in such order as the Administrative Agent shall elect in its sole discretion.

ARTICLE XV

THE AGENTS

Section 15.1 Appointment. Each Lender and each Agent hereby irrevocably designates and appoints DBNY as Administrative Agent hereunder and under the other Transaction Documents, and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Each Lender in each Lender Group hereby irrevocably designates and appoints the Agent for such Lender Group as the agent of such Lender under this Agreement, and each such Lender irrevocably authorizes such Agent, as the agent for such

Lender, to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to such Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor any Agent (the Administrative Agent and each Agent being referred to in this Article as a “Note Agent”) shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Note Agent.

Section 15.2 Delegation of Duties. Each Note Agent may execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Note Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 15.3 Exculpatory Provisions. No Agent (acting in such capacity) nor any of its directors, officers, agents or employees shall be (a) subject to any fiduciary or other implied duties, regardless of whether an Event of Default, Unmatured Event of Default, Collateral Manager Default or Unmatured Collateral Manager Default has occurred and is continuing, (b) liable to any Lender for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 15.2 under or in connection with this Agreement or the other Transaction Documents), or (c) responsible in any manner to any Person (or have any duties to investigate or inquire into) for any recitals, statements, representations or warranties of any Person (other than itself) contained in the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, the Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Transaction Documents or any other document furnished in connection therewith or herewith, or for any failure of any Person (other than itself or its directors, officers, agents or employees) to perform its obligations under any Transaction Document or for the satisfaction of any condition specified in a Transaction Document. Except as otherwise expressly provided in this Agreement, no Note Agent shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, the Transaction Documents, or to inspect the properties, books or records of the Borrower, TPVG or the Collateral Manager.

Section 15.4 Reliance by Agents. Each Note Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to each of the Lenders), Independent Accountants and other experts selected by such Note Agent. Each Note Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of the Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction (i) in the case of the Administrative Agent, by the Lenders or (ii) in the case of an Agent, by the Lenders in its Lender Group, against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Lenders in its Lender Group holding greater than 66-2/3% of the outstanding Advances held by such Lender Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders in such Lender Group.

Section 15.5 Notices. No Note Agent shall be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Event of Default unless such Note Agent has received notice from the Collateral Manager, the Borrower or any Lender, referring to this Agreement and describing such event. In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Agent, and in the event any Agent receives such a notice, it shall promptly give notice thereof to the Lenders in its Lender Group. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed in writing by the Required Lenders, and each Agent shall take such action with respect to such event as shall be reasonably directed by Lenders in its Lender Group holding greater than 66-2/3% of the outstanding Advances held by such Lender Group; provided that unless and until such Note Agent shall have received such directions, such Note Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders or of the Lenders in its Lender Group, as applicable.

Section 15.6 Non-Reliance on Agents. The Lenders expressly acknowledge that neither any Note Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by a Note Agent hereafter taken, including any review of the affairs of the Borrower, TPVG or the Collateral Manager, shall be deemed to constitute any representation or warranty by such Note Agent to any Lender. Each Lender acknowledges and agrees that the Administrative Agent may take actions hereunder in its sole discretion and (i) any such actions by the Administrative Agent will be taken in its sole discretion, without regard to the interests of any other party to this transaction and (ii) the Lenders may suffer losses as a result of such discretionary actions and the Administrative Agent shall not be liable for any such losses. Each Lender represents to each Note Agent that it has, independently and without reliance upon any Note Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, TPVG, the Collateral Manager, and the Loans

and made its own decision to purchase its interest in the Notes hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Note Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, TPVG, the Collateral Manager, and the Contracts. Except as expressly provided herein, no Note Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the Borrower Collateral or the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower, TPVG, the Collateral Manager or the Lenders which may come into the possession of such Note Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

In no event shall the Administrative Agent be liable to any Lender for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Administrative Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Administrative Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

Section 15.7 Indemnification. The Lenders agree to indemnify the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower, the Collateral Manager or TPVG under the Transaction Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Transaction Documents), ratably according to the outstanding amounts of their Advances from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Administrative Agent or the affected Person in connection with any investigative, or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or any other document furnished in connection herewith or therewith.

Section 15.8 Successor Agent. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent, effective upon its acceptance of such appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. Any Agent may resign as Agent upon ten days’ notice to the Lenders in its Lender Group and the

Administrative Agent (with a copy to the Borrower) with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this Section 15.8. If an Agent shall resign as Agent under this Agreement, then Lenders in its Lender Group holding greater than 66-2/3% of the outstanding Advances held by such Lender Group shall appoint a successor agent for such Lender Group. After any retiring Note Agent’s resignation hereunder as Note Agent, the provisions of this Article XV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Note Agent under this Agreement. No resignation of any Note Agent shall become effective until a successor Note Agent shall have assumed the responsibilities and obligations of such Note Agent; provided, however, that in the event a successor Note Agent is not appointed within 60 days after such Note Agent has given notice of its resignation as permitted by this Section 15.8, such Note Agent may petition a court for its removal.

Section 15.9 Agents in their Individual Capacity. Each Note Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, TPVG, the Collateral Manager or the Backup Collateral Manager as though such Note Agent were not an agent hereunder. In addition, the Lenders acknowledge that one or more Persons which are Note Agents may act (i) as administrator, sponsor or agent for one or more Structured Lenders and in such capacity acts and may continue to act on behalf of each such Structured Lender in connection with its business, and (ii) as the agent for certain financial institutions under the liquidity and credit enhancement agreements relating to this Agreement to which any one or more Structured Lenders is party and in various other capacities relating to the business of any such Structured Lender under various agreements. Any such Person, in its capacity as Note Agent, shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as a Note Agent other than as expressly provided in this Agreement. Any Person which is a Note Agent may act as a Note Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.

Section 15.10 The Paying Agent.

(a) The Borrower hereby appoints Deutsche Bank Trust Company Americas as the initial Paying Agent. All payments of amounts due and payable in respect of the Obligations that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.5 shall be made on behalf of the Borrower by the Paying Agent.

(b) The Paying Agent undertakes to perform such duties, and only such duties, as are expressly set forth in this Agreement. No implied covenants or obligations shall be read into this Agreement against the Paying Agent.

(c) The Paying Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the direction or request of (y) the Administrative Agent, the Borrower, the Collateral Manager or any other party authorized to give instructions, or (z) with respect to payments pursuant to Section 8.5, at the direction of the Collateral Manager as set forth in a Compliance Certificate, or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction, which determination is no longer subject to appeal or review.

(d) The Paying Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document. The Paying Agent shall not be charged with knowledge of any Unmatured Event of Default or Event of Default unless an Authorized Officer of the Paying Agent receives written notice specifying that an Unmatured Event of Default or Event of Default has occurred from the Borrower, the Collateral Manager, any Agent or any other Secured Party. The receipt and/or delivery of reports and other information (including, without limitation, any Compliance Certificate) under this Agreement by the Paying Agent containing information relating to events or circumstances which may constitute an Unmatured Event of Default or Event of Default shall not constitute notice or actual or constructive knowledge of an Unmatured Event of Default or Event of Default.

(e) The Borrower agrees to pay to the Paying Agent from time to time such compensation as agreed in writing between the Borrower and the Paying Agent.

(f) The Paying Agent may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel, selected with due care, shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Paying Agent in good faith and in accordance therewith.

(g) The Paying Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, unless it shall have received security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby, and none of the provisions contained in this Agreement shall in any event require the Paying Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Borrower under this Agreement.

(h) The Paying Agent shall not be responsible for the acts or omissions of the Administrative Agent, the Borrower, the Collateral Manager, any Agent, any Lender or any other Person. The Paying Agent does not assume and shall have no responsibility for, and makes no representation as to, monitoring the value of any Collateral.

(i) Any Person into which the Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Paying Agent shall be a party, or any Person succeeding to the business of the Paying Agent, shall be the successor of the Paying Agent under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(j) If the Paying Agent shall at any time (i) be uncertain as to its duties or rights hereunder, (ii) receive instructions from any of the parties authorized to give instructions which, in the reasonable opinion of the Paying Agent, are in conflict with any of the provisions of this Agreement, or (iii) receive conflicting instructions from the Administrative Agent and any other party authorized to give instructions and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, then in each such case, the Paying Agent shall be entitled to rely on the instructions of the Administrative Agent and shall incur no liability for acting in accordance therewith.

(k) If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Paying Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.

(l) The Paying Agent shall incur no liability nor be responsible to the Borrower or any other Person for delays or failures in performance resulting from acts beyond its control that significantly and adversely affect the Paying Agent’s ability to perform with respect to this Agreement. Such acts shall include, but not be limited to, acts of God, strikes, work stoppages, acts of terrorism, civil or military disturbances, nuclear or natural catastrophes, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(m) In no event shall the Paying Agent be liable for any special, indirect, punitive, incidental or consequential loss or damage of any nature whatsoever arising from any act or omission of the Paying Agent, whether or not the possibility of such damage was disclosed to, or could have been reasonably foreseen by, the Paying Agent and regardless of the form of action.

(n) The Paying Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of an Authorized Officer, any Compliance Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(o) In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Paying Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Paying Agent. Accordingly, each of the parties agrees to provide to the Paying Agent upon its request from time to time such identifying information and documentation as may be available to such party in order to enable the Paying Agent to comply with applicable law.

(p) The Paying Agent shall have no obligation to determine whether any conditions precedent to making any Advance have been satisfied and the Paying Agent shall incur no liability for distributing funds received into the Funding Account in accordance with an Advance Notice received by it.

ARTICLE XVI

ASSIGNMENTS

Section 16.1 Restrictions on Assignments. Except as specifically provided herein (with respect to the Collateral Manager and the Backup Collateral Manager), neither the Borrower, the Collateral Manager, TPVG nor the Backup Collateral Manager may assign any of their respective rights or obligations hereunder or any interest herein without the prior written consent of the Required Lenders.

Section 16.2 Documentation. In connection with any permitted assignment, each Lender shall deliver to each assignee an assignment, in such form as such Lender and the related assignee may agree, duly executed by such Lender assigning any such rights, obligations, Advance or Note to the assignee; and such Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in and to the items assigned, and to enable the assignee to exercise or enforce any rights hereunder or under the Notes evidencing such Advance.

Section 16.3 Rights of Assignee. Upon the foreclosure of any assignment of any Advances made for security purposes, or upon any other assignment of any Advance from any Lender pursuant to this Article XVI, the respective assignee receiving such assignment shall have all of the rights of such Lender hereunder with respect to such Advances and all references to the Lenders in Section 4.3 and Section 5.1 shall be deemed to apply to such assignee.

Section 16.4 Notice of Assignment by Lenders. So long as no Unmatured Event of Default, Event of Default, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing, any proposed assignment by a Lender to any other Person ~~(other than an Affiliate of such Lender)~~ that is a commercial bank shall require at least 60 calendar days’ notice to the Borrower and TPVG and shall be subject to the prior written consent of the Borrower and TPVG (in each case, not to be unreasonably withheld, conditioned or delayed), other than any proposed assignment (i) to an Affiliate of such Lender, (ii) to another Lender hereunder or (iii) to any Person if such lender makes a determination that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule). If either of the Borrower or TPVG do not respond within such 60 calendar day period, then such proposed assignment shall be permitted. So long as no Unmatured Event of Default, Event of Default, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing, at no time shall any Lender assign its interests hereunder to any entity (other than an Affiliate of such Lender) that is not a commercial bank, unless otherwise approved by the Borrower and TPVG. At no time shall any assignment by any Lender to an Affiliate of such Lender by subject to the prior consent of the Borrower or TPVG. Each Lender authorizes the related Agent to, and such Agent agrees that it shall, endorse the Notes to reflect any assignments made pursuant to this Article XVI or otherwise. Any assignment by one

Lender to a proposed lender hereunder shall be executed on a joinder agreement substantially in the form of Exhibit M hereto.

Section 16.5 Registration; Registration of Transfer and Exchange. (a) The Administrative Agent shall keep a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Administrative Agent shall provide for the registration of the Notes and of transfer of interests in the Notes. The Administrative Agent is hereby appointed “Note Registrar” for the purpose of registering the Notes and transfers of the Notes as herein provided.

(b) Each Person who has or who acquired an interest in a Note shall be deemed by such acquisition to have agreed to be bound by the provisions of this Section 16.5. A Note may be exchanged (in accordance with Section 16.5(c)) and transferred to the holders (or their agents or nominees) of the Advances and to any assignee (in accordance with Section 16.1) (or its agent or nominee) of all or a portion of the Advances. The Administrative Agent shall not register (or cause to be registered) the transfer of such Note, unless the proposed transferee shall have delivered to the Administrative Agent either (x) evidence satisfactory to it that the transfer of such Note is exempt from registration or qualification under the Securities Act of 1933, as amended, and all applicable state securities laws and that the transfer does not constitute a non-exempt “prohibited transaction” under ERISA or (y) an express agreement by the proposed transferee to be bound by and to abide by the provisions of this Section 16.5 and the restrictions noted on the face of such Note.

(c) At the option of the holder thereof, a Note may be exchanged for one or more new Notes of any authorized denominations and of a like class and aggregate principal amount at an office or agency of the Borrower. Whenever any Note is so surrendered for exchange, the Borrower shall execute and deliver (through the Administrative Agent) the new Note which the holder making the exchange is entitled to receive.

(d) Upon surrender for registration of transfer of any Note at an office or agency of the Borrower, the Borrower shall execute and deliver (through the Administrative Agent), in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like class and aggregate principal amount.

(e) All Notes issued upon any registration of transfer or exchange of any Note in accordance with the provisions of this Agreement shall be the valid obligations of the Borrower, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Note(s) surrendered upon such registration of transfer or exchange.

(f) Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Borrower or the Administrative Agent) be fully endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar, duly executed by the holder thereof or his attorney duly authorized in writing.

(g) No service charge shall be made for any registration of transfer or exchange of a Note, but the Borrower may require payment from the transferee holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of exchange of a Note, other than exchanges pursuant to this Section 16.5.

(h) The holders of the Notes shall be bound by the terms and conditions of this Agreement.

Section 16.6 Mutilated, Destroyed, Lost and Stolen Notes. (a) If any mutilated Note is surrendered to the Administrative Agent the Borrower shall execute and deliver (through the Administrative Agent) in exchange therefor a new Note of like class and tenor and principal amount and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Borrower and the Administrative Agent prior to the payment of the Notes (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Borrower or the Administrative Agent that such Note has been acquired by a bona fide Lender, the Borrower shall execute and deliver (through the Administrative Agent), in lieu of any such destroyed, lost or stolen Note, a new Note of like class, tenor and principal amount and bearing a number not contemporaneously outstanding.

(c) Upon the issuance of any new Note under this Section 16.6, the Borrower may require the payment from the transferor holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

(d) Every new Note issued pursuant to this Section 16.6 and in accordance with the provisions of this Agreement, in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Borrower, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

(e) The provisions of this Section 16.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Note.

Section 16.7 Persons Deemed Owners. The Borrower, the Collateral Manager, TPVG, the Agents, the Administrative Agent and any agent for any of the foregoing may treat the holder of any Note as the owner of such Note for all purposes whatsoever, whether or not such Note may be overdue, and none of Borrower, the Collateral Manager, TPVG, the Agents, the Administrative Agent and any such agent shall be affected by notice to the contrary.

Section 16.8 Cancellation. All Notes surrendered for payment or registration of transfer or exchange shall be promptly canceled. The Borrower shall promptly cancel and deliver to the Administrative Agent any Notes previously authenticated and delivered hereunder which the Borrower may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Borrower. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 16.8, except as expressly permitted by this Agreement.

Section 16.9 Participations; Pledge. (a) At any time and from time to time, each Lender may, in accordance with Applicable Law, at any time grant participations in all or a portion of its Note and/or its interest in the Advances and other payments due to it under this Agreement to any Person (each, a “Participant”). Each Lender hereby acknowledges and agrees that (A) any such participation will not alter or affect such Lender’s direct obligations hereunder, and (B) neither the Borrower, TPVG, the Administrative Agent, any other Lender, any Agent nor the Collateral Manager shall have any obligation to have any communication or relationship with any Participant. Each Participant shall comply with the provisions of Section 4.3(e) and shall be entitled to the benefits of Sections 4.3 and 5.1, but shall not be entitled to receive any greater payment under Sections 4.3 or 5.1 than the Lender which granted such participation interest to such Participant would be entitled to receive had such Lender not granted such interest to such Participant. So long as no Unmatured Event of Default, Event of Default, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing, any proposed Participation shall be subject to the prior written consent of the Borrower and TPVG, which such consent shall not be unreasonably withheld, delayed or conditioned.

(b) Notwithstanding anything in Section 16.9(a) to the contrary, each Lender may pledge its interest in the Advances and the Notes to any Federal Reserve Bank as collateral in accordance with Applicable Law without the prior written consent of any Person.

ARTICLE XVII

INDEMNIFICATION

Section 17.1 Borrower Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Borrower agrees to indemnify on an after-tax basis the Administrative Agent, the Lenders, the Agents, the Backup Collateral Manager, the Paying Agent and the Custodian and each of their Affiliates, and each of their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby or the use of proceeds therefrom by the Borrower, including in respect of the funding of any Advance or in respect of any Transferred Contract, excluding, however, (a) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of any Indemnified Party or its agent or subcontractor or (b) any Excluded Taxes. Without limiting the foregoing, but subject to the exclusions above, the Borrower agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

(i) the breach of any representation or warranty made by the Borrower (or any of its officers) under or in connection with this Agreement or the other Transaction Documents, any Compliance Certificate or any other information, report or certificate delivered by the Borrower pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

(ii) any claim arising out of the failure by the Borrower to comply in any material way with any Applicable Law with respect to any Transferred Contract, or the nonconformity of any Transferred Contract with any such Applicable Law;

(iii) any claim involving products liability that arises out of or relates to merchandise or services that are the subject of any Transferred Contract or strict liability claim in connection with any Transferred Contract;

(iv) any tax or governmental fee or charge (but not including Excluded Taxes), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the making, maintenance or funding, directly or indirectly, of any Advance, or any other interest in the Borrower Collateral;

(v) negligence, misfeasance or bad faith of the Borrower in the performance of its duties under the Transaction Documents (including any violation of law);

(vi) the commingling of the proceeds of Borrower Collateral at any time with other funds;

(vii) the failure to vest in the Administrative Agent a security interest (as defined in the UCC) in the Borrower Collateral, free and clear of any Adverse Claim;

(viii) the failure to vest in the Borrower all right, title and interest in the Contract Payments, Contracts and Related Security purchased by the Borrower from the Equityholder pursuant to the Sale Agreement, free and clear of any Adverse Claim;

(ix) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or other similar statutory relief applicable to an Obligor) of the Obligor to the payment of any Contract Payment (including a defense based on such Contract Payment or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim related to such Contract Payment;

(x) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Transferred Contract to the extent contemplated by this Agreement;

(xi) any action or omission by the Borrower reducing or impairing the rights of the Secured Parties with respect to any Contract Payments or the value of any Contract Payments, except in accordance with the Credit and Collection Policy and as permitted by this Agreement;

(xii) any failure of the Borrower to give reasonably equivalent value to TPVG in consideration of the sale by TPVG to the Borrower of any Contract Payments or Contracts, or any attempt by any Person to void any such sale under statutory provisions or common law or equitable action, including any provision of the Bankruptcy Code; or

(xiii) any investigation, litigation or proceeding related to or arising from this Agreement, the transactions contemplated hereby, the use of the proceeds of the Advances, the ownership of any Contract Payment or Contract or any other investigation, litigation or proceeding relating thereto in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby.

Indemnification under this Section 17.1 shall survive the termination of this Agreement and the resignation or removal of any Indemnified Party and shall include reasonable fees and expenses of counsel and expenses of litigation.

Section 17.2 Collateral Manager Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Collateral Manager agrees to indemnify the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts arising out of or relating to any Transaction Document or the transactions contemplated thereby occurring prior to the effective date of the removal of the Collateral Manager, excluding, however, (a) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of any Indemnified Party or its agent or subcontractor, (b) except as otherwise specifically provided herein, non-payment by any Obligor of an amount due and payable with respect to a Transferred Contract, (c) any loss in value of any Permitted Investment due to changes in market conditions or for other reasons beyond the control of the Borrower, TPVG or the Collateral Manager or (d) any Excluded Taxes. Without limiting the foregoing, but subject to the exclusions (a) through (d) above, the Collateral Manager agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

(i) the breach of any representation or warranty made by the Collateral Manager (or any of its officers) under or in connection with this Agreement or the other Transaction Documents, any Compliance Certificate or any other information, report or certificate delivered by the Collateral Manager pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

(ii) any claim arising out of the failure by the Collateral Manager to comply in any material way with any Applicable Law with respect to any Transferred Contract, or the nonconformity of any Transferred Contract with any such Applicable Law;

(iii) any claim arising out of any failure of the Collateral Manager to perform its duties or obligations in accordance with the provisions of Article VII or any provision contained in any Transaction Document;

(iv) any action or omission by the Collateral Manager reducing or impairing the rights of the Secured Parties with respect to any Contract Payments or the value of any Contract Payments, except in accordance with the Credit and Collection Policy and as permitted by this Agreement;

(v) negligence, misfeasance or bad faith of the Collateral Manager in the performance of its duties under the Transaction Documents (including any violation of law); or

(vi) the commingling by the Collateral Manager of the proceeds of Borrower Collateral at any time with other funds.

Indemnification under this Section 17.2 shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation.

Section 17.3 Contribution. If for any reason (other than the exclusions set forth in the first paragraph of Section 17.1 or the first paragraph of Section 17.2) the indemnification provided above in Section 17.1 or Section 17.2 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower or the Collateral Manager, as the case may be, agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Borrower and its Affiliates or the Collateral Manager and its Affiliates, as the case may be, on the other hand, but also the relative fault of such Indemnified Party, on the one hand, and the Borrower and its Affiliates or the Collateral Manager and its Affiliates, as the case may be, on the other hand, as well as any other relevant equitable considerations.

ARTICLE XVIII

MISCELLANEOUS

Section 18.1 No Waiver; Remedies. No failure on the part of any Lender, any Agent, the Administrative Agent, any Indemnified Party or any Affected Person to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Lender and Participant is hereby authorized by the Borrower and TPVG during the existence of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower or TPVG (as the case may be) to the amounts owed by the Borrower or TPVG, respectively, under this Agreement, to the Administrative Agent, the Agents, any Affected Person, any Indemnified Party or any Lender or their respective successors and assigns.

Section 18.2 Amendments, Waivers. This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 18.2. With the written consent of the Required Lenders, the Agents, the Borrower, the Collateral Manager, TPVG, the Administrative Agent, the Paying Agent, the Backup Collateral Manager and the Custodian may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, however, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any payment with respect to an Advance or reduce the rate or extend the time of payment of Yield thereon, or reduce or alter the timing of any other amount payable to any Lender hereunder, in each case without the consent of each Lender affected thereby or (ii) (A) amend, modify or waive the definitions of “Borrowing Base,” “Advance Rate” or “Excess Concentration Amount” or any definition used therein which would have the effect of modifying the meaning or operation of such provisions, change the amount of the Administrative Agent Fee or any provision of this Section 18.2 or Section 18.11, or (B) reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all Lenders; provided, further, that the signature of the Borrower and TPVG shall not be required for the effectiveness of any amendment which modifies the representations, warranties, covenants or responsibilities of the Collateral Manager at any time when the Collateral Manager is not TPVG or any Affiliate of TPVG or a successor Collateral Manager is designated by the Administrative Agent pursuant to Section 7.1; provided, further, that the signature of the Paying Agent, the Backup Collateral Manager or the Custodian (respectively) shall not be required for the effectiveness of any amendment that does not affect the rights or obligations of the Paying Agent, the Backup Collateral Manager or the Custodian (respectively). Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement. During the time that any Lender hereunder is a Conduit Lender, the Administrative Agent will provide notice and a copy of any amendment to any of (A) this Agreement or (B) the Sale Agreement to Standard & Poor’s upon the request of such Conduit Lender.

Section 18.3 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on Annex I hereto or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2, shall not be effective until received.

Section 18.4 Costs, Expenses and Taxes. In addition to the rights of indemnification granted under Section 17.1, the Borrower or TPVG on behalf of the Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, syndication and administration of this Agreement, any Structured Lender Liquidity Arrangement or other liquidity support facility and the other documents and agreements to be delivered hereunder or with respect hereto, and, subject to any cap on such costs and expenses agreed upon in a separate letter agreement among the Borrower, TPVG and the Administrative Agent and the Borrower or TPVG on behalf of the Borrower further agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with any amendments, waivers or consents executed in connection with this Agreement and any Structured Lender Liquidity Arrangement or other liquidity support facility, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and remedies under this Agreement and any Structured Lender Liquidity Arrangement or other liquidity support facility, and to pay all costs and expenses, if any (including reasonable counsel fees and expenses), of the Administrative Agent, the Agents, the Lenders and their respective Affiliates, in connection with the enforcement against TPVG or the Borrower of this Agreement or any of the other Transaction Documents and the other documents and agreements to be delivered hereunder or with respect hereto; provided that in the case of reimbursement of counsel for the Agents, and the Lenders other than the Administrative Agent, such reimbursement shall be limited to one counsel for all such Agents and Lenders.

Section 18.5 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders, the Agents, the Administrative Agent, the Paying Agent, the Backup Collateral Manager, the Collateral Manager, TPVG and their respective successors and assigns, and the provisions of Section 4.3, Article V and Article XVII shall inure to the benefit of the Affected Persons and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XVI. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time when all Obligations have been finally and fully paid in cash and performed. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article IX and the indemnification and payment provisions of Article V. Article XVII and the provisions of Section 18.10, Section 18.11 and Section 18.12 shall be continuing and shall survive any termination of this Agreement and any termination of TPVG’s rights to act as Collateral Manager hereunder or under any other Transaction Document.

Section 18.6 Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

Section 18.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 18.8 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 18.9 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement.

Section 18.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF TPVG, THE BORROWER, THE COLLATERAL MANAGER, THE ADMINISTRATIVE AGENT, THE AGENTS, THE PAYING AGENT, THE LENDERS OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

Section 18.11 No Proceedings. (a) Each of the Borrower, TPVG, the Collateral Manager, the Backup Collateral Manager, the Administrative Agent, the Paying Agent, each Agent and each Lender hereby agrees that it will not institute against any Lender which is a Structured Lender, or join any other Person in instituting against such Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any commercial paper or other senior indebtedness issued by such Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.

(b) Each of TPVG, the Collateral Manager, the Backup Collateral Manager, each Agent, each Lender, the Paying Agent and the Administrative Agent hereby agrees that it will not institute against the Borrower, or join any other Person in instituting against the Borrower, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any Advances or other amounts due from the Borrower hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Advances or other amounts shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.

(c) The provisions of this Section 18.11 shall survive the termination of this Agreement. The provisions of this Section 18.11 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of Section 18.11 and the Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws.

Section 18.12 Limited Recourse to the Lenders. No recourse under any obligation, covenant or agreement of a Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of its Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of each Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of a Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by a Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

Section 18.13 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 18.14 Confidentiality. The Administrative Agent and each Lender, severally and with respect to itself only, covenants and agrees that any information about the Borrower or its Affiliates or the Obligors, the Contract Payments, the Related Security or otherwise obtained by the Administrative Agent or such Lender pursuant to this Agreement shall be held in confidence (it being understood that documents provided to the Administrative Agent hereunder may in all cases be distributed by the Administrative Agent to the Lenders) except that the Administrative Agent or such Lender may disclose such information (i) to its affiliates, officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives (it being understood that the Persons to whom such disclosure is made pursuant to this clause (i) will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Administrative Agent or such Lender, (iii) to the extent such information was available to the Administrative Agent or such Lender on a non-confidential basis prior to its disclosure to the Administrative Agent or such Lender hereunder, (iv) with the written consent of TPVG, (v) subject to an agreement containing provisions substantially similar to those in this Section, to the extent permitted by Article XVI, (vi) to the extent the Administrative Agent or such Lender should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Official Body to disclose such information, (vii) for the purposes of establishing a “due diligence” defense, (viii) in the case of any Lender that is a Structured Lender, to rating agencies, placement agents and providers of liquidity and credit support who agree to hold such information in confidence or (ix) at any time which is 18 months after the termination of this Agreement; provided that in the case of clause (vi) above, the Administrative Agent or such Lender, as applicable, will use all reasonable efforts to maintain confidentiality and, in the case of clause (vi)(A) above, will (unless otherwise prohibited by law) notify TPVG of its intention to make any such disclosure prior to making any such disclosure.

Section 18.15 Replacement of Lenders. At any time there is more than one Lender, the Borrower shall be permitted to replace any Lender~~,~~ (except (i) the Administrative Agent or (ii) any Lender which is administered by the Administrative Agent or an Affiliate of the Administrative Agent~~, that~~) if any such Lender (a) requests reimbursement, payment or compensation for any amounts owing for Increased Costs or Taxes or for indemnification pursuant to Section 17.1(iv) or (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts for Increased Costs or Taxes or for indemnification pursuant to Section 17.1(iv), unless such Lender designates a different lending office before such change in law becomes effective and such alternate lending office obviates the need for the Borrower to make payments of additional amounts for Increased Costs or Taxes or for indemnification pursuant to Section 17.1(iv) or (c) has not consented to any proposed amendment, supplement, modification, consent or waiver, each pursuant to Section ~~18.2 or (d) defaults in its obligation to make Advances hereunder~~18.2, or to a request to extend the Scheduled Revolving Period Termination Date or (d) is a Defaulting Lender or (e) has declined or rejected, or the Agent for such Lender declines or rejects, an Extension Request with respect to the Revolving Period pursuant to Section 2.7; provided that (i) nothing herein shall relieve a Lender from any liability it might have to the Borrower or to the other Lenders for its failure to make any Advance, (ii) prior to any such replacement, such Lender shall have taken no action under Section 5.1 so as to fully eliminate the continued need for payment of amounts owing pursuant to Section 5.1, if applicable, (iii) the replacement financial institution shall purchase, at par, all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 16.5, (vi) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) for Increased Costs or Taxes, as the case may be and (vii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

Section 18.16 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Section 18.17

Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i ) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[signature pages begin on next page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

TPVG VARIABLE FUNDING COMPANY LLC, as Borrower

By:
Name:
Title:

TRIPLEPOINT VENTURE GROWTH BDC CORP., individually, as Collateral Manager and as Equityholder

By:
Name:
Title:

Signature Page to Receivables Financing Agreement

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

PORTFOLIO FINANCIAL SERVICING COMPANY,
as Backup Collateral Manager
By:
Name: John Enyart
Title: President

Signature Page to Receivables Financing Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Receivables Financing Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent and Syndication Agent

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Receivables Financing Agreement

GEMINI SECURITIZATION CORP., LLC, as Conduit Lender and as Uncommitted Lender

By:
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as Committed Lender and Agent

By:
Name:
Title:

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as Committed Lender and Agent

By:
Name:
Title:

Signature Page to Receivables Financing Agreement

EVERBANK COMMERCIAL FINANCE, INC., as Committed Lender and Agent

By:
Name:
Title:

~~ALOSTAR~~MUFG UNION BANK ~~OF COMMERCE~~, N.A., as Committed Lender and Agent

By:
Name:
Title: